--------------------------------------------------------------------------------


                                CREDIT AGREEMENT

                          DATED AS OF NOVEMBER 28, 2000

                                      AMONG

                                MYR GROUP, INC.,

                                  THE LENDERS,

                                  BANK ONE, NA,
                      AS ADMINISTRATIVE AGENT AND LC ISSUER

                                       AND

                         BANC ONE CAPITAL MARKETS, INC.
                      AS LEAD ARRANGER AND SOLE BOOK RUNNER


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


                                Table of Contents

                                                                            Page


ARTICLE I DEFINITIONS                                                        2

ARTICLE II THE CREDITS                                                      14
2.1   Commitment                                                            14
2.2   Required Payments; Termination                                        14
2.3   Ratable Loans                                                         14
2.4   Types of Loans                                                        14
2.5   Commitment Fee; Reductions in Aggregate Commitment                    14
2.6   Minimum Amount of Each Advance                                        15
2.7   Optional Principal Payments                                           15
2.8   Method of Selecting Types and Interest Periods
      for New Advances                                                      15
2.9   Conversion and Continuation of Outstanding Advances                   15
2.10  Changes in Interest Rate, etc.                                        16
2.11  Rates Applicable After Default                                        16
2.12  Method of Payment                                                     17
2.13  Noteless Agreement; Evidence of Indebtedness                          17
2.14  Telephonic Notices                                                    18
2.15  Interest Payment Dates; Interest and Fee Basis                        18
2.16  Notification of Advances, Interest Rates, Prepayments
      and Commitment Reductions                                             19
2.17  Lending Installations                                                 19
2.18  Non-Receipt of Funds by the Agent                                     19
2.19  Facility LCs                                                          20
    2.19.1  Issuance                                                        20
    2.19.2  Participations                                                  20
    2.19.3  Notice                                                          20
    2.19.4  Fees                                                            21
    2.19.5  Administration; Reimbursement by Lenders                        21
    2.19.6  Reimbursement by Borrower                                       21
    2.19.7  Obligations Absolute                                            22
    2.19.8  Actions of LC Issuer                                            23
    2.19.9  Indemnification                                                 23
    2.19.10 Lenders' Indemnification                                        24
    2.19.11 Facility LC Collateral Account                                  24
    2.19.12 Rights as a Lender                                              25

ARTICLE III YIELD PROTECTION; TAXES                                         25
3.1   Yield Protection                                                      25
3.2   Changes in Capital Adequacy Regulations                               26
3.3   Availability of Types of Advances                                     26
3.4   Funding Indemnification                                               27
3.5   Taxes                                                                 27
3.6   Lender Statements; Survival of Indemnity                              29

ARTICLE IV CONDITIONS PRECEDENT                                             29
4.1   Initial Credit Extension                                              29
4.2   Each Advance                                                          31

ARTICLE V REPRESENTATIONS AND WARRANTIES                                    31
5.1   Existence and Standing                                                31
5.2   Authorization and Validity                                            31
5.3   No Conflict; Government Consent                                       31
5.4   Financial Statements                                                  32
5.5   Material Adverse Change                                               32
5.6   Taxes                                                                 32
5.7   Litigation and Contingent Obligations                                 33
5.8   Subsidiaries                                                          33
5.9   ERISA                                                                 33
5.10  Accuracy of Information                                               33
5.11  Regulation U                                                          33
5.12  Material Agreements                                                   33
5.13  Compliance With Laws                                                  34
5.14  Ownership of Properties                                               34
5.15  Plan Assets; Prohibited Transactions                                  34
5.16  Environmental Matters                                                 34
5.17  Investment Company Act                                                34
5.18  Insurance                                                             34

ARTICLE VI COVENANTS                                                        35
6.1   Financial Reporting                                                   35
6.2   Use of Proceeds                                                       36
6.3   Notice of Default                                                     36
6.4   Conduct of Business                                                   36
6.5   Taxes                                                                 37
6.6   Insurance                                                             37
6.7   Compliance with Laws                                                  37
6.8   Maintenance of Properties                                             37
6.9   Inspection                                                            37
6.10  Indebtedness                                                          37
6.11  Merger                                                                38
6.12  Sale of Assets                                                        38
6.13  Investments and Acquisitions                                          38
6.14  Liens                                                                 39
6.15  Affiliates                                                            40
6.16  Financial Covenants                                                   40
    6.16.1    Consolidated Tangible Net Worth to Consolidated
              Indebtedness Ratio                                            40
    6.16.2    Minimum Net Worth                                             40
6.17  Subsidiary Dividends                                                  40

ARTICLE VII DEFAULTS                                                        40
7.1   Any representation or warranty                                        40
7.2   Nonpayment of principal                                               40
7.3   The breach by the Borrower                                            41
7.4   The breach by the Borrower or GPU                                     41
7.5   Failure of the Borrower                                               41
7.6   The Borrower, any of its Subsidiaries                                 41
7.7   Without the application                                               42
7.8   The Borrower, any of its Subsidiaries                                 42
7.9   The Unfunded Liabilities                                              42
7.10  The Borrower or any other member                                      42
7.11  The Borrower or any other member                                      42
7.12  Any Change in Control shall occur                                     42
7.13  Nonpayment by the Borrower                                            42
7.14  After its delivery                                                    42

ARTICLE VIII ACCELERATION, WAIVERS, AMENDMENTS AND REMEDIES                 43
8.1     Acceleration; Facility LC Collateral Account                        43
8.2     Amendments                                                          44
8.3     Preservation of Rights                                              45


ARTICLE IX GENERAL PROVISIONS                                               45
9.1     Survival of Representations                                         45
9.2     Governmental Regulation                                             45
9.3     Headings                                                            45
9.4     Entire Agreement                                                    45
9.5     Several Obligations; Benefits of this Agreement                     45
9.6     Expenses; Indemnification                                           46
9.7     Numbers of Documents                                                46
9.8     Accounting                                                          46
9.9     Severability of Provisions                                          47
9.10    Nonliability of Lenders                                             47
9.11    Confidentiality                                                     47
9.12    Nonreliance                                                         47
9.13    Disclosure                                                          48

ARTICLE X THE AGENT                                                         48
10.1    Appointment; Nature of Relationship                                 48
10.2    Powers                                                              48
10.3    General Immunity                                                    48
10.4    No Responsibility for Loans, Recitals, etc.                         48
10.5    Action on Instructions of Lenders                                   49
10.6    Employment of Agents and Counsel                                    49
10.7    Reliance on Documents; Counsel                                      49
10.8    Agent's Reimbursement and Indemnification                           50
10.9    Notice of Default                                                   50
10.10   Rights as a Lender                                                  50
10.11 Lender Credit Decision                                                51
10.12 Successor Agent                                                       51
10.13 Agent and Arranger Fees                                               51
10.14 Delegation to Affiliates                                              52
10.15 Execution of Collateral Documents                                     52

ARTICLE XI SETOFF; RATABLE PAYMENTS                                         52
11.1  Setoff                                                                52
11.2  Ratable Payments                                                      52

ARTICLE XII BENEFIT OF AGREEMENT; ASSIGNMENTS; PARTICIPATIONS               53
12.1  Successors and Assigns                                                53
    12.1.1    Permitted Participants; Effect                                53
    12.1.2    Voting Rights                                                 54
    12.1.3    Benefit of Setoff                                             54
12.2  Assignments                                                           54
    12.2.1    Permitted Assignments                                         54
    12.2.2    Effect; Effective Date                                        55
12.3  Dissemination of Information                                          55
12.4  Tax Treatment                                                         55

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ARTICLE XIII NOTICES                                                        55
                                 13.1 Notices 55
13.2  Change of Address                                                     56

ARTICLE XIV COUNTERPARTS                                                    56

ARTICLE XV CHOICE OF LAW; CONSENT TO JURISDICTION; WAIVER
   OF JURY TRIAL                                                            56
15.1  CHOICE OF LAW                                                         56
15.2  CONSENT TO JURISDICTION                                               56
15.3  WAIVER OF JURY TRIAL                                                  57

PRICING SCHEDULE

EXHIBIT A.  FORM OF BORROWER'S COUNSEL OPINION
EXHIBIT B.  COMPLIANCE CERTIFICATE
EXHIBIT C.  ASSIGNMENT AGREEMENT
EXHIBIT D.  LOAN/CREDIT RELATED MONEY TRANSFER INSTRUCTION
EXHIBIT E.  NOTE
EXHIBIT F.  FORM OF OPINION OF GPU COUNSEL
EXHIBIT G.  FORM OF SUPPORT AGREEMENT
EXHIBIT H.  FORM OF GPU GUARANTY

SCHEDULE 1.  SUBSIDIARIES AND OTHER INVESTMENTS
SCHEDULE 2.  INDEBTEDNESS AND LIENS

                                CREDIT AGREEMENT


            This Agreement, dated as of November 28, 2000, is among MYR Group, Inc., a Delaware corporation, the Lenders and Bank One, NA, a national banking association having its principal office in Chicago, Illinois, as Administrative Agent and LC Issuer. The parties hereto agree as follows:

            WHEREAS, the Lenders have agreed to make available to the Borrower a revolving credit facility upon the terms and conditions set forth in this Agreement; and

            WHEREAS, GPU, Inc. has agreed to deliver a support agreement in respect of this facility and may, at its option, substitute a guaranty for such support agreement;

            NOW,   THEREFORE,   in  consideration  of  the  mutual   agreements,
provisions and covenants contained herein, the parties agree as follows:

                                    ARTICLE I

                                   DEFINITIONS
                                   -----------

            As used in this Agreement:

            "Acquisition" means any transaction, or any series of related transactions, consummated on or after the date of this Agreement, by which the Borrower or any of its Subsidiaries (i) acquires any going business or all or substantially all of the assets of any firm, corporation or limited liability company, or division thereof, whether through purchase of assets, merger or otherwise or (ii) directly or indirectly acquires (in one transaction or as the most recent transaction in a series of transactions) at least a majority (in number of votes) of the securities of a corporation which have ordinary voting power for the election of directors (other than securities having such power only by reason of the happening of a contingency) or a majority (by percentage or voting power) of the outstanding ownership interests of a partnership or limited liability company.

            "Administrative Agent" means the Agent.

            "Advance" means a borrowing hereunder, (i) made by the Lenders on the same Borrowing Date, or (ii) converted or continued by the Lenders on the same date of conversion or continuation, consisting, in either case, of the aggregate amount of the several Loans of the same Type and, in the case of Eurodollar Loans, for the same Interest Period.

            "Affiliate" of any Person means any other Person directly or indirectly controlling, controlled by or under common control with such Person. A Person shall be deemed to control another Person if the controlling Person owns 10% or more of any class of voting securities (or other ownership interests) of the controlled Person or possesses, directly or indirectly, the power to direct or cause the direction of the management or policies of the controlled Person, whether through ownership of stock, by contract or otherwise.

            "Agent" means Bank One in its capacity as contractual representative of the Lenders pursuant to Article X, and not in its individual capacity as a Lender, and any successor Agent appointed pursuant to Article X.

            "Aggregate Commitment" means the aggregate of the Commitments of all the Lenders, as reduced from time to time pursuant to the terms hereof.

            "Aggregate Outstanding Credit Exposure" means, at any time, the aggregate of the Outstanding Credit Exposure of all the Lenders.

            "Agreement" means this credit agreement, as it may be amended or modified and in effect from time to time.

            "Agreement Accounting Principles" means generally accepted accounting principles as in effect from time to time, applied in a manner consistent with that used in preparing the financial statements referred to in
Section 5.4.

            "Alternate Base Rate" means, for any day, a rate of interest per annum equal to the higher of (i) the Prime Rate for such day and (ii) the sum of the Federal Funds Effective Rate for such day plus 1/2% per annum.

            "Applicable Fee Rate" means, at any time, the percentage rate per annum at which Commitment Fees are accruing on the unused portion of the Aggregate Commitment at such time as set forth in the Pricing Schedule plus, after the Non Guaranty Date, 0.025% per annum.

            "Applicable Margin" means, with respect to Advances of any Type at any time, the percentage rate per annum which is applicable at such time with respect to Advances of such Type as set forth in the Pricing Schedule plus, after the Non Guaranty Date, 0.10% per annum.

            "Arranger" means Banc One Capital Markets, Inc., a Delaware corporation, and its successors, in its capacity as Lead Arranger and Sole Book Runner.

            "Article" means an article of this Agreement unless another document is specifically referenced.

            "Authorized Officer" means any of the President, Senior Vice President or Controller of the Borrower, acting singly.

            "Available Aggregate Commitment" means, at any time, the Aggregate Commitment then in effect minus the Aggregate Outstanding Credit Exposure at such time.

            "Bank One" means Bank One, NA, a national banking association having its principal office in Chicago, Illinois, in its individual capacity, and its successors.

            "Borrower" means MYR Group, Inc., a Delaware corporation, and its successors and assigns.

            "Borrowing Date" means a date on which an Advance is made hereunder.

            "Borrowing Notice" is defined in Section 2.8.

            "Business Day" means (i) with respect to any borrowing, payment or rate selection of Eurodollar Advances, a day (other than a Saturday or Sunday) on which banks generally are open in Chicago and New York for the conduct of substantially all of their commercial lending activities, interbank wire transfers can be made on the Fedwire system and dealings in United States dollars are carried on in the London interbank market and (ii) for all other purposes, a day (other than a Saturday or Sunday) on which banks generally are open in Chicago for the conduct of substantially all of their commercial lending activities and interbank wire transfers can be made on the Fedwire system.

            "Capitalized Lease" of a Person means any lease of Property by such Person as lessee which would be capitalized on a balance sheet of such Person prepared in accordance with Agreement Accounting Principles.

            "Capitalized Lease Obligations" of a Person means the amount of the obligations of such Person under Capitalized Leases which would be shown as a liability on a balance sheet of such Person prepared in accordance with Agreement Accounting Principles.

            "Cash Equivalent Investments" means (i) short-term obligations of, or fully guaranteed by, the United States of America, (ii) commercial paper rated A-1 or better by S&P or P-1 or better by Moody's, (iii) demand deposit accounts maintained in the ordinary course of business, and (iv) certificates of deposit issued by and time deposits with commercial banks (whether domestic or foreign) having capital and surplus in excess of $100,000,000; provided in each case that the same provides for payment of both principal and interest (and not principal alone or interest alone) and is not subject to any contingency regarding the payment of principal or interest.

            "Change  in  Control"  means  (i)  the   acquisition,   directly  or
indirectly, by any Person, or two or more Persons acting in concert, of beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934) of 20% or more of the outstanding shares of voting stock of GPU; provided, that the neither ownership of voting stock of GPU by First Energy Corp. nor the merger of GPU with and into First Energy Corp. shall constitute or give rise to a Change of Control; or (ii) GPU or

First Energy Corp. shall cease to own, free and clear of all Liens or other encumbrances, all the outstanding shares of voting stock of the Borrower on a fully diluted basis.

            "Code" means the Internal Revenue Code of 1986, as amended, reformed or otherwise modified from time to time.

            "Collateral Shortfall Amount" is defined in Section 8.1.

            "Commitment" means, for each Lender, the obligation of such Lender to make Loans, and participate in Facility LCs issued upon the application of, the Borrower in an aggregate amount not exceeding the amount set forth opposite its signature below, as it may be modified as a result of any assignment that has become effective pursuant to Section 12.3.2 or as otherwise modified from time to time pursuant to the terms hereof.

            "Consolidated Indebtedness" means at any time the Indebtedness of the Borrower and its Subsidiaries calculated on a consolidated basis as of such time.

            "Consolidated Tangible Net Worth" means at any time the consolidated stockholders' equity of the Borrower and its Subsidiaries minus intangible assets, calculated on a consolidated basis as of such time.

            "Contingent Obligation" of a Person means any agreement, undertaking or arrangement by which such Person assumes, guarantees, endorses, contingently agrees to purchase or provide funds for the payment of, or otherwise becomes or is contingently liable upon, the obligation or liability of any other Person, or agrees to maintain the net worth or working capital or other financial condition of any other Person, or otherwise assures any creditor of such other Person against loss, including, without limitation, any comfort letter, operating agreement, take-or-pay contract or the obligations of any such Person as general partner of a partnership with respect to the liabilities of the partnership.

            "Controlled Group" means all members of a controlled group of corporations or other business entities and all trades or businesses (whether or not incorporated) under common control which, together with the Borrower or any of its Subsidiaries, are treated as a single employer under Section 414 of the Code.

      "Conversion/Continuation Notice" is defined in Section 2.9.

            "Credit Extension" means the making of a Loan or the issuance of a Facility LC hereunder.

            "Credit Extension Date" means the Borrowing Date for an Advance or the issuance date for a Facility LC.

            "Default" means an event described in Article VII.

            "Environmental Laws" means any and all federal, state, local and foreign statutes, laws, judicial decisions, regulations, ordinances, rules, judgments, orders, decrees, plans, injunctions, permits, concessions, grants, franchises, licenses, agreements and other governmental restrictions relating to (i) the protection of the environment, (ii) the effect of the environment on human health, (iii) emissions, discharges or releases of pollutants, contaminants, hazardous substances or wastes into surface water, ground water or land, or (iv) the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, hazardous substances or wastes or the clean-up or other remediation thereof.

            "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any rule or regulation issued thereunder.

            "Eurodollar Advance" means an Advance which, except as otherwise provided in Section 2.11, bears interest at the applicable Eurodollar Rate.

            "Eurodollar Base Rate" means, with respect to a Eurodollar Advance for the relevant Interest Period, the applicable British Bankers' Association Interest Settlement Rate for deposits in U.S. dollars appearing on Reuters Screen FRBD as of 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period, and having a maturity equal to such Interest Period, provided that, (i) if Reuters Screen FRBD is not available to the Agent for any reason, the applicable Eurodollar Base Rate for the relevant Interest Period shall instead be the applicable British Bankers' Association Interest Settlement Rate for deposits in U.S. dollars as reported by any other generally recognized financial information service as of 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period, and having a maturity equal to such Interest Period, and (ii) if no such British Bankers' Association Interest Settlement Rate is available to the Agent, the applicable Eurodollar Base Rate for the relevant Interest Period shall instead be the rate determined by the Agent to be the rate at which Bank One or one of its Affiliate banks offers to place deposits in U.S. dollars with first-class banks in the London interbank market at approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period, in the approximate amount of Bank One's relevant Eurodollar Loan and having a maturity equal to such Interest Period.

            "Eurodollar Loan" means a Loan which, except as otherwise provided in Section 2.11, bears interest at the applicable Eurodollar Rate.

            "Eurodollar Rate" means, with respect to a Eurodollar Advance for the relevant Interest Period, the sum of (i) the quotient of (a) the Eurodollar Base Rate applicable to such Interest Period, divided by (b) one minus the Reserve Requirement (expressed as a decimal) applicable to such Interest Period, plus (ii) the Applicable Margin.

            "Excluded Taxes" means, in the case of each Lender or applicable Lending Installation and the Agent, taxes imposed on its overall net income, and franchise taxes imposed on it, by (i) the jurisdiction under the laws of which such Lender or the Agent is incorporated or organized or (ii) the jurisdiction in which the Agent's or such Lender's principal executive office or such Lender's applicable Lending Installation is located.

            "Exhibit" refers to an exhibit to this Agreement, unless another document is specifically referenced.

            "Facility LC" is defined in Section 2.19.1.

            "Facility LC Application" is defined in Section 2.19.3.

            "Facility LC Collateral Account" is defined in Section 2.19.11.

            "Facility Termination Date" means November 1, 2003 or any earlier date on which the Aggregate Commitment is reduced to zero or otherwise terminated pursuant to the terms hereof.

            "Federal Funds Effective Rate" means, for any day, an interest rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published for such day (or, if such day is not a Business Day, for the immediately preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations at approximately 10:00 a.m. (Chicago time) on such day on such transactions received by the Agent from three Federal funds brokers of recognized standing selected by the Agent in its sole discretion.

            "Fixed Rate" means, at any time when there is only one Lender party to this Agreement, a rate per annum mutually agreed to between such Lender and the Borrower for an applicable Interest Period.

            "Fixed Rate Loan" means a Loan which, except as otherwise provided in Section 2.11, bears interest at the Fixed Rate.

            "Floating Rate" means, for any day, a rate per annum equal to (i) the Alternate Base Rate for such day minus (ii) 2.00% per annum plus (iii) 0.10% per annum after the Non Guaranty Date, in each case changing when and as the Alternate Base Rate changes.

            "Floating Rate Advance" means an Advance which, except as otherwise provided in Section 2.11, bears interest at the Floating Rate.

            "Floating Rate Loan" means a Loan which, except as otherwise provided in Section 2.11, bears interest at the Floating Rate.

            "GPU" means GPU, Inc., a Pennsylvania corporation.

            "GPU Guaranty" means a guaranty executed by GPU in substantially the form attached as Exhibit H .

            "GPU Subsidiary" means a Subsidiary of GPU, other than the Borrower or a Subsidiary of the Borrower.

            "Guaranty Date" means the date, prior to April 1, 2001, on which the GPU Guaranty is delivered, together with such certified charter documentation, certified resolutions, incumbency certificates and opinions of counsel as the Agent may require.

            "Indebtedness" of a Person means such Person's (i) obligations for borrowed money, (ii) obligations representing the deferred purchase price of Property or services (other than accounts payable arising in the ordinary course of such Person's business payable on terms customary in the trade), (iii) obligations, whether or not assumed, secured by Liens or payable out of the proceeds or production from Property now or hereafter owned or acquired by such Person, (iv) obligations which are evidenced by notes, acceptances, or other instruments, (v) obligations of such Person to purchase securities or other
Property arising out of or in connection with the sale of the same or substantially similar securities or Property, (vi) Capitalized Lease Obligations, (vii) obligations in respect of letters of credit or similar instruments which are issued upon the application of such Person or upon which such Person is an account party or for which such Person is any way liable,
(viii) the present value of obligations with respect to Synthetic Leases and accounts receivable sales and (ix) Contingent Obligations with respect to Indebtedness of other Persons.

            "Interest Period" means, with respect to a Eurodollar Advance, a period of one, two, three or six months commencing on a Business Day selected by the Borrower pursuant to this Agreement. Such Interest Period shall end on the day which corresponds numerically to such date one, two, three or six months thereafter, provided, however, that if there is no such numerically corresponding day in such next, second, third or sixth succeeding month, such Interest Period shall end on the last Business Day of such next, second, third or sixth succeeding month. If such an Interest Period would otherwise end on a day which is not a Business Day, such Interest Period shall end on the next succeeding Business Day, provided, however, that if said next succeeding Business Day falls in a new calendar month, such Interest Period shall end on the immediately preceding Business Day. "Interest Period" means, with respect to a Fixed Rate Loan, such period up to 30 days as may be mutually agreed upon by the Borrower and the then Lender. If such an Interest Period would otherwise end on a day which is not a Business Day, such Interest Period shall end on the next succeeding Business Day.

            "Investment" of a Person means any loan, advance (other than commission, travel and similar advances to officers and employees made in the ordinary course of business), extension of credit (other than accounts receivable arising in the ordinary course of business on terms customary in the trade) or contribution of capital by such Person; stocks, bonds, mutual funds, partnership interests, notes, debentures or other securities owned by such Person; any deposit accounts and certificate of deposit owned by such Person; and structured notes, derivative financial instruments and other similar instruments or contracts owned by such Person.

            "LC Fee" is defined in Section 2.19.4.

            "LC Issuer" means Bank One (or any subsidiary or affiliate of Bank One designated by Bank One) in its capacity as issuer of Facility LCs hereunder.

            "LC Obligations"  means, at any time, the sum, without  duplication, of (i) the aggregate undrawn stated amount under all Facility LCs outstanding at such time plus (ii) the aggregate unpaid amount at such time of all Reimbursement Obligations.

            "LC Payment Date" is defined in Section 2.19.5.

            "Lenders" means the lending institutions listed on the signature pages of this Agreement and their respective successors and assigns.

            "Lending Installation" means, with respect to a Lender or the Agent, the office, branch, subsidiary or affiliate of such Lender or the Agent listed on the signature pages hereof or on a Schedule or otherwise selected by such Lender or the Agent pursuant to Section 2.17.

            "Letter of Credit" of a Person means a letter of credit or similar instrument which is issued upon the application of such Person or upon which such Person is an account party or for which such Person is in any way liable.

            "Lien" means any lien (statutory or other), mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, the interest of a vendor or lessor under any conditional sale, Capitalized Lease or other title retention agreement).

            "Loan" means, with respect to a Lender, such Lender's loan made pursuant to Article II (or any conversion or continuation thereof).

            "Loan Documents" means this Agreement, the Facility LC Applications, the Support Agreement, the GPU Guaranty (if delivered) and any Notes issued pursuant to Section 2.13.

            "Material Adverse Effect" means a material adverse effect on (i) the business, Property, condition (financial or otherwise), results of operations, or prospects, at any time, of GPU and its Subsidiaries taken as a whole or, prior to the Guaranty Date, of the Borrower and its Subsidiaries taken as a whole, (ii) the ability of the GPU or, prior to the Guaranty

Date, the Borrower to perform its obligations under the Loan Documents to which it is a party, or (iii) the validity or enforceability of any of the Loan Documents or the rights or remedies of the Agent, the LC Issuer or the Lenders thereunder.

            "Material Subsidiary" means, prior to the Guaranty Date, any Subsidiary of the Borrower and, after the Guaranty Date, any Subsidiary of the Borrower with assets equal to at least 10% of the total assets of the Borrower and its Subsidiaries on a consolidated basis or revenues equal to at least 10% of the total revenues of the Borrower and its Subsidiaries on a consolidated basis.

            "Material GPU Subsidiary" means Metropolitan Edison Company, Jersey Central Power & Light Company and Pennsylvania Electric Company.

            "Material Indebtedness" is defined in Section 7.5.

            "Modify" and "Modification" are defined in Section 2.19.1.

            "Moody's" means Moody's Investors Service, Inc.

            "Multiemployer Plan" means a Plan maintained pursuant to a collective bargaining agreement or any other arrangement to which the Borrower or any member of the Controlled Group is a party to which more than one employer is obligated to make contributions.

            "Non Guaranty Date" means April 1, 2001, unless prior to such date the GPU Guaranty is delivered, together with such certified charter documentation, certified resolutions, incumbency certificates and opinions of counsel as the Agent may require. If the foregoing conditions shall occur prior to April 1, 2001, the Non Guaranty Date shall not occur.

            "Non-U.S. Lender" is defined in Section 3.5(iv).

            "Note" is defined in Section 2.13.

            "Obligations" means all unpaid principal of and accrued and unpaid interest on the Loans, all Reimbursement Obligations, all accrued and unpaid fees and all expenses, reimbursements, indemnities and other obligations of the Borrower to the Lenders or to any Lender, the Agent or any indemnified party arising under the Loan Documents.

            "Other Taxes" is defined in Section 3.5(ii).

            "Outstanding Credit Exposure" means, as to any Lender at any time, the sum of (i) the aggregate principal amount of its Loans outstanding at such time, plus (ii) an amount equal to its Pro Rata Share of the LC Obligations at such time.

            "Participants" is defined in Section 12.2.1.

            "Payment Date" means the last day of each March, June, September and December commencing the first such date after the date hereof.

            "PBGC" means the Pension Benefit Guaranty Corporation, or any successor thereto.

            "Person" means any natural person, corporation, firm, joint venture, partnership, limited liability company, association, enterprise, trust or other entity or organization, or any government or political subdivision or any agency, department or instrumentality thereof.

            "Plan" means an employee pension benefit plan which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code as to which the Borrower or any member of the Controlled Group may have any liability.

            "Pricing Schedule" means the Schedule attached hereto identified as such.

            "Prime Rate" means a rate per annum equal to the prime rate of interest announced from time to time by Bank One or its parent (which is not necessarily the lowest rate charged to any customer), changing when and as said prime rate changes.

            "Pro Rata Share" means, with respect to a Lender, a portion equal to a fraction the numerator of which is such Lender's Commitment and the denominator of which is the Aggregate Commitment.

            "Property" of a Person means any and all property, whether real, personal, tangible, intangible, or mixed, of such Person, or other assets owned, leased or operated by such Person.

            "Purchasers" is defined in Section 12.3.1.

            "Rate Management Transaction" means any transaction (including an agreement with respect thereto) now existing or hereafter entered into by the Borrower or any Subsidiary which is a rate swap, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap, equity or equity index option, bond option, interest rate option, foreign exchange transaction, cap transaction, floor transaction, collar transaction, forward transaction, currency swap transaction, cross-currency rate swap transaction, currency option or any other similar transaction (including any option with respect to any of these transactions) or any combination thereof, whether linked to one or more interest rates, foreign currencies, commodity prices, equity prices or other financial measures.

            "Regulation D" means Regulation D of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor thereto or other regulation or official interpretation of said Board of Governors relating to reserve requirements applicable to member banks of the Federal Reserve System.

            "Regulation U" means Regulation U of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor or other regulation or official interpretation of said Board of Governors relating to the extension of credit by banks for the purpose of purchasing or carrying margin stocks applicable to member banks of the Federal Reserve System.

            "Reimbursement Obligations" means, at any time, the aggregate of all obligations of the Borrower then outstanding under Section 2.19 to reimburse the LC Issuer for amounts paid by the LC Issuer in respect of any one or more drawings under Facility LCs.

            "Reportable Event" means a reportable event as defined in Section 4043 of ERISA and the regulations issued under such section, with respect to a Plan, excluding, however, such events as to which the PBGC has by regulation waived the requirement of Section 4043(a) of ERISA that it be notified within 30 days of the occurrence of such event, provided, however, that a failure to meet the minimum funding standard of Section 412 of the Code and of Section 302 of ERISA shall be a Reportable Event regardless of the issuance of any such waiver of the notice requirement in accordance with either Section 4043(a) of ERISA or
Section 412(d) of the Code.

            "Reports" is defined in Section 9.6.

            "Required Lenders" means Lenders in the aggregate having at least 66_% of the Aggregate Commitment or, if the Aggregate Commitment has been terminated, Lenders in the aggregate holding at least 66_% of the aggregate unpaid principal amount of the Aggregate Outstanding Credit Exposure.

            "Reserve Requirement" means, with respect to an Interest Period, the maximum aggregate reserve requirement (including all basic, supplemental, marginal and other reserves) which is imposed under Regulation D on Eurocurrency liabilities.

            "S&P" means Standard and Poor's Ratings Services, a division of The McGraw Hill Companies, Inc.

            "Schedule" refers to a specific schedule to this Agreement, unless another document is specifically referenced.

            "Section" means a numbered Section of this Agreement, unless another document is specifically referenced.

            "Single Employer Plan" means a Plan maintained by the Borrower or any member of the Controlled Group for employees of the Borrower or any member of the Controlled Group.

            "Subsidiary" of a Person means (i) any corporation more than 50% of the outstanding securities having ordinary voting power of which shall at the time be owned or controlled, directly or indirectly, by such Person or by one or more of its Subsidiaries or by such Person and one or more of its Subsidiaries, or (ii) any partnership, limited liability company, association, joint venture or similar business organization more than 50% of the ownership interests having ordinary voting power of which shall at the time be so owned or controlled. Unless otherwise expressly provided, all references herein to a "Subsidiary" shall mean a Subsidiary of the Borrower.

            "Substantial Portion" means, with respect to the Property of the Borrower and its Subsidiaries, Property which (i) represents more than 10% of the consolidated assets of the Borrower and its Subsidiaries as would be shown in the consolidated financial statements of the Borrower and its Subsidiaries as at the beginning of the twelve-month period ending with the month in which such determination is made, or (ii) is responsible for more than 10% of the consolidated net sales or of the consolidated net income of the Borrower and its Subsidiaries as reflected in the financial statements referred to in clause (i) above. "Substantial Portion" mean, with respect to the Property of GPU and the GPU Subsidiaries, Property which (i) represents more than 10% of the consolidated assets of GPU and the GPU Subsidiaries as would be shown in the consolidated financial statements of the GPU and the GPU Subsidiaries as at the beginning of the twelve-month period ending with the month in which such determination is made, or (ii) is responsible for more than 10% of the consolidated net sales or of the consolidated net income of GPU and the GPU Subsidiaries as reflected in the financial statements referred to in clause (i) above.

            "Support Agreement" means an agreement of GPU in substantially the form of Exhibit G.

            "Synthetic Lease" means a lease which is an operating lease for the purpose of generally accepted account principles and not a true lease for tax purposes.

            "Taxes" means any and all present or future taxes, duties, levies, imposts, deductions, charges or withholdings, and any and all liabilities with respect to the foregoing, but excluding Excluded Taxes and Other Taxes.

            "Transferee" is defined in Section 12.4.

            "Type" means, with respect to any Loan, its nature as a Floating Rate Loan, a Eurodollar or a Fixed Rate Loan.

            "Unfunded Liabilities" means the amount (if any) by which the present value of all vested and unvested accrued benefits under all Single Employer Plans exceeds the fair market value of all such Plan assets allocable to such benefits, all determined as of the then most recent valuation date for such Plans using PBGC actuarial assumptions for single employer plan terminations.

            "Unmatured Default" means an event which but for the lapse of time or the giving of notice, or both, would constitute a Default.

            "Wholly-Owned Subsidiary" of a Person means (i) any Subsidiary all of the outstanding voting securities of which shall at the time be owned or controlled, directly or indirectly, by such Person or one or more Wholly-Owned Subsidiaries of such Person, or by such Person and one or more Wholly-Owned Subsidiaries of such Person, or (ii) any partnership, limited liability company, association, joint venture or similar business organization 100% of the ownership interests having ordinary voting power of which shall at the time be so owned or controlled.

            The foregoing definitions shall be equally applicable to both the singular and plural forms of the defined terms.

                                   ARTICLE II

                                   THE CREDITS

      2.1 Commitment. From and including the date of this Agreement and prior to the Facility Termination Date, each Lender severally agrees, on the terms and conditions set forth in this Agreement, to (i) make Loans to the Borrower and
(ii) participate in Facility LCs issued upon the request of the Borrower, provided that, after giving effect to the making of each such Loan and the issuance of each such Facility LC, such Lender's Outstanding Credit Exposure shall not exceed its Commitment. Subject to the terms of this Agreement, the Borrower may borrow, repay and reborrow at any time prior to the Facility Termination Date. The Commitments to extend credit hereunder shall expire on the Facility Termination Date. The LC Issuer will issue Facility LCs hereunder on the terms and conditions set forth in Section 2.19.

      2.2 Required Payments; Termination . The Aggregate Outstanding Credit Exposure and all other unpaid Obligations shall be paid in full by the Borrower on the Facility Termination Date.

      2.3 Ratable Loans. Each Advance hereunder shall consist of Loans made from the several Lenders ratably according to their Pro Rata Shares.

      2.4 Types of Loans. The Loans may be Floating Rate Loans, Eurodollar Loans or Fixed Rate Loans, or a combination thereof, selected by the Borrower in accordance with Sections 2.8 and 2.9; provided, however, that Fixed Rate Loans shall not be made and no Advance shall be continued as, or converted into, a Fixed Rate Loan, at any time that more than one Lender shall be party to this Agreement.

      2.5 Commitment Fee; Reductions in Aggregate Commitment. The Borrower agrees to pay to the Agent for the account of each Lender according to its Pro Rata Share a commitment fee at a per annum rate equal to the Applicable Fee Rate on the average daily Available Aggregate Commitment from the date hereof to and including the Facility Termination Date, payable on each Payment Date hereafter and on the Facility Termination Date. The Borrower may permanently reduce the Aggregate Commitment in whole, or in part ratably among the Lenders in integral multiples of $5,000,000, upon at least three Business Days' written notice to the Agent, which notice shall specify the amount of any such reduction, provided, however, that the amount of the Aggregate Commitment may not be reduced below the Aggregate Outstanding Credit Exposure. All accrued commitment fees shall be payable on the effective date of any termination of the obligations of the Lenders to make Credit Extensions hereunder.

      2.6 Minimum Amount of Each Advance. Each Advance (or Fixed Rate Loan) shall be in the minimum amount of $1,000,000 (and in multiples of $100,000 if in excess thereof), provided, however, that any Floating Rate Advance may be in the amount of the Available Aggregate Commitment.

      2.7 Optional Principal Payments. The Borrower may from time to time pay, without penalty or premium, all outstanding Floating Rate Advances, or, in a minimum aggregate amount of $500,000 or any portion of the outstanding Floating Rate Advances upon two Business Days' prior notice to the Agent. The Borrower may from time to time pay, subject to the payment of any funding indemnification amounts required by Section 3.4 but without penalty or premium, all outstanding Eurodollar Advances and Fixed Rate Loans, or, in a minimum aggregate amount of $1,000,000 or any integral multiple of $100,000 in excess thereof, any portion of the outstanding Eurodollar Advances and Fixed Rate Loans upon three Business Days' prior notice to the Agent.

      2.8 Method of Selecting Types and Interest Periods for New Advances. The Borrower shall select the Type of Loan and, in the case of each Eurodollar Advance or Fixed Rate Loan, the Interest Period applicable thereto from time to time. The Borrower shall give the Agent irrevocable notice (a "Borrowing Notice") not later than 10:00 a.m. (Chicago time) (a) on the proposed Borrowing Date of each Floating Rate Advance or Fixed Rate Loan and (b) at least three Business Days before the Borrowing Date for each Eurodollar Advance, specifying:

            (i) the Borrowing Date, which shall be a Business Day, of such Advance,

            (ii)    the aggregate amount of such Advance,

            (iii)   the Type of Advance selected, and

            (iv) in the case of each Eurodollar Advance, the Interest Period applicable thereto.

Not later than noon (Chicago time) on each Borrowing Date, each Lender shall make available its Loan or Loans in funds immediately available in Chicago to the Agent at its address specified pursuant to Article XIII. The Agent will make the funds so received from the Lenders available to the Borrower at the Agent's aforesaid address.

      2.9 Conversion and Continuation of Outstanding Advances. Floating Rate Advances shall continue as Floating Rate Advances unless and until such Floating Rate Advances are converted into Eurodollar Advances or Fixed Rate Loans pursuant to this Section 2.9 or are repaid in accordance with Section 2.7. Each Eurodollar Advance or Fixed Rate Loan shall continue as a

Eurodollar Advance or Fixed Rate Loan until the end of the then applicable Interest Period therefor, at which time such Eurodollar Advance or Fixed Rate Loan shall be automatically converted into a Floating Rate Advance unless (x) such Eurodollar Advance or Fixed Rate Loan is or was repaid in accordance with
Section 2.7 or (y) the Borrower shall have given the Agent a Conversion/Continuation Notice (as defined below) requesting that, at the end of such Interest Period, such Eurodollar Advance or Fixed Rate Loan continue as or convert into, a Eurodollar Advance or Fixed Rate Loan for the same or another Interest Period. Subject to the terms of Section 2.6, the Borrower may elect from time to time to convert all or any part of a Floating Rate Advance into a Eurodollar Advance or Fixed Rate Loan. The Borrower shall give the Agent irrevocable notice (a "Conversion/Continuation Notice") of each conversion of a Floating Rate Advance or Fixed Rate Loan into a Eurodollar Advance or continuation of a Eurodollar Advance not later than 10:00 a.m. (Chicago time) at least three Business Days prior to the date of the requested conversion or continuation, specifying:

            (i) the requested date, which shall be a Business Day, of such conversion or continuation,

            (ii) the aggregate amount and Type of the Advance which is to be converted or continued, and

            (iii) the amount of such Advance which is to be converted into or continued as a Eurodollar Advance or a Fixed Rate Loan and the duration of the Interest Period applicable thereto.

      2.10 Changes in Interest Rate, etc. Each Floating Rate Advance shall bear interest on the outstanding principal amount thereof, for each day from and including the date such Advance is made or is automatically converted from a Eurodollar Advance or Fixed Rate Advance into a Floating Rate Advance pursuant to Section 2.9, to but excluding the date it is paid or is converted into a Eurodollar Advance pursuant to Section 2.9 hereof, at a rate per annum equal to the Floating Rate for such day. Changes in the rate of interest on that portion of any Advance maintained as a Floating Rate Advance will take effect simultaneously with each change in the Alternate Base Rate. Each Fixed Rate Loan shall bear interest on the outstanding principal amount thereof, for each day from and including the first day of the Interest Period applicable thereto to (but not including) the last day of such Interest Period at the interest rate determined by the then Lender based upon the Borrower's selections under Sections 2.8 and 2.9 and otherwise in accordance with the terms hereof. Each Eurodollar Advance shall bear interest on the outstanding principal amount thereof from and including the first day of the Interest Period applicable thereto to (but not including) the last day of such Interest Period at the Eurodollar Rate determined by the Agent as applicable to such Eurodollar Advance based upon the Borrower's selections under Sections 2.8 and 2.9 and otherwise in accordance with the terms hereof. No Interest Period may end after the Facility Termination Date.

      2.11 Rates Applicable After Default. Notwithstanding anything to the contrary contained in Section 2.8 or 2.9, during the continuance of a Default or Unmatured Default the Required Lenders may, at their option, by notice to the Borrower (which notice may be revoked at the option of the Required Lenders notwithstanding any provision of Section 8.2 requiring unanimous consent of the Lenders to changes in interest rates), declare that no Advance may be made as, converted into or continued as a Eurodollar Advance or Fixed Rate Loan. During the continuance of a Default the Required Lenders may, at their option, by notice to the Borrower (which notice may be revoked at the option of the Required Lenders notwithstanding any provision of Section 8.2 requiring unanimous consent of the Lenders to changes in interest rates), declare that (i) each Eurodollar Advance or Fixed Rate Loan shall bear interest for the remainder of the applicable Interest Period at the rate otherwise applicable to such Interest Period plus 2% per annum, (ii) each Floating Rate Advance shall bear interest at a rate per annum equal to the Alternate Base Rate in effect from time to time plus 2% per annum and (iii) the LC Fee shall be increased by 2% per annum, provided that, during the continuance of a Default under Section 7.6 or 7.7, the interest rates set forth in clauses
(i) and (ii) above and the increase in the LC Fee set forth in clause (iii) above shall be applicable to all Credit Extensions without any election or action on the part of the Agent or any Lender.

      2.12 Method of Payment. All payments of the Obligations hereunder shall be made, without setoff, deduction, or counterclaim, in immediately available funds to the Agent at the Agent's address specified pursuant to Article XIII, or at any other Lending Installation of the Agent specified in writing by the Agent to the Borrower, by noon (local time) on the date when due and shall (except in the case of Reimbursement Obligations for which the LC Issuer has not been fully indemnified by the Lenders, or as otherwise specifically required hereunder) be applied ratably by the Agent among the Lenders. Each payment delivered to the Agent for the account of any Lender shall be delivered promptly by the Agent to such Lender in the same type of funds that the Agent received at its address specified pursuant to Article XIII or at any Lending Installation specified in a notice received by the Agent from such Lender. The Agent is hereby authorized to charge the account of the Borrower maintained with Bank One for each payment of principal, interest, Reimbursement Obligations and fees as it becomes due hereunder. Each reference to the Agent in this Section 2.12 shall also be deemed to refer, and shall apply equally, to the LC Issuer, in the case of payments required to be made by the Borrower to the LC Issuer pursuant to Section 2.19.6.

      2.13 Noteless Agreement; Evidence of Indebtedness. (i) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Lender resulting from each Loan made by such Lender from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

      (ii) The Agent shall also maintain accounts in which it will record (a) the amount of each Loan made hereunder, the Type thereof and the Interest Period with respect thereto, (b) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder, (c) the original stated amount of each Facility LC and the amount of LC Obligations outstanding at any time, and
(d) the amount of any sum received by the Agent hereunder from the Borrower and each Lender's share thereof.

      (iii) The entries maintained in the accounts maintained pursuant to paragraphs (i) and (ii) above shall be prima facie evidence of the existence and amounts of the Obligations therein recorded; provided, however, that the failure of the Agent or any Lender to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrower to repay the Obligations in accordance with their terms.

      (iv) Any Lender may request that its Loans be evidenced by a promissory note (a "Note"). In such event, the Borrower shall prepare, execute and deliver to such Lender a Note payable to the order of such Lender in a form supplied by the Agent. Thereafter, the Loans evidenced by such Note and interest thereon shall at all times (including after any assignment pursuant to Section 12.3) be represented by one or more Notes payable to the order of the payee named therein or any assignee pursuant to Section 12.3, except to the extent that any such Lender or assignee subsequently returns any such Note for cancellation and requests that such Loans once again be evidenced as described in paragraphs (i) and (ii) above.

      2.14 Telephonic Notices. The Borrower hereby authorizes the Lenders and the Agent to extend, convert or continue Advances, effect selections of Types of Advances and to transfer funds based on telephonic notices made by any person or persons the Agent or any Lender in good faith believes to be acting on behalf of the Borrower, it being understood that the foregoing authorization is specifically intended to allow Borrowing Notices and Conversion/Continuation Notices to be given telephonically. The Borrower agrees to deliver promptly to the Agent a written confirmation, if such confirmation is requested by the Agent or any Lender, of each telephonic notice signed by an Authorized Officer. If the written confirmation differs in any material respect from the action taken by the Agent and the Lenders, the records of the Agent and the Lenders shall govern absent manifest error.

      2.15 Interest Payment Dates; Interest and Fee Basis. Interest accrued on each Floating Rate Advance shall be payable on each Payment Date, commencing with the first such date to occur after the date hereof, on any date on which the Floating Rate Advance is prepaid, whether due to acceleration or otherwise, and at maturity. Interest accrued on that portion of the outstanding principal amount of any Floating Rate Advance converted into a Eurodollar Advance on a day other than a Payment Date shall be payable on the date of conversion. Interest accrued on each Eurodollar Advance or Fixed Rate Loan shall be payable on the last day of its applicable Interest Period, on any date on which the Eurodollar Advance or Fixed Rate Loan is prepaid, whether by acceleration or otherwise, and at maturity. Interest accrued on each Eurodollar Advance having an Interest

Period longer than three months shall also be payable on the last day of each three-month interval during such Interest Period. Interest, commitment fees and LC Fees shall be calculated for actual days elapsed on the basis of a 360-day year, other than interest on Floating Rate Advances which shall be calculated for actual days elapsed on the basis of a 365 or 366-day year, as applicable. Interest shall be payable for the day a Loan is made but not for the day of any payment on the amount paid if payment is received prior to noon (local time) at the place of payment. If any payment of principal of or interest on a Loan shall become due on a day which is not a Business Day, such payment shall be made on the next succeeding Business Day and, in the case of a principal payment, such extension of time shall be included in computing interest in connection with such payment.

      2.16 Notification of Advances, Interest Rates, Prepayments and Commitment Reductions. Promptly after receipt thereof, the Agent will notify each Lender of the contents of each Aggregate Commitment reduction notice, Borrowing Notice, Conversion/Continuation Notice, and repayment notice received by it hereunder. Promptly after notice from the LC Issuer, the Agent will notify each Lender of the contents of each request for issuance of a Facility LC hereunder. The Agent will notify each Lender of the interest rate applicable to each Eurodollar Advance promptly upon determination of such interest rate and will give each Lender prompt notice of each change in the Alternate Base Rate.

      2.17 Lending Installations. Each Lender may book its Loans and its participation in any LC Obligations and the LC Issuer may book the Facility LCs at any Lending Installation selected by such Lender or the LC Issuer, as the case may be, and may change its Lending Installation from time to time. All terms of this Agreement shall apply to any such Lending Installation and the Loans, Facility LCs, participations in LC Obligations and any Notes issued hereunder shall be deemed held by each Lender or the LC Issuer, as the case may be, for the benefit of any such Lending Installation. Each Lender and the LC Issuer may, by written notice to the Agent and the Borrower in accordance with
Article XIII, designate replacement or additional Lending Installations through which Loans will be made by it or Facility LCs will be issued by it and for whose account Loan payments or payments with respect to Facility LCs are to be made.

      2.18 Non-Receipt of Funds by the Agent. Unless the Borrower or a Lender, as the case may be, notifies the Agent prior to the date on which it is scheduled to make payment to the Agent of (i) in the case of a Lender, the proceeds of a Loan or (ii) in the case of the Borrower, a payment of principal, interest or fees to the Agent for the account of the Lenders, that it does not intend to make such payment, the Agent may assume that such payment has been made. The Agent may, but shall not be obligated to, make the amount of such payment available to the intended recipient in reliance upon such assumption. If such Lender or the Borrower, as the case may be, has not in fact made such payment to the Agent, the recipient of such payment shall, on demand by the Agent, repay to the Agent the amount so made available together with interest thereon in respect of each day during the period commencing on the date such amount was so made available by the Agent until the date the Agent recovers such amount at a rate per annum equal to (x) in the case of payment by a Lender, the Federal Funds Effective Rate for such day for the first three days and, thereafter, the interest rate applicable to the relevant Loan or (y) in the case of payment by the Borrower, the interest rate applicable to the relevant Loan.

      2.19  Facility LCs.

            2.19.1 Issuance. The LC Issuer hereby agrees, on the terms and conditions set forth in this Agreement, to issue standby letters of credit (each, a "Facility LC") and to renew, extend, increase, decrease or otherwise modify each Facility LC ("Modify," and each such action a "Modification"), from time to time from and including the date of this Agreement and prior to the Facility Termination Date upon the request of the Borrower; provided that immediately after each such Facility LC is issued or Modified, (i) the aggregate amount of the outstanding LC Obligations shall not exceed $10,000,000 and (ii) the Aggregate Outstanding Credit Exposure shall not exceed the Aggregate Commitment. No Facility LC shall have an expiry date later than the earlier of (x) the fifth Business Day prior to the Facility Termination Date and (y) one year after its issuance.

            2.19.2 Participations. Upon the issuance or Modification by the LC Issuer of a Facility LC in accordance with this Section 2.19, the LC Issuer shall be deemed, without further action by any party hereto, to have unconditionally and irrevocably sold to each Lender, and each Lender shall be deemed, without further action by any party hereto, to have unconditionally and irrevocably purchased from the LC Issuer, a participation in such Facility LC (and each Modification thereof) and the related LC Obligations in proportion to its Pro Rata Share.

            2.19.3 Notice. Subject to Section 2.19.1, the Borrower shall give the LC Issuer notice prior to 10:00 a.m. (Chicago time) at least three Business Days prior to the proposed date of issuance or Modification of each Facility LC, specifying the beneficiary, the proposed date of issuance (or Modification) and the expiry date of such Facility LC, and describing the proposed terms of such Facility LC and the nature of the transactions proposed to be supported thereby. Upon receipt of such notice, the LC Issuer shall promptly notify the Agent, and the Agent shall promptly notify each Lender, of the contents thereof and of the amount of such Lender's participation in such proposed Facility LC. The issuance or Modification by the LC Issuer of any Facility LC shall, in addition to the conditions precedent set forth in Article IV (the satisfaction of which the LC Issuer shall have no duty to ascertain), be subject to the conditions precedent that such Facility LC shall be satisfactory to the LC Issuer and that the Borrower shall have executed and delivered such application agreement and/or such other instruments and agreements relating to
                                       20
      such Facility LC as the LC Issuer shall have reasonably requested (each, a "Facility LC Application"). In the event of any conflict between the terms of this Agreement and the terms of any Facility LC Application, the terms of this Agreement shall control.

            2.19.4 Fees. The Borrower shall pay to the Agent, for the account of the Lenders ratably in accordance with their respective Pro Rata Shares, with respect to each Facility LC, a letter of credit fee at a per annum rate equal to the Applicable Margin for Eurodollar Loans in effect from time to time on the average daily undrawn stated amount under such Facility LC, such fee to be payable in arrears on each Payment Date (such fee described in this sentence the "LC Fee"). The Borrower shall also pay to the LC Issuer for its own account documentary and processing charges in connection with the issuance or Modification of and draws under Facility LCs in accordance with the LC Issuer's standard schedule for such charges as in effect from time to time.

            2.19.5 Administration; Reimbursement by Lenders. Upon receipt from the beneficiary of any Facility LC of any demand for payment under such Facility LC, the LC Issuer shall notify the Agent and the Agent shall promptly notify the Borrower and each other Lender as to the amount to be paid by the LC Issuer as a result of such demand and the proposed payment date (the "LC Payment Date"). The responsibility of the LC Issuer to the Borrower and each Lender shall be only to determine that the documents (including each demand for payment) delivered under each Facility LC in connection with such presentment shall be in conformity in all material respects with such Facility LC. The LC Issuer shall endeavor to exercise the same care in the issuance and administration of the Facility LCs as it does with respect to letters of credit in which no participations are granted, it being understood that in the absence of any gross negligence or willful misconduct by the LC Issuer, each Lender shall be unconditionally and irrevocably liable without regard to the occurrence of any Default or any condition precedent whatsoever, to reimburse the LC Issuer on demand for (i) such Lender's Pro Rata Share of the amount of each payment made by the LC Issuer under each Facility LC to the extent such amount is not reimbursed by the Borrower pursuant to Section 2.19.6 below, plus (ii) interest on the foregoing amount to be reimbursed by such Lender, for each day from the date of the LC Issuer's demand for such reimbursement (or, if such demand is made after 11:00 a.m. (Chicago time) on such date, from the next succeeding Business Day) to the date on which such Lender pays the amount to be reimbursed by it, at a rate of interest per annum equal to the Federal Funds Effective Rate for the first three days and, thereafter, at a rate of interest equal to the rate applicable to Floating Rate Advances.

            2.19.6 Reimbursement by Borrower. The Borrower shall be irrevocably and unconditionally obligated to reimburse the LC Issuer on or before the applicable LC Payment Date
                                       21
      for any amounts to be paid by the LC Issuer upon any drawing under any Facility LC, without presentment, demand, protest or other formalities of any kind; provided that neither the Borrower nor any Lender shall hereby be precluded from asserting any claim for direct (but not consequential) damages suffered by the Borrower or such Lender to the extent, but only to the extent, caused by (i) the willful misconduct or gross negligence of the LC Issuer in determining whether a request presented under any Facility LC issued by it complied with the terms of such Facility LC or
      (ii) the LC Issuer's failure to pay under any Facility LC issued by it after the presentation to it of a request strictly complying with the terms and conditions of such Facility LC. All such amounts paid by the LC Issuer and remaining unpaid by the Borrower shall bear interest, payable on demand, for each day until paid at a rate per annum equal to (x) the rate applicable to Floating Rate Advances for such day if such day falls on or before the applicable LC Payment Date and (y) the sum of 2% plus the rate applicable to Floating Rate Advances for such day if such day falls after such LC Payment Date. The LC Issuer will pay to each Lender ratably in accordance with its Pro Rata Share all amounts received by it from the Borrower for application in payment, in whole or in part, of the
      Reimbursement Obligation in respect of any Facility LC issued by the LC Issuer, but only to the extent such Lender has made payment to the LC Issuer in respect of such Facility LC pursuant to Section 2.19.5. Subject to the terms and conditions of this Agreement (including without limitation the submission of a Borrowing Notice in compliance with Section
      2.8 and the satisfaction of the applicable conditions precedent set forth in Article IV), the Borrower may request an Advance hereunder for the purpose of satisfying any Reimbursement Obligation.

            2.19.7 Obligations Absolute.  The Borrower's  obligations under this
      Section 2.19 shall be absolute and unconditional under any and all circumstances and irrespective of any setoff, counterclaim or defense to payment which the Borrower may have or have had against the LC Issuer, any Lender or any beneficiary of a Facility LC. The Borrower further agrees with the LC Issuer and the Lenders that the LC Issuer and the Lenders shall not be responsible for, and the Borrower's Reimbursement Obligation in respect of any Facility LC shall not be affected by, among other things, the validity or genuineness of documents or of any endorsements thereon, even if such documents should in fact prove to be in any or all respects invalid, fraudulent or forged, or any dispute between or among the Borrower, any of its Affiliates, the beneficiary of any Facility LC or any financing institution or other party to whom any Facility LC may be transferred or any claims or defenses whatsoever of the Borrower or of any of its Affiliates against the beneficiary of any Facility LC or any such transferee. The LC Issuer shall not be liable for any error, omission, interruption or delay in transmission, dispatch or delivery of any message or advice, however transmitted, in connection with any Facility LC. The

      Borrower agrees that any action taken or omitted by the LC Issuer or any Lender under or in connection with each Facility LC and the related drafts and documents, if done without gross negligence or willful misconduct, shall be binding upon the Borrower and shall not put the LC Issuer or any Lender under any liability to the Borrower. Nothing in this Section 2.19.7 is intended to limit the right of the Borrower to make a claim against the LC Issuer for damages as contemplated by the proviso to the first sentence of Section 2.19.6.

            2.19.8 Actions of LC Issuer. The LC Issuer shall be entitled to rely, and shall be fully protected in relying, upon any Facility LC, draft, writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, telecopy, telex or teletype message, statement, order or other document believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel, independent accountants and other experts selected by the LC Issuer. The LC Issuer shall be fully justified in failing or refusing to take any action under this Agreement unless it shall first have received such advice or concurrence of the Required Lenders as it reasonably deems appropriate or it shall first be indemnified to its reasonable satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action.
      Notwithstanding any other provision of this Section 2.19, the LC Issuer shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement in accordance with a request of the Required Lenders, and such request and any action taken or failure to act pursuant thereto shall be binding upon the Lenders and any future holders of a participation in any Facility LC.

            2.19.9 Indemnification. The Borrower hereby agrees to indemnify and hold harmless each Lender, the LC Issuer and the Agent, and their respective directors, officers, agents and employees from and against any and all claims and damages, losses, liabilities, costs or expenses which such Lender, the LC Issuer or the Agent may incur (or which may be claimed against such Lender, the LC Issuer or the Agent by any Person whatsoever) by reason of or in connection with the issuance, execution and delivery or transfer of or payment or failure to pay under any Facility LC or any actual or proposed use of any Facility LC, including, without limitation, any claims, damages, losses, liabilities, costs or expenses which the LC Issuer may incur by reason of or in connection with (i) the failure of any other Lender to fulfill or comply with its obligations to the LC Issuer hereunder (but nothing herein contained shall affect any rights the Borrower may have against any defaulting Lender) or (ii) by reason of or on account of the LC Issuer issuing any Facility LC which specifies that the term "Beneficiary" included therein includes any successor by operation of law of the named Beneficiary, but which Facility LC does not require that any drawing by any such successor Beneficiary be accompanied by a copy of a legal document, satisfactory to the LC Issuer, evidencing the appointment of such successor Beneficiary; provided that the Borrower shall not be required to indemnify any Lender, the LC Issuer or the Agent for any claims, damages, losses, liabilities, costs or expenses to the extent, but only to the extent, caused by (x) the willful misconduct or gross negligence of the LC Issuer in determining whether a request presented under any Facility LC complied with the terms of such Facility LC or (y) the LC Issuer's failure to pay under any Facility LC after the presentation to it of a request strictly complying with the terms and conditions of such Facility LC. Nothing in this Section 2.19.9 is intended to limit the obligations of the Borrower under any other provision of this Agreement.

            2.19.10 Lenders' Indemnification. Each Lender shall, ratably in accordance with its Pro Rata Share, indemnify the LC Issuer, its affiliates and their respective directors, officers, agents and employees (to the extent not reimbursed by the Borrower) against any cost, expense (including reasonable counsel fees and disbursements), claim, demand, action, loss or liability (except such as result from such indemnitees' gross negligence or willful misconduct or the LC Issuer's failure to pay under any Facility LC after the presentation to it of a request strictly complying with the terms and conditions of the Facility LC) that such indemnitees may suffer or incur in connection with this Section 2.19 or any action taken or omitted by such indemnitees hereunder.

            2.19.11 Facility LC Collateral Account. The Borrower agrees that it will, upon the request of the Agent or the Required Lenders and until the final expiration date of any Facility LC and thereafter as long as any amount is payable to the LC Issuer or the Lenders in respect of any Facility LC, maintain a special collateral account pursuant to arrangements satisfactory to the Agent (the "Facility LC Collateral
      Account")  at the  Agent's  office at the  address  specified  pursuant to
      Article XIII, in the name of such Borrower but under the sole dominion and control of the Agent, for the benefit of the Lenders and in which such Borrower shall have no interest other than as set forth in Section 8.1. The Borrower hereby pledges, assigns and grants to the Agent, on behalf of and for the ratable benefit of the Lenders and the LC Issuer, a security interest in all of the Borrower's right, title and interest in and to all funds which may from time to time be on deposit in the Facility LC Collateral Account to secure the prompt and complete payment and performance of the Obligations. The Agent will invest any funds on deposit from time to time in the Facility LC Collateral Account in certificates of deposit of Bank One having a maturity not exceeding 30 days. Nothing in this Section 2.19.11 shall either obligate the Agent to require the Borrower to deposit any funds in the Facility LC Collateral Account or limit the right of the Agent to release any funds held in the Facility LC Collateral Account in each case other than as required by Section 8.1.
                                       24

            2.19.12 Rights as a Lender. In its capacity as a Lender, the LC Issuer shall have the same rights and obligations as any other Lender.

                                   ARTICLE III

                             YIELD PROTECTION; TAXES

      3.1 Yield Protection. If, on or after the date of this Agreement, the adoption of any law or any governmental or quasi-governmental rule, regulation, policy, guideline or directive (whether or not having the force of law), or any change in the interpretation or administration thereof by any governmental or quasi-governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender or applicable Lending Installation or the LC Issuer with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency:

            (i) subjects any Lender or any applicable Lending Installation or the LC Issuer to any Taxes, or changes the basis of taxation of payments (other than with respect to Excluded Taxes) to any Lender or the LC Issuer in respect of its Eurodollar Loans, Facility LCs or participations therein, or

            (ii)   imposes  or  increases  or  deems   applicable  any  reserve,
                   assessment, insurance charge, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender or any applicable Lending Installation or the LC Issuer (other than reserves and assessments taken into account in determining the interest rate applicable to Eurodollar Advances), or

            (iii) imposes any other condition the result of which is to increase the cost to any Lender or any applicable Lending Installation or the LC Issuer of making, funding or maintaining its Eurodollar Loans, or of issuing or participating in Facility LCs or reduces any amount receivable by any Lender or any applicable Lending Installation or the LC Issuer in connection with its Eurodollar Loans, Facility LCs or participations therein, or requires any Lender or any applicable Lending Installation or the LC Issuer to make any payment calculated by reference to the amount of Eurodollar Loans, Facility LCs or participations therein held or interest or LC Fees received by it, by an amount deemed material by such Lender or the LC Issuer, as the case may be, and the result of any of the foregoing is to increase the cost to such Lender or applicable Lending Installation or the LC Issuer, as the case may be, of making or maintaining its Eurodollar
                                       25

Loans, or Commitment or of issuing or participating in Facility LCs or to reduce the return received by such Lender or applicable Lending Installation or the LC Issuer, as the case may be, in connection with such Eurodollar Loans, Facility LCs, participations therein or Commitment, then, within 15 days of demand by such Lender or the LC Issuer, as the case may be, the Borrower shall pay such Lender such additional amount or amounts as will compensate such Lender or the LC Issuer, as the case may be, for such increased cost or reduction in amount received.

      3.2 Changes in Capital Adequacy Regulations. If a Lender or the LC Issuer determines the amount of capital required or expected to be maintained by such Lender, any Lending Installation of such Lender or the LC Issuer or any corporation controlling such Lender or the LC Issuer is increased as a result of a Change generally applicable to national banks in the United States, then, within 15 days of demand by such Lender or the LC Issuer, the Borrower shall pay such Lender or the LC Issuer the amount necessary to compensate for any shortfall in the rate of return on the portion of such increased capital which such Lender or the LC Issuer determines is attributable to this Agreement, its Outstanding Credit Exposure or its Commitment to make Loans and issue or participate in Facility LCs, as the case may be, hereunder (after taking into account such Lender's or the LC Issuer's policies as to capital adequacy). "Change" means (i) any change after the date of this Agreement in the Risk-Based Capital Guidelines or (ii) any adoption of or change in any other law, governmental or quasi-governmental rule, regulation, policy, guideline, interpretation, or directive (whether or not having the force of law) after the date of this Agreement which affects the amount of capital required or expected to be maintained by any Lender or the LC Issuer or any Lending Installation or any corporation controlling any Lender or the LC Issuer. "Risk-Based Capital Guidelines" means (i) the risk-based capital guidelines in effect in the United States on the date of this Agreement, including transition rules, and (ii) the corresponding capital regulations promulgated by regulatory authorities outside the United States implementing the July 1988 report of the Basle Committee on Banking Regulation and Supervisory Practices Entitled "International Convergence of Capital Measurements and Capital Standards," including transition rules, and any amendments to such regulations adopted prior to the date of this Agreement.

      3.3 Availability of Types of Advances. If any Lender determines that maintenance of its Eurodollar Loans at a suitable Lending Installation would violate any applicable law, rule, regulation, or directive, whether or not having the force of law, or if the Required Lenders determine that (i) deposits of a type and maturity appropriate to match fund Eurodollar Advances are not available or (ii) the interest rate applicable to Eurodollar Advances does not accurately reflect the cost of making or maintaining Eurodollar Advances, then the Agent shall suspend the availability of Eurodollar Advances and require any affected Eurodollar Advances to be repaid or converted to Floating Rate Advances, subject to the payment of any funding indemnification amounts required by Section 3.4.

      3.4 Funding Indemnification. If any payment of a Eurodollar Advance or Fixed Rate Loan occurs on a date which is not the last day of the applicable Interest Period, whether because of acceleration, prepayment or otherwise, or a Eurodollar Advance or Fixed Rate Loan is not made on the date specified by the Borrower for any reason other than default by the Lenders, the Borrower will indemnify each Lender for any loss or cost incurred by it resulting therefrom, including, without limitation, any loss or cost in liquidating or employing deposits acquired to fund or maintain such Eurodollar Advance.

      3.5 Taxes. (i) All payments by the Borrower to or for the account of any Lender, the LC Issuer or the Agent hereunder or under any Note or the Facility LC Application shall be made free and clear of and without deduction for any and all Taxes. If the Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder to any Lender, the LC Issuer or the Agent, (a) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 3.5) such Lender, the LC Issuer or the Agent (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (b) the Borrower shall make such deductions, (c) the Borrower shall pay the full amount deducted to the relevant authority in accordance with applicable law and (d) the Borrower shall furnish to the Agent the original copy of a receipt evidencing payment thereof within 30 days after such payment is made.

      (ii) In addition, the Borrower hereby agrees to pay any present or future stamp or documentary taxes and any other excise or property taxes, charges or similar levies which arise from any payment made hereunder or under any Note or any Facility Application or from the execution or delivery of, or otherwise with respect to, this Agreement, any Note or any Facility Application ("Other Taxes").

      (iii) The Borrower hereby agrees to indemnify the Agent, the LC Issuer and each Lender for the full amount of Taxes or Other Taxes (including, without limitation, any Taxes or Other Taxes imposed on amounts payable under this
Section 3.5) paid by the Agent, the LC Issuer or such Lender and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto. Payments due under this indemnification shall be made within 30 days of the date the Agent, the LC Issuer or such Lender makes demand therefor pursuant to Section 3.6.

      (iv) Each Lender that is not incorporated under the laws of the United States of America or a state thereof (each a "Non-U.S. Lender") agrees that it will, not more than ten Business Days after the date of this Agreement, (i) deliver to each of the Borrower and the Agent two duly completed copies of United States Internal Revenue Service Form W-8BEN or W-8ECI, certifying in either case that such Lender is entitled to receive payments under this Agreement without deduction or withholding of any United States federal income taxes, and (ii) deliver to each of the Borrower and the Agent a United States Internal Revenue Form W-8 or W-9, as the case may be, and certify that it is entitled to an exemption from United States backup withholding tax. Each Non-U.S. Lender further undertakes to deliver to each of the Borrower and the Agent (x) renewals or additional copies of such form (or any successor form) on or before the date that such form expires or becomes obsolete, and (y) after the occurrence of any event requiring a change in the most recent forms so delivered by it, such additional forms or amendments thereto as may be reasonably requested by the Borrower or the Agent. All forms or amendments described in the preceding sentence shall certify that such Lender is entitled to receive payments under this Agreement without deduction or withholding of any United States federal income taxes, unless an event (including without limitation any change in treaty, law or regulation) has occurred prior to the date on which any such delivery would otherwise be required which renders all such forms inapplicable or which would prevent such Lender from duly completing and delivering any such form or amendment with respect to it and such Lender advises the Borrower and the Agent that it is not capable of receiving payments without any deduction or withholding of United States federal income tax.

      (v) For any period during which a Non-U.S. Lender has failed to provide the Borrower with an appropriate form pursuant to clause (iv), above (unless such failure is due to a change in treaty, law or regulation, or any change in the interpretation or administration thereof by any governmental authority, occurring subsequent to the date on which a form originally was required to be provided), such Non-U.S. Lender shall not be entitled to indemnification under this Section 3.5 with respect to Taxes imposed by the United States; provided that, should a Non-U.S. Lender which is otherwise exempt from or subject to a reduced rate of withholding tax become subject to Taxes because of its failure to deliver a form required under clause (iv), above, the Borrower shall take such steps as such Non-U.S. Lender shall reasonably request to assist such Non-U.S. Lender to recover such Taxes.

      (vi) Any Lender that is entitled to an exemption from or reduction of withholding tax with respect to payments under this Agreement or any Note pursuant to the law of any relevant jurisdiction or any treaty shall deliver to the Borrower (with a copy to the Agent), at the time or times prescribed by applicable law, such properly completed and executed documentation prescribed by applicable law as will permit such payments to be made without withholding or at a reduced rate.

      (vii) If the U.S. Internal Revenue Service or any other governmental authority of the United States or any other country or any political subdivision thereof asserts a claim that the Agent did not properly withhold tax from amounts paid to or for the account of any Lender (because the appropriate form was not delivered or properly completed, because such Lender failed to notify the Agent of a change in circumstances which rendered its exemption from withholding ineffective, or for any other reason), such Lender shall indemnify the Agent fully for all amounts paid, directly or indirectly, by the Agent as tax, withholding therefor, or otherwise, including penalties and interest, and including taxes imposed by any jurisdiction on amounts payable to the Agent under this subsection, together with all costs and expenses related thereto (including attorneys fees and time charges of attorneys for the Agent, which attorneys may be employees of the Agent). The obligations of the Lenders under this Section 3.5(vii) shall survive the payment of the Obligations and termination of this Agreement.

      3.6 Lender Statements; Survival of Indemnity. To the extent reasonably possible, each Lender shall designate an alternate Lending Installation with respect to its Eurodollar Loans to reduce any liability of the Borrower to such Lender under Sections 3.1, 3.2 and 3.5 or to avoid the unavailability of Eurodollar Advances under Section 3.3, so long as such designation is not, in the judgment of such Lender, disadvantageous to such Lender. Each Lender shall deliver a written statement of such Lender to the Borrower (with a copy to the Agent) as to the amount due, if any, under Section 3.1, 3.2, 3.4 or 3.5. Such written statement shall set forth in reasonable detail the calculations upon which such Lender determined such amount and shall be final, conclusive and binding on the Borrower in the absence of manifest error. Determination of amounts payable under such Sections in connection with a Eurodollar Loan shall be calculated as though each Lender funded its Eurodollar Loan through the purchase of a deposit of the type and maturity corresponding to the deposit used as a reference in determining the Eurodollar Rate applicable to such Loan, whether in fact that is the case or not. Unless otherwise provided herein, the amount specified in the written statement of any Lender shall be payable on demand after receipt by the Borrower of such written statement. The obligations of the Borrower under Sections 3.1, 3.2, 3.4 and 3.5 shall survive payment of the Obligations and termination of this Agreement.

                                   ARTICLE IV

                              CONDITIONS PRECEDENT
                              --------------------

      4.1 Initial Credit Extension. The Lenders shall not be required to make the initial Credit Extension hereunder unless the Borrower has furnished to the Agent with sufficient copies for the Lenders:

            (i) Copies of the articles or certificate of incorporation of the Borrower, together with all amendments, and a certificate of good standing, each certified by the appropriate governmental officer in its jurisdiction of incorporation.

            (ii) Copies certified by the Secretary or Assistant Secretary of the Borrower, of its by-laws and of its Board of Directors' resolutions and of resolutions or actions of any other body authorizing the execution of the Loan Documents to which the Borrower is a party.

            (iii) An incumbency certificate, executed by the Secretary or Assistant Secretary of the Borrower, which shall identify by name and title and bear the signatures of the Authorized Officers and any other officers of the Borrower authorized to sign the Loan Documents to which the Borrower is a party, upon which certificate the Agent and the Lenders shall be entitled to rely until informed of any change in writing by the Borrower.

            (iv) Copies of the articles or certificate of incorporation of GPU, together with all amendments, and a certificate of good standing, each certified by the appropriate governmental officer in its jurisdiction of incorporation.

            (v) Copies, certified by the Secretary or Assistant Secretary of GPU, of its by-laws authorizing the execution of the Loan Documents to which GPU is a party.

            (vi) An incumbency certificate, certificate, executed by the Secretary or Assistant Secretary of GPU, which shall identify by name and title and bear the signatures of the Authorized Officers and any other officers of GPU authorized to sign the Loan Documents to which GPU is a party, upon which certificate the Agent and the Lenders shall be entitled to rely until informed of any change in writing by GPU.

            (vii) A certificate, signed by the chief financial officer of the Borrower, stating that on the initial Credit Extension no Default or Unmatured Default has occurred and is continuing.

            (viii) A written opinion of the Borrower's counsel, addressed to the Lenders in substantially the form of Exhibit A.

            (ix)   Agreement.

            (x) A written opinion of GPU's counsel, addressed to the Lenders in substantially the form of Exhibit F.

            (xi) Any Notes requested by a Lender pursuant to Section 2.13 payable to the order of each such requesting Lender.

            (xii) Written money transfer instructions, in substantially the form of Exhibit D, addressed to the Agent and signed by an Authorized Officer, together with such other related money transfer authorizations as the Agent may have reasonably requested.

            (xiii) Such other documents as any Lender or its counsel may have reasonably requested.

      4.2 Each Advance. The Lenders shall not be required to make any Advance unless on the applicable Credit Extension Date:

            (i)    There exists no Default or Unmatured Default.

            (ii) The representations and warranties contained in Article V are true and correct as of such Credit Extension Date except to the extent any such representation or warranty is stated to relate solely to an earlier date, in which case such representation or warranty shall have been true and correct on and as of such earlier date.

            (iii) All legal matters incident to the making of such Credit Extension shall be satisfactory to the Lenders and their counsel.

            Each Borrowing Notice or request for issuance of a Facility LC with respect to each such Credit Extension shall constitute a representation and warranty by the Borrower that the conditions contained in Sections 4.2(i) and
(ii) have been satisfied. Any Lender may require a duly completed compliance certificate in substantially the form of Exhibit B as a condition to making a Credit Extension.

                                    ARTICLE V

                         REPRESENTATIONS AND WARRANTIES
                         ------------------------------

      The Borrower represents and warrants to the Lenders that:

      5.1 Existence and Standing. Each of the Borrower and its Material Subsidiaries is a corporation, partnership (in the case of Subsidiaries only) or limited liability company duly and properly incorporated or organized, as the case may be, validly existing and (to the extent such concept applies to such entity) in good standing under the laws of its jurisdiction of incorporation or organization and has all requisite authority to conduct its business in each jurisdiction in which its business is conducted.

      5.2 Authorization and Validity. The Borrower has the power and authority and legal right to execute and deliver the Loan Documents to which it is a party and to perform its obligations thereunder. The execution and delivery by the Borrower of the Loan Documents to which it is a party and the performance of its obligations thereunder have been duly authorized by proper corporate proceedings, and the Loan Documents to which the Borrower is a party constitute legal, valid and binding obligations of the Borrower enforceable against the Borrower in accordance with their terms, except as enforceability may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally.

      5.3   No Conflict; Government Consent.  Neither the execution and delivery by the Borrower of the Loan Documents to which it is a party, nor the consummation of the transactions therein contemplated, nor compliance with the provisions thereof will
violate (i) any law, rule, regulation, order, writ, judgment, injunction, decree or award binding on the Borrower or any of its Subsidiaries or (ii) the Borrower's or any Subsidiary's articles or certificate of incorporation, partnership agreement, certificate of partnership, articles or certificate of organization, by-laws, or operating or other management agreement, as the case may be, or (iii) the provisions of any indenture, instrument or agreement to which the Borrower or any of its Subsidiaries is a party or is subject, or by which it, or its Property, is bound, or conflict with or constitute a default thereunder, or result in, or require, the creation or imposition of any Lien in, of or on the Property of the Borrower or a Subsidiary pursuant to the terms of any such indenture, instrument or agreement. No order, consent, adjudication, approval, license, authorization, or validation of, or filing, recording or registration with, or exemption by, or other action in respect of any governmental or public body or authority, or any subdivision thereof (including, without limitation, under the Public Utility Holding Company Act of 1935, as amended), which has not been obtained by the Borrower or any of its
Subsidiaries, is required to be obtained by the Borrower or any of its Subsidiaries in connection with the execution and delivery of the Loan Documents, the borrowings under this Agreement, the payment and performance by the Borrower of the Obligations or the legality, validity, binding effect or enforceability of any of the Loan Documents.

      5.4 Financial Statements. The December 31, 1999 and the June 30, 2000 consolidated financial statements of the Borrower and its Subsidiaries heretofore delivered to the Lenders were prepared in accordance with generally accepted accounting principles in effect on the date such statements were prepared and fairly present the consolidated financial condition and operations of the Borrower and its Subsidiaries at such dates and the consolidated results of their operations for the periods then ended.

      5.5 Material Adverse Change. Since December 31, 1999 there has been no change in the business, Property, prospects, condition (financial or otherwise) or results of operations of the Borrower and its Subsidiaries which could reasonably be expected to have a Material Adverse Effect.

      5.6 Taxes. The Borrower and its Subsidiaries have filed all United States federal tax returns and all other tax returns which are required to be filed and have paid all taxes due pursuant to said returns or pursuant to any assessment received by the Borrower or any of its Subsidiaries, except such taxes, if any, as are being contested in good faith and as to which adequate reserves have been provided in accordance with Agreement Accounting Principles and as to which no Lien exists. The United States income tax returns of the Borrower and its Subsidiaries have been audited by the Internal Revenue Service through the fiscal year ended December 31, 1996. No tax liens have been filed and no claims are being asserted with respect to any such taxes. The charges, accruals and reserves on the books of the Borrower and its Subsidiaries in respect of any taxes or other governmental charges are adequate.

      5.7 Litigation and Contingent Obligations. There is no litigation, arbitration, governmental investigation, proceeding or inquiry pending or, to the knowledge of any of their officers, threatened against or affecting the Borrower or any of its Subsidiaries which could reasonably be expected to have a Material Adverse Effect or which seeks to prevent, enjoin or delay the making of any Credit Extensions. Other than any liability incident to any litigation, arbitration or proceeding which could not reasonably be expected to have a Material Adverse Effect, the Borrower has no material contingent obligations not provided for or disclosed in the financial statements referred to in Section 5.4.

      5.8 Subsidiaries. Schedule 1 contains an accurate list of all Subsidiaries of the Borrower as of the date of this Agreement, setting forth their respective jurisdictions of organization and the percentage of their respective capital stock or other ownership interests owned by the Borrower or other Subsidiaries. All of the issued and outstanding shares of capital stock or other ownership interests of such Subsidiaries have been (to the extent such concepts are relevant with respect to such ownership interests) duly authorized and issued and are fully paid and non-assessable.

      5.9 ERISA. The Unfunded Liabilities of all Single Employer Plans do not in the aggregate exceed $5,000,000. Neither the Borrower nor any other member of the Controlled Group has incurred, or is reasonably expected to incur, any withdrawal liability to Multiemployer Plans in excess of $5,000,000 in the aggregate. Each Plan complies in all material respects with all applicable requirements of law and regulations, no Reportable Event has occurred with respect to any Plan, neither the Borrower nor any other member of the Controlled Group has withdrawn from any Plan or initiated steps to do so, and no steps have been taken to reorganize or terminate any Plan.

      5.10 Accuracy of Information. No information, exhibit or report furnished by the Borrower or any of its Subsidiaries to the Agent or to any Lender in connection with the negotiation of, or compliance with, the Loan Documents contained any material misstatement of fact or omitted to state a material fact or any fact necessary to make the statements contained therein not misleading.

      5.11 Regulation U. Margin stock (as defined in Regulation U) constitutes less than 25% of the value of those assets of the Borrower and its Subsidiaries which are subject to any limitation on sale, pledge, or other restriction hereunder.

      5.12 Material Agreements. Neither the Borrower nor any Subsidiary is a party to any agreement or instrument or subject to any charter or other corporate restriction which could reasonably be expected to have a Material Adverse Effect. Neither the Borrower nor any Subsidiary is in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in (i) any agreement to which it is a party, which default could reasonably be expected to have a Material Adverse Effect or (ii) any agreement or instrument evidencing or governing Indebtedness.

      5.13 Compliance With Laws. The Borrower and its Subsidiaries have complied with all applicable statutes, rules, regulations, orders and restrictions of any domestic or foreign government or any instrumentality or agency thereof having jurisdiction over the conduct of their respective businesses or the ownership of their respective Property, except to the extent that the failure to so comply would not result in a Material Adverse Effect, and except laws, rules, regulations, judgments, injunctions or awards being contested in good faith.

      5.14 Ownership of Properties. Except as set forth on Schedule 2, on the date of this Agreement, the Borrower and its Subsidiaries will have good title, free of all Liens other than those permitted by Section 6.15, to all of the Property and assets reflected in the Borrower's most recent consolidated financial statements provided to the Agent as owned by the Borrower and its Subsidiaries.

      5.15 Plan Assets; Prohibited Transactions. The Borrower is not an entity deemed to hold "plan assets" within the meaning of 29 C.F.R. ss. 2510.3-101 of an employee benefit plan (as defined in Section 3(3) of ERISA) which is subject to Title I of ERISA or any plan (within the meaning of Section 4975 of the Code), and neither the execution of this Agreement nor the making of Credit Extensions hereunder gives rise to a prohibited transaction within the meaning of Section 406 of ERISA or Section 4975 of the Code.

      5.16 Environmental Matters. In the ordinary course of its business, the officers of the Borrower consider the effect of Environmental Laws on the business of the Borrower and its Subsidiaries, in the course of which they identify and evaluate potential risks and liabilities accruing to the Borrower due to Environmental Laws. On the basis of this consideration, the Borrower has concluded that Environmental Laws cannot reasonably be expected to have a Material Adverse Effect. Neither the Borrower nor any Subsidiary has received any notice to the effect that its operations are not in material compliance with any of the requirements of applicable Environmental Laws or are the subject of any federal or state investigation evaluating whether any remedial action is needed to respond to a release of any toxic or hazardous waste or substance into the environment, which non-compliance or remedial action could reasonably be expected to have a Material Adverse Effect.

      5.17 Investment Company Act. Neither the Borrower nor any Subsidiary is an "investment company" or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended.

      5.18 Insurance. The certificate signed by the President or Chief Financial Officer of the Borrower, that attests to the existence and adequacy of, and summarizes, the property and casualty insurance program carried by the Borrower with respect to itself and its Subsidiaries and that has been furnished by the Borrower to the Agent and the Lenders, is complete and accurate. This summary includes the insurer's or insurers' name(s), policy number(s), expiration date(s), amount(s) of coverage, type(s) of coverage, exclusion(s), and deductibles. This summary also includes similar information, and describes any reserves, relating to any self-insurance program that is in effect.

                                   ARTICLE VI

                                    COVENANTS
                                    ---------

            During the term of this Agreement, unless the Required Lenders shall otherwise consent in writing:

      6.1 Financial Reporting. The Borrower will maintain, for itself and each Subsidiary, a system of accounting established and administered in accordance with generally accepted accounting principles, and furnish to the Lenders:

            (i) Within 90 days after the close of each of its fiscal years, an audit report (unqualified as to scope or as to "going concern" status) certified by independent certified public accountants acceptable to the Lenders, prepared in accordance with Agreement Accounting Principles on a consolidated and consolidating basis (consolidating statements need not be certified by such accountants) for itself and its Subsidiaries, including balance sheets as of the end of such period, related profit and loss and reconciliation of surplus statements, and a statement of cash flows, accompanied by (a) any management letter prepared by said accountants, and (b) a certificate of said accountants that, in the course of their examination necessary for their certification of the foregoing, they have obtained no knowledge of any Default or Unmatured Default, or if, in the opinion of such accountants, any Default or Unmatured Default shall exist, stating the nature and status thereof.

            (ii) Within 60 days after the close of the first three quarterly periods of each of its fiscal years, for itself and its Subsidiaries, consolidated and consolidating unaudited balance sheets as at the close of each such period and consolidated and consolidating profit and loss and reconciliation of surplus statements and a statement of cash flows for the period from the beginning of such fiscal year to the end of such quarter, all certified by its chief financial officer.

            (iii)  Together  with  the  financial   statements   required  under
                   Sections 6.1(i) and (ii), a compliance certificate in substantially the form of Exhibit B signed by its chief financial officer showing the calculations necessary to determine compliance with this Agreement and stating that no Default or Unmatured Default exists, or if any Default or Unmatured Default exists, stating the nature and status thereof.
                                       35

            (iv) Within 270 days after the close of each fiscal year, a statement of the Unfunded Liabilities of each Single Employer Plan, certified as correct by an actuary enrolled under ERISA.

            (v) As soon as possible and in any event within 10 days after the Borrower knows that any Reportable Event has occurred with respect to any Plan, a statement, signed by the chief financial officer of the Borrower, describing said Reportable Event and the action which the Borrower proposes to take with respect thereto.

            (vi) As soon as possible and in any event within 10 days after receipt by the Borrower, a copy of (a) any notice or claim to the effect that the Borrower or any of its Subsidiaries is or may be liable to any Person as a result of the release by the Borrower, any of its Subsidiaries, or any other Person of any toxic or hazardous waste or substance into the environment, and (b) any notice alleging any violation of any federal, state or local environmental, health or safety law or regulation by the Borrower or any of its Subsidiaries, which, in either case, could reasonably be expected to have a Material Adverse Effect.

            (vii) Promptly upon the furnishing thereof to the shareholders of the Borrower, copies of all financial statements, reports and proxy statements so furnished.

            (viii)Promptly upon the filing thereof,  copies of all  registration statements and annual, quarterly, monthly or other regular reports which the Borrower or any of its Subsidiaries files with the Securities and Exchange Commission.

            (ix) Such other information (including non-financial information and regulatory information) as the Agent or any Lender may from time to time reasonably request.

      6.2 Use of Proceeds. The Borrower will, and will cause each Subsidiary to, use the proceeds of the Credit Extensions for general corporate purposes, including Investments permitted hereunder. The Borrower will not, nor will it permit any Subsidiary to, use any of the proceeds of the Loans to purchase or carry any "margin stock" (as defined in Regulation U).

      6.3 Notice of Default. The Borrower will give prompt notice in writing to the Lenders of the occurrence of any Default or Unmatured Default and of any other development, financial or otherwise, which could reasonably be expected to have a Material Adverse Effect.

      6.4 Conduct of Business. The Borrower will, and will cause each Subsidiary to, carry on and conduct its business in
                                       36
substantially the same manner and in substantially the same fields of enterprise as it is presently conducted and do all things necessary to remain duly incorporated or organized, validly existing and (to the extent such concept applies to such entity) in good standing as a domestic corporation, partnership or limited liability company in its jurisdiction of incorporation or organization, as the case may be, and maintain all requisite authority to conduct its business in each jurisdiction in which its business is conducted.

      6.5 Taxes. The Borrower will, and will cause each Subsidiary to, timely file complete and correct United States federal and applicable foreign, state and local tax returns required by law and pay when due all taxes, assessments and governmental charges and levies upon it or its income, profits or Property, except those which are being contested in good faith by appropriate proceedings and with respect to which adequate reserves have been set aside in accordance with Agreement Accounting Principles.

      6.6 Insurance. The Borrower will, and will cause each Material Subsidiary to, maintain with financially sound and reputable insurance companies insurance on all their Property in such amounts and covering such risks as is consistent with sound business practice, and the Borrower will furnish to any Lender upon request full information as to the insurance carried.

      6.7  Compliance  with  Laws.  The  Borrower  will,  and  will  cause  each
Subsidiary to, comply with all laws, rules, regulations, orders, writs, judgments, injunctions, decrees or awards to which it may be subject including, without limitation, all Environmental Laws, noncompliance with which would have a Material Adverse Effect, except laws, rules, regulations, judgments, injunctions, or awards being contest in good faith.

      6.8 Maintenance of Properties. The Borrower will, and will cause each Material Subsidiary to, do all things necessary to maintain, preserve, protect and keep its Property in good repair, working order and condition, and make all necessary and proper repairs, renewals and replacements so that its business carried on in connection therewith may be properly conducted at all times.

      6.9 Inspection. The Borrower will, and will cause each Subsidiary to, permit the Agent and the Lenders, by their respective representatives and agents, to inspect any of the Property, books and financial records of the Borrower and each Subsidiary, to examine and make copies of the books of accounts and other financial records of the Borrower and each Subsidiary, and to discuss the affairs, finances and accounts of the Borrower and each Subsidiary with, and to be advised as to the same by, their respective officers at such reasonable times and intervals as the Agent or any Lender may designate.

      6.10 Indebtedness. The Borrower will not, nor will it permit any Subsidiary to, create, incur or suffer to exist any Indebtedness, except:

            (i)    The Loans and the Reimbursement Obligations.

            (ii)   Indebtedness existing on the date hereof and described in
                   Schedule 2.

            (iii)  Indebtedness   secured  by  Liens   permitted  under  Section
                   6.14(vi) in an aggregate amount not to exceed $5,000,000 (prior to the delivery of the GPU Guaranty) or $10,000,000 (after the delivery of the GPU Guaranty) at any time outstanding.

            (iv)   Synthetic Leases.

      6.11 Merger. Prior to the Guaranty Date, the Borrower will not, nor will it permit any Subsidiary to, merge or consolidate with or into any other Person, except that a Subsidiary may merge into the Borrower or a Wholly-Owned Subsidiary and mergers in connection with Investments permitted pursuant to
Section 6.13(iii) so long as the Borrower, if a party to such merger, shall be the surviving corporation and if the Borrower is not a party to such merger, the surviving corporation shall be a Subsidiary.

      6.12 Sale of Assets. The Borrower will not, nor will it permit any Subsidiary to, lease, sell or otherwise dispose of its Property to any other Person, except:

            (i)    Sales of inventory in the ordinary course of business.

            (ii)   to the Borrower or any Subsidiary of the Borrower.

            (iii) Leases, sales or other dispositions of its Property that, together with all other Property of the Borrower and its Subsidiaries previously leased, sold or disposed of (other than inventory in the ordinary course of business) as permitted by this Section during the twelve-month period ending with the month in which any such lease, sale or other disposition occurs, do not constitute a Substantial Portion of the Property of the Borrower and its Subsidiaries.

      6.13 Investments and Acquisitions. The Borrower will not, nor will it permit any Subsidiary to, make or suffer to exist any Investments (including without limitation, loans and advances to, and other Investments in, Subsidiaries), or commitments therefor, or to create any Subsidiary or to become or remain a partner in any partnership or joint venture, or to make any Acquisition of any Person, except:

            (i)    Cash Equivalent Investments.

            (ii) Existing Investments in Subsidiaries and other Investments in existence on the date hereof and described in Schedule 1.

            (iii) Investments (including Acquisitions) in businesses engaged in activities similar to the Borrower's core competencies so long as such investments in the aggregate do not exceed $5,000,000.

      6.14 Liens. The Borrower will not, nor will it permit any Subsidiary to, create, incur, or suffer to exist any Lien in, of or on the Property of the Borrower or any of its Subsidiaries, except:

            (i) Liens for taxes, assessments or governmental charges or levies on its Property if the same shall not at the time be delinquent or thereafter can be paid without penalty, or are being contested in good faith and by appropriate proceedings and for which adequate reserves in accordance with Agreement Accounting Principles shall have been set aside on its books.

            (ii) Liens imposed by law, such as carriers', warehousemen's and mechanics' liens and other similar liens arising in the ordinary course of business which secure payment of obligations not more than 60 days past due or which are being contested in good faith by appropriate proceedings and for which adequate reserves shall have been set aside on its books.

            (iii) Liens (a) arising out of pledges or deposits under worker's compensation laws, unemployment insurance, old age pensions, or other social security or retirement benefits, or similar legislation or (b) to secure the performance of bids or contracts (other than contracts for the payment of money) made in the ordinary course of business.

            (iv) Utility easements, building restrictions and such other encumbrances or charges against real property as are of a nature generally existing with respect to properties of a similar character and which do not in any material way affect the marketability of the same or interfere with the use thereof in the business of the Borrower or its Subsidiaries.

            (v)    Liens existing on the date hereof and described in
                   Schedule 2.

            (vi) purchase money security interest on any property acquired or held by the Borrower or its Subsidiaries in the ordinary course of business, securing Indebtedness (including Capitalized Leases) incurred or assumed for the purpose of financing all or any part of the cost of acquiring such property; provided that (i) any such Lien attaches to such property concurrently with or within 20 days after the acquisition thereof, (ii) such Lien attaches solely to the property so acquired in such transaction, (iii) the principal amount of the debt secured thereby does not exceed 100% of the cost of such property, and (iv) the principal amount of the Indebtedness secured by any and all such purchase money security interests shall not at any time exceed $5,000,000 (prior to the delivery of the GPU Guaranty) or $10,000,000 (after the delivery of the GPU Guaranty).

      6.15 Affiliates. Except as provided under the Public Utility Holding Company Act of 1935, the Borrower will not, and will not permit any Subsidiary to, enter into any transaction (including, without limitation, the purchase or sale of any Property or service) with, or make any payment or transfer to, any Affiliate (other than the Borrower or any of its Subsidiaries) except in the ordinary course of business and pursuant to the reasonable requirements of the Borrower's or such Subsidiary's business and upon fair and reasonable terms no less favorable to the Borrower or such Subsidiary than the Borrower or such Subsidiary would obtain in a comparable arms-length transaction.

      6.16  Financial Covenants.

            6.16.1 Consolidated Tangible Net Worth to Consolidated Indebtedness Ratio. The Borrower will not permit the ratio, at any time after the Non Guaranty Date, of its Consolidated Tangible Net Worth to its Consolidated Indebtedness to be less than 1.00 to 1.35.

            6.16.2 Minimum Net Worth. The Borrower will, at all times after the Non Guaranty Date, maintain Consolidated Tangible Net Worth of at least $40,000,000.

      6.17 Subsidiary Dividends. The Borrower will not, and will not permit any of its Subsidiaries to, enter into any agreement or contract which would limit the right of any such Subsidiary to pay dividends or make distributions to the Borrower.

                                   ARTICLE VII

                                    DEFAULTS
                                    --------

            The occurrence of any one or more of the following events shall constitute a Default:

      7.1 Any representation or warranty made or deemed made by or on behalf of GPU or the Borrower or any of its Subsidiaries to the Lenders or the Agent under or in connection with this Agreement, any Credit Extension, or any certificate or information delivered in connection with this Agreement or any other Loan Document shall be materially false on the date as of which made.

      7.2 Nonpayment of principal of any Loan when due, nonpayment of any Reimbursement Obligation within one Business
                                       40

Day after the same becomes due, or nonpayment of interest upon any Loan or of any commitment fee, LC Fee or other obligations under any of the Loan Documents within five days after the same becomes due.

      7.3 The  breach  by the  Borrower  of any of the  terms or  provisions  of
Article VI Section 6.2, 6.10, 6.11, 6.12, 6.13, 6.14, 6.15, 6.16 or 6.17.

      7.4 The breach by the Borrower or GPU (other than a breach which constitutes a Default under another Section of this Article VII) of any of the terms or provisions of this Agreement or any other Loan Document which is not remedied within five days after written notice from the Agent or any Lender.

      7.5 Failure of the Borrower or any of its Subsidiaries or GPU or any Material GPU Subsidiary to pay when due any Indebtedness aggregating in excess of $5,000,000 in the case of the Borrower or any of its Subsidiaries, $20,000,000 in the case of GPU or $20,000,000 in the case of any Material GPU Subsidiary ("Material Indebtedness"); or the default by the Borrower, any of its Subsidiaries, GPU or any Material GPU Subsidiary in the performance (beyond the applicable grace period with respect thereto, if any) of any term, provision or condition contained in any agreement under which any such Material Indebtedness was created or is governed, or any other event shall occur or condition exist, the effect of which default or event is to cause, or to permit the holder or holders of such Material Indebtedness to cause, such Material Indebtedness to become due prior to its stated maturity; or any Material Indebtedness of the Borrower, any of its Subsidiaries, GPU or any Material GPU Subsidiary shall be declared to be due and payable or required to be prepaid or repurchased (other than by a regularly scheduled payment) prior to the stated maturity thereof; or the Borrower, any of its Subsidiaries, GPU or any Material GPU Subsidiary shall not pay, or admit in writing its inability to pay, its debts generally as they become due.

      7.6 The Borrower, any of its Subsidiaries, GPU or any Material GPU Subsidiary shall (i) have an order for relief entered with respect to it under the Federal bankruptcy laws as now or hereafter in effect, (ii) make an assignment for the benefit of creditors, (iii) apply for, seek, consent to, or acquiesce in, the appointment of a receiver, custodian, trustee, examiner, liquidator or similar official for it or any Substantial Portion of its Property, (iv) institute any proceeding seeking an order for relief under the Federal bankruptcy laws as now or hereafter in effect or seeking to adjudicate it a bankrupt or insolvent, or seeking dissolution, winding up, liquidation, reorganization, arrangement, adjustment or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors or fail to file an answer or other pleading denying the material allegations of any such proceeding filed against it, (v) take any corporate or partnership action to authorize or effect any of the foregoing actions set forth in this Section 7.6 or (vi) fail to contest in good faith any appointment or proceeding described in Section 7.7.

      7.7 Without the application, approval or consent of the Borrower, any of its Subsidiaries, GPU or any Material GPU Subsidiary, a receiver, trustee, examiner, liquidator or similar official shall be appointed for the Borrower, any of its Subsidiaries, GPU or any Material GPU Subsidiary or any Substantial Portion of its Property, or a proceeding described in Section 7.6(iv) shall be instituted against the Borrower, any of its Subsidiaries, GPU or any Material GPU Subsidiary and such appointment continues undischarged or such proceeding continues undismissed or unstayed for a period of 30 consecutive days.

      7.8 The Borrower, any of its Subsidiaries, GPU or any Material GPU Subsidiary shall fail within 30 days to pay, bond or otherwise discharge one or more judgments or orders for the payment of money in excess of $5,000,000 in the case of the Borrower and its Subsidiaries or $20,000,000 in the case of GPU and the Material GPU Subsidiaries (or the equivalent thereof in currencies other than U.S. Dollars) in the aggregate.

      7.9 The Unfunded Liabilities of all Single Employer Plans shall exceed in the aggregate $5,000,000 or any Reportable Event shall occur in connection with any Plan.

      7.10 The Borrower or any other member of the Controlled Group shall have been notified by the sponsor of a Multiemployer Plan that it has incurred withdrawal liability to such Multiemployer Plan in an amount which, when aggregated with all other amounts required to be paid to Multiemployer Plans by the Borrower or any other member of the Controlled Group as withdrawal liability (determined as of the date of such notification), exceeds $5,000,000 or requires payments exceeding $5,000,000 per annum.

      7.11 The Borrower or any other member of the Controlled Group shall have been notified by the sponsor of a Multiemployer Plan that such Multiemployer Plan is in reorganization or is being terminated, within the meaning of Title IV of ERISA, if as a result of such reorganization or termination the aggregate annual contributions of the Borrower and the other members of the Controlled Group (taken as a whole) to all Multiemployer Plans which are then in reorganization or being terminated have been or will be increased over the amounts contributed to such Multiemployer Plans for the respective plan years of each such Multiemployer Plan immediately preceding the plan year in which the reorganization or termination occurs by an amount exceeding $5,000,000.

      7.12  Any Change in Control shall occur.

      7.13 Nonpayment by the Borrower or any Subsidiary of any obligation with respect to a Rate Management Transaction in excess of $5,000,000 when due.

      7.14 After its delivery, the GPU Guaranty shall fail to remain in full force or effect or any action shall be taken to discontinue or to assert the invalidity or unenforceability of the GPU Guaranty, or GPU shall fail to comply with any of the terms or provisions of the GPU Guaranty, or any GPU shall deny that it has any further liability under the GPU Guaranty, or shall give notice to such effect.

                                  ARTICLE VIII

                 ACCELERATION, WAIVERS, AMENDMENTS AND REMEDIES
                 ----------------------------------------------

      8.1 Acceleration; Facility LC Collateral Account. (i) If any Default described in Section 7.6 or 7.7 occurs with respect to the Borrower, the obligations of the Lenders to make Loans hereunder and the obligation and power of the LC Issuer to issue Facility LCs shall automatically terminate and the Obligations shall immediately become due and payable without any election or action on the part of the Agent, the LC Issuer or any Lender and the Borrower will be and become thereby unconditionally obligated, without any further notice, act or demand, to pay to the Agent an amount in immediately available funds, which funds shall be held in the Facility LC Collateral Account, equal to the difference of (x) the amount of LC Obligations at such time, less (y) the amount on deposit in the Facility LC Collateral Account at such time which is free and clear of all rights and claims of third parties and has not been applied against the Obligations (such difference, the "Collateral Shortfall Amount"). If any other Default occurs, the Required Lenders (or the Agent with the consent of the Required Lenders) may (a) terminate or suspend the obligations of the Lenders to make Loans hereunder and the obligation and power of the LC Issuer to issue Facility LCs, or declare the Obligations to be due and payable, or both, whereupon the Obligations shall become immediately due and payable, without presentment, demand, protest or notice of any kind, all of which the Borrower hereby expressly waives, and (b) upon notice to the Borrower and in addition to the continuing right to demand payment of all amounts payable under this Agreement, make demand on the Borrower to pay, and the Borrower will, forthwith upon such demand and without any further notice or act, pay to the Agent the Collateral Shortfall Amount, which funds shall be deposited in the Facility LC Collateral Account.

      (ii) If at any time while any Default is continuing, the Agent determines that the Collateral Shortfall Amount at such time is greater than zero, the Agent may make demand on the Borrower to pay, and the Borrower will, forthwith upon such demand and without any further notice or act, pay to the Agent the Collateral Shortfall Amount, which funds shall be deposited in the Facility LC Collateral Account.

      (iii) The Agent may at any time or from time to time after funds are deposited in the Facility LC Collateral Account, apply such funds to the payment of the Obligations and any other amounts as shall from time to time have become due and payable by the Borrower to the Lenders or the LC Issuer under the Loan Documents.

      (iv) At any time while any Default is continuing, neither the Borrower nor any Person claiming on behalf of or through the Borrower shall have any right to withdraw any of the funds held in the Facility LC Collateral Account. After all of the Obligations have been indefeasibly paid in full and the Aggregate

Commitment has been terminated, any funds remaining in the Facility LC Collateral Account shall be returned by the Agent to the Borrower or paid to whomever may be legally entitled thereto at such time.

      (v) If, within 30 days after acceleration of the maturity of the Obligations or termination of the obligations of the Lenders to make Loans and the obligation and power of the LC Issuer to issue Facility LCs hereunder as a result of any Default (other than any Default as described in Section 7.6 or 7.7 with respect to the Borrower) and before any judgment or decree for the payment of the Obligations due shall have been obtained or entered, the Required Lenders (in their sole discretion) shall so direct, the Agent shall, by notice to the Borrower, rescind and annul such acceleration and/or termination.

      8.2 Amendments. Subject to the provisions of this Article VIII, the Required Lenders (or the Agent with the consent in writing of the Required Lenders) and the Borrower may enter into agreements supplemental hereto for the purpose of adding or modifying any provisions to the Loan Documents or changing in any manner the rights of the Lenders or the Borrower hereunder or waiving any Default hereunder; provided, however, that no such supplemental agreement shall, without the consent of all of the Lenders:

            (i) Extend the final maturity of any Loan, or extend the expiry date of any Facility LC to a date after the Facility Termination Date or forgive all or any portion of the principal amount thereof or any Reimbursement Obligation related thereto, or reduce the rate or extend the time of payment of interest or fees thereon or Reimbursement Obligations related thereto.

            (ii) Reduce the percentage specified in the definition of Required Lenders.

            (iii) Extend the Facility Termination Date, or reduce the amount or extend the payment date, for the mandatory payments required under Section 2.2, or increase the amount of the Aggregate Commitment, the Commitment of any Lender hereunder or the commitment to issue Facility LCs, or permit the Borrower to assign its rights under this Agreement.

            (iv)   Amend this Section 8.2.

            (v) Release GPU from any of its obligations under the Support Agreement or, if delivered, the GPU Guaranty.

No amendment of any provision of this Agreement relating to the Agent shall be effective without the written consent of the Agent, and no amendment of any provision relating to the LC Issuer shall be effective without the written consent of the LC Issuer. The Agent may waive payment of the fee required under

Section 12.3.2 without obtaining the consent of any other party to this Agreement.

      8.3 Preservation of Rights. No delay or omission of the Lenders, the LC Issuer or the Agent to exercise any right under the Loan Documents shall impair such right or be construed to be a waiver of any Default or an acquiescence therein, and the making of a Credit Extension notwithstanding the existence of a Default or the inability of the Borrower to satisfy the conditions precedent to such Credit Extension shall not constitute any waiver or acquiescence. Any single or partial exercise of any such right shall not preclude other or further exercise thereof or the exercise of any other right, and no waiver, amendment or other variation of the terms, conditions or provisions of the Loan Documents whatsoever shall be valid unless in writing signed by the Lenders required pursuant to Section 8.2, and then only to the extent in such writing specifically set forth. All remedies contained in the Loan Documents or by law afforded shall be cumulative and all shall be available to the Agent, the LC Issuer and the Lenders until the Obligations have been paid in full.

                                   ARTICLE IX

                               GENERAL PROVISIONS
                               ------------------

      9.1 Survival of Representations. All representations and warranties of the Borrower contained in this Agreement shall survive the making of the Credit Extensions herein contemplated.

      9.2 Governmental Regulation. Anything contained in this Agreement to the contrary notwithstanding, neither the LC Issuer nor any Lender shall be obligated to extend credit to the Borrower in violation of any limitation or prohibition provided by any applicable statute or regulation.

      9.3 Headings. Section headings in the Loan Documents are for convenience of reference only, and shall not govern the interpretation of any of the provisions of the Loan Documents.

      9.4 Entire Agreement. The Loan Documents embody the entire agreement and understanding among the Borrower, the Agent, the LC Issuer and the Lenders and supersede all prior agreements and understandings among the Borrower, the Agent, the LC Issuer and the Lenders relating to the subject matter thereof other than the fee letter described in Section 10.13.

      9.5 Several Obligations; Benefits of this Agreement. The respective obligations of the Lenders hereunder are several and not joint and no Lender shall be the partner or agent of any other (except to the extent to which the Agent is authorized to act as such). The failure of any Lender to perform any of its obligations hereunder shall not relieve any other Lender from any of its obligations hereunder. This Agreement shall not be construed so as to confer any right or benefit upon any Person other than the parties to this Agreement and their respective successors and assigns, provided, however, that the parties hereto expressly agree that the Arranger shall enjoy the benefits
                                       45
of the provisions of Sections 9.6, 9.10 and 10.11 to the extent specifically set forth therein and shall have the right to enforce such provisions on its own behalf and in its own name to the same extent as if it were a party to this Agreement.

      9.6 Expenses; Indemnification. (i) The Borrower shall reimburse the Agent and the Arranger for any costs, internal charges and out-of-pocket expenses (including attorneys' fees and time charges of attorneys for the Agent, which attorneys may be employees of the Agent) paid or incurred by the Agent or the Arranger in connection with the preparation, negotiation, execution, delivery, syndication, distribution (including, without limitation, via the internet), review, amendment, modification, and administration of the Loan Documents. The Borrower also agrees to reimburse the Agent, the Arranger, the LC Issuer and the Lenders for any costs, internal charges and out-of-pocket expenses (including attorneys' fees and time charges of attorneys for the Agent, the Arranger, the LC Issuer and the Lenders, which attorneys may be employees of the Agent, the Arranger, the LC Issuer or the Lenders) paid or incurred by the Agent, the Arranger, the LC Issuer or any Lender in connection with the collection and enforcement of the Loan Documents. Expenses being reimbursed by the Borrower under this Section include, without limitation, costs and expenses incurred in connection with the Reports described in the following sentence. The Borrower acknowledges that from time to time Bank One may prepare and may distribute to the Lenders (but shall have no obligation or duty to prepare or to distribute to the Lenders) certain audit reports (the "Reports") pertaining to the Borrower's assets for internal use by Bank One from information furnished to it by or on behalf of the Borrower, after Bank One has exercised its rights of inspection pursuant to this Agreement.

      (ii) The Borrower hereby further agrees to indemnify the Agent, the Arranger, the LC Issuer, each Lender, their respective affiliates, and each of their directors, officers and employees against all losses, claims, damages, penalties, judgments, liabilities and expenses (including, without limitation, all expenses of litigation or preparation therefor whether or not the Agent, the Arranger, the LC Issuer, any Lender or any affiliate is a party thereto) which any of them may pay or incur arising out of or relating to this Agreement, the other Loan Documents, the transactions contemplated hereby or the direct or indirect application or proposed application of the proceeds of any Credit Extension hereunder except to the extent that they are determined in a final non-appealable judgment by a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of the party seeking indemnification. The obligations of the Borrower under this Section 9.6 shall survive the termination of this Agreement.

      9.7 Numbers of Documents. All statements, notices, closing documents, and requests hereunder shall be furnished to the Agent with sufficient counterparts so that the Agent may furnish one to each of the Lenders.

      9.8  Accounting.  Except  as  provided  to  the  contrary  herein,  all
accounting   terms  used  herein  shall  be   interpreted   and  all  accounting
determinations hereunder shall be made in accordance with Agreement Accounting Principles.
                                      46

      9.9 Severability of Provisions. Any provision in any Loan Document that is held to be inoperative, unenforceable, or invalid in any jurisdiction shall, as to that jurisdiction, be inoperative, unenforceable, or invalid without affecting the remaining provisions in that jurisdiction or the operation, enforceability, or validity of that provision in any other jurisdiction, and to this end the provisions of all Loan Documents are declared to be severable.

      9.10 Nonliability of Lenders. The relationship between the Borrower on the one hand and the Lenders, the LC Issuer and the Agent on the other hand shall be solely that of borrower and lender. Neither the Agent, the Arranger, the LC Issuer nor any Lender shall have any fiduciary responsibilities to the Borrower. Neither the Agent, the Arranger, the LC Issuer nor any Lender undertakes any responsibility to the Borrower to review or inform the Borrower of any matter in connection with any phase of the Borrower's business or operations. The Borrower agrees that neither the Agent, the Arranger, the LC Issuer nor any Lender shall have liability to the Borrower (whether sounding in tort, contract or otherwise) for losses suffered by the Borrower in connection with, arising out of, or in any way related to, the transactions contemplated and the relationship established by the Loan Documents, or any act, omission or event occurring in connection therewith, unless it is determined in a final non-appealable judgment by a court of competent jurisdiction that such losses resulted from the gross negligence or willful misconduct of the party from which recovery is sought. Neither the Agent, the Arranger, the LC Issuer nor any Lender shall have any liability with respect to, and the Borrower hereby waives, releases and agrees not to sue for, any special, indirect, consequential or punitive damages suffered by the Borrower in connection with, arising out of, or in any way related to the Loan Documents or the transactions contemplated thereby.

      9.11 Confidentiality. Each Lender agrees to hold any confidential information which it may receive from the Borrower pursuant to this Agreement in confidence, except for disclosure (i) to its Affiliates and to other Lenders and their respective Affiliates, (ii) to legal counsel, accountants, and other professional advisors to such Lender or to a Transferee, (iii) to regulatory officials, (iv) to any Person as requested pursuant to or as required by law, regulation, or legal process, (v) to any Person in connection with any legal proceeding to which such Lender is a party, (vi) to such Lender's direct or indirect contractual counterparties in swap agreements or to legal counsel, accountants and other professional advisors to such counterparties, and (vii) permitted by Section 12.4.

      9.12 Nonreliance. Each Lender hereby represents that it is not relying on or looking to any margin stock (as defined in Regulation U of the Board of Governors of the Federal Reserve System) for the repayment of the Credit Extensions provided for herein.
                                       47

      9.13 Disclosure. The Borrower and each Lender hereby acknowledge and agree that Bank One and/or its Affiliates from time to time may hold investments in, make other loans to or have other relationships with the Borrower and its Affiliates.

                                    ARTICLE X

                                    THE AGENT
                                    ---------

      10.1 Appointment; Nature of Relationship. Bank One, NA is hereby appointed by each of the Lenders as its contractual representative (herein referred to as the "Agent") hereunder and under each other Loan Document, and each of the Lenders irrevocably authorizes the Agent to act as the contractual representative of such Lender with the rights and duties expressly set forth herein and in the other Loan Documents. The Agent agrees to act as such contractual representative upon the express conditions contained in this Article
X.  Notwithstanding  the  use of  the  defined  term  "Agent,"  it is  expressly understood and agreed that the Agent shall not have any fiduciary responsibilities to any Lender by reason of this Agreement or any other Loan Document and that the Agent is merely acting as the contractual representative of the Lenders with only those duties as are expressly set forth in this Agreement and the other Loan Documents. In its capacity as the Lenders' contractual representative, the Agent (i) does not hereby assume any fiduciary duties to any of the Lenders, (ii) is a "representative" of the Lenders within the meaning of Section 9-105 of the Uniform Commercial Code and (iii) is acting as an independent contractor, the rights and duties of which are limited to those expressly set forth in this Agreement and the other Loan Documents. Each of the Lenders hereby agrees to assert no claim against the Agent on any agency theory or any other theory of liability for breach of fiduciary duty, all of which claims each Lender hereby waives.

      10.2 Powers. The Agent shall have and may exercise such powers under the Loan Documents as are specifically delegated to the Agent by the terms of each thereof, together with such powers as are reasonably incidental thereto. The Agent shall have no implied duties to the Lenders, or any obligation to the Lenders to take any action thereunder except any action specifically provided by the Loan Documents to be taken by the Agent.

      10.3 General Immunity. Neither the Agent nor any of its directors, officers, agents or employees shall be liable to the Borrower, the Lenders or any Lender for any action taken or omitted to be taken by it or them hereunder or under any other Loan Document or in connection herewith or therewith except to the extent such action or inaction is determined in a final non-appealable judgment by a court of competent jurisdiction to have arisen from the gross negligence or willful misconduct of such Person.

      10.4 No Responsibility for Loans, Recitals, etc. Neither the Agent nor any of its directors, officers, agents or employees shall be responsible for or have any duty to ascertain, inquire into, or verify (a) any statement, warranty or representation made in connection with any Loan Document or any borrowing hereunder; (b) the performance or observance of any of the covenants or agreements of any obligor under any Loan Document, including, without limitation, any agreement by an obligor to furnish information directly to each Lender; (c) the satisfaction of any condition specified in Article IV, except receipt of items required to be delivered solely to the Agent; (d) the existence or possible existence of any Default or Unmatured Default; (e) the validity, enforceability, effectiveness, sufficiency or genuineness of any Loan Document or any other instrument or writing furnished in connection therewith; (f) the value, sufficiency, creation, perfection or priority of any Lien in any collateral security; or (g) the financial condition of the Borrower or any guarantor of any of the Obligations or of any of the Borrower's or any such guarantor's respective Subsidiaries. The Agent shall have no duty to disclose to the Lenders information that is not required to be furnished by the Borrower to the Agent at such time, but is voluntarily furnished by the Borrower to the Agent (either in its capacity as Agent or in its individual capacity).

      10.5 Action on Instructions of Lenders. The Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder and under any other Loan Document in accordance with written instructions signed by the Required Lenders, and such instructions and any action taken or failure to act pursuant thereto shall be binding on all of the Lenders. The Lenders hereby acknowledge that the Agent shall be under no duty to take any discretionary action permitted to be taken by it pursuant to the provisions of this Agreement or any other Loan Document unless it shall be requested in writing to do so by the Required Lenders. The Agent shall be fully justified in failing or refusing to take any action hereunder and under any other Loan Document unless it shall first be indemnified to its satisfaction by the Lenders pro rata against any and all liability, cost and expense that it may incur by reason of taking or continuing to take any such action.

      10.6 Employment of Agents and Counsel. The Agent may execute any of its duties as Agent hereunder and under any other Loan Document by or through employees, agents, and attorneys-in-fact and shall not be answerable to the Lenders, except as to money or securities received by it or its authorized agents, for the default or misconduct of any such agents or attorneys-in-fact selected by it with reasonable care. The Agent shall be entitled to advice of counsel concerning the contractual arrangement between the Agent and the Lenders and all matters pertaining to the Agent's duties hereunder and under any other Loan Document.

      10.7 Reliance on Documents; Counsel. The Agent shall be entitled to rely upon any Note, notice, consent, certificate, affidavit, letter, telegram, statement, paper or document believed by it to be genuine and correct and to have been signed or sent by the proper person or persons, and, in respect to legal matters, upon the opinion of counsel selected by the Agent, which counsel may be employees of the Agent.

      10.8 Agent's Reimbursement and Indemnification. The Lenders agree to reimburse and indemnify the Agent ratably in proportion to their respective Commitments (or, if the Commitments have been terminated, in proportion to their Commitments immediately prior to such termination) (i) for any amounts not reimbursed by the Borrower for which the Agent is entitled to reimbursement by the Borrower under the Loan Documents, (ii) for any other expenses incurred by the Agent on behalf of the Lenders, in connection with the preparation, execution, delivery, administration and enforcement of the Loan Documents (including, without limitation, for any expenses incurred by the Agent in connection with any dispute between the Agent and any Lender or between two or more of the Lenders) and (iii) for any liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind and nature whatsoever which may be imposed on, incurred by or asserted against the Agent in any way relating to or arising out of the Loan
Documents or any other document delivered in connection therewith or the transactions contemplated thereby (including, without limitation, for any such amounts incurred by or asserted against the Agent in connection with any dispute between the Agent and any Lender or between two or more of the Lenders), or the enforcement of any of the terms of the Loan Documents or of any such other documents, provided that (i) no Lender shall be liable for any of the foregoing to the extent any of the foregoing is found in a final non-appealable judgment by a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of the Agent and (ii) any indemnification required pursuant to Section 3.5(vii) shall, notwithstanding the provisions of this
Section 10.8, be paid by the relevant Lender in accordance with the provisions thereof. The obligations of the Lenders under this Section 10.8 shall survive payment of the Obligations and termination of this Agreement.

      10.9 Notice of Default. The Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Unmatured Default hereunder unless the Agent has received written notice from a Lender or the Borrower referring to this Agreement describing such Default or Unmatured Default and stating that such notice is a "notice of default". In the event that the Agent receives such a notice, the Agent shall give prompt notice thereof to the Lenders.

      10.10 Rights as a Lender. In the event the Agent is a Lender, the Agent shall have the same rights and powers hereunder and under any other Loan Document with respect to its Commitment and its Loans as any Lender and may exercise the same as though it were not the Agent, and the term "Lender" or "Lenders" shall, at any time when the Agent is a Lender, unless the context otherwise indicates, include the Agent in its individual capacity. The Agent and its Affiliates may accept deposits from, lend money to, and generally engage in any kind of trust, debt, equity or other transaction, in addition to those contemplated by this Agreement or any other Loan Document, with the Borrower or any of its Subsidiaries in which the Borrower or such Subsidiary is not restricted hereby from engaging with any other Person. The Agent, in its individual capacity, is not obligated to remain a Lender.

      10.11 Lender Credit Decision. Each Lender acknowledges that it has, independently and without reliance upon the Agent, the Arranger or any other Lender and based on the financial statements prepared by the Borrower and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement and the other Loan Documents. Each Lender also acknowledges that it will, independently and without reliance upon the Agent, the Arranger or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement and the other Loan Documents.

      10.12 Successor Agent. The Agent may resign at any time by giving written notice thereof to the Lenders and the Borrower, such resignation to be effective upon the appointment of a successor Agent or, if no successor Agent has been appointed, forty-five days after the retiring Agent gives notice of its intention to resign. The Agent may be removed at any time with or without cause by written notice received by the Agent from the Required Lenders, such removal to be effective on the date specified by the Required Lenders. Upon any such resignation or removal, the Required Lenders shall have the right to appoint, on behalf of the Borrower and the Lenders, a successor Agent. If no successor Agent shall have been so appointed by the Required Lenders within thirty days after the resigning Agent's giving notice of its intention to resign, then the resigning Agent may appoint, on behalf of the Borrower and the Lenders, a successor Agent. Notwithstanding the previous sentence, the Agent may at any time without the consent of the Borrower or any Lender, appoint any of its Affiliates which is a commercial bank as a successor Agent hereunder. If the Agent has resigned or been removed and no successor Agent has been appointed, the Lenders may perform all the duties of the Agent hereunder and the Borrower shall make all payments in respect of the Obligations to the applicable Lender and for all other purposes shall deal directly with the Lenders. No successor Agent shall be deemed to be appointed hereunder until such successor Agent has accepted the appointment. Any such successor Agent shall be a commercial bank having capital and retained earnings of at least $100,000,000. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the resigning or removed Agent. Upon the effectiveness of the resignation or removal of the Agent, the resigning or removed Agent shall be discharged from its duties and obligations hereunder and under the Loan Documents. After the effectiveness of the resignation or removal of an Agent, the provisions of this Article X shall continue in effect for the benefit of such Agent in respect of any actions taken or omitted to be taken by it while it was acting as the Agent hereunder and under the other Loan Documents. In the event that there is a successor to the Agent by merger, or the Agent assigns its duties and obligations to an Affiliate pursuant to this
Section 10.12, then the term "Prime Rate" as used in this Agreement shall mean the prime rate, base rate or other analogous rate of the new Agent.

      10.13 Agent and Arranger Fees. The Borrower agrees to pay to the Agent and the Arranger, for their respective accounts, the fees agreed to by the Borrower, the Agent and the Arranger pursuant to that certain term sheet dated October 2, 2000, or as otherwise agreed from time to time.

      10.14 Delegation to Affiliates. The Borrower and the Lenders agree that the Agent may delegate any of its duties under this Agreement to any of its Affiliates. Any such Affiliate (and such Affiliate's directors, officers, agents and employees) which performs duties in connection with this Agreement shall be entitled to the same benefits of the indemnification, waiver and other protective provisions to which the Agent is entitled under Articles IX and X.

      10.15 Execution of Collateral Documents. The Lenders hereby empower and authorize the Agent to execute and deliver to the Borrower on their behalf the Security Agreement(s) and all related financing statements and any financing statements, agreements, documents or instruments as shall be necessary or appropriate to effect the purposes of the Security Agreement(s).

                                   ARTICLE XI

                            SETOFF; RATABLE PAYMENTS
                            ------------------------

      11.1 Setoff. In addition to, and without limitation of, any rights of the Lenders under applicable law, if the Borrower becomes insolvent, however evidenced, or any Default occurs, any and all deposits (including all account balances, whether provisional or final and whether or not collected or available) and any other Indebtedness at any time held or owing by any Lender or any Affiliate of any Lender to or for the credit or account of the Borrower may be offset and applied toward the payment of the Obligations owing to such Lender, whether or not the Obligations, or any part thereof, shall then be due.

      11.2 Ratable Payments. If any Lender, whether by setoff or otherwise, has payment made to it upon its Outstanding Credit Exposure (other than payments received pursuant to Section 3.1, 3.2, 3.4 or 3.5) in a greater proportion than that received by any other Lender, such Lender agrees, promptly upon demand, to purchase a portion of the Aggregate Outstanding Credit Exposure held by the other Lenders so that after such purchase each Lender will hold its Pro Rata Share of the Aggregate Outstanding Credit Exposure. If any Lender, whether in connection with setoff or amounts which might be subject to setoff or otherwise, receives collateral or other protection for its Obligations or such amounts which may be subject to setoff, such Lender agrees, promptly upon demand, to take such action necessary such that all Lenders share in the benefits of such collateral ratably in proportion to their respective Pro Rata Shares of the Aggregate Outstanding Credit Exposure. In case any such payment is disturbed by legal process, or otherwise, appropriate further adjustments shall be made.

                                   ARTICLE XII

                BENEFIT OF AGREEMENT; ASSIGNMENTS; PARTICIPATIONS
                -------------------------------------------------

      12.1 Successors and Assigns. The terms and provisions of the Loan Documents shall be binding upon and inure to the benefit of the Borrower and the Lenders and their respective successors and assigns, except that (i) the Borrower shall not have the right to assign its rights or obligations under the Loan Documents and (ii) any assignment by any Lender must be made in compliance with Section 12.3. The parties to this Agreement acknowledge that clause (ii) of this Section 12.1 relates only to absolute assignments and does not prohibit assignments creating security interests, including, without limitation, (x) any pledge or assignment by any Lender of all or any portion of its rights under this Agreement and any Note to a Federal Reserve Bank or (y) in the case of a Lender which is a fund, any pledge or assignment of all or any portion of its rights under this Agreement and any Note to its trustee in support of its obligations to its trustee; provided, however, that no such pledge or assignment creating a security interest shall release the transferor Lender from its obligations hereunder unless and until the parties thereto have complied with the provisions of Section 12.3. The Agent may treat the Person which made any Loan or which holds any Note as the owner thereof for all purposes hereof unless and until such Person complies with Section 12.3; provided, however, that the Agent may in its discretion (but shall not be required to) follow instructions from the Person which made any Loan or which holds any Note to direct payments relating to such Loan or Note to another Person. Any assignee of the rights to any Loan or any Note agrees by acceptance of such assignment to be bound by all the terms and provisions of the Loan Documents. Any request, authority or consent of any Person, who at the time of making such request or giving such authority or consent is the owner of the rights to any Loan (whether or not a Note has been issued in evidence thereof), shall be conclusive and binding on any subsequent holder or assignee of the rights to such Loan.

      12.2  Participations.

            12.1.1 Permitted Participants; Effect. Any Lender may, in the ordinary course of its business and in accordance with applicable law, at any time sell to one or more banks or other entities ("Participants") participating interests in any Outstanding Credit Exposure of such Lender, any Note held by such Lender, any Commitment of such Lender or any other interest of such Lender under the Loan Documents. In the event of any such sale by a Lender of participating interests to a Participant, such Lender's obligations under the Loan Documents shall remain unchanged, such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, such Lender shall remain the owner of its Outstanding Credit Exposure and the holder of any Note issued to it in evidence thereof for all purposes under the Loan Documents, all amounts payable by the Borrower under this Agreement shall be determined as if such Lender had not sold such participating interests, and the Borrower and the Agent shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under the Loan Documents.

            12.1.2 Voting Rights. Each Lender shall retain the sole right to approve, without the consent of any Participant, any amendment, modification or waiver of any provision of the Loan Documents other than any amendment, modification or waiver with respect to any Credit Extension or Commitment in which such Participant has an interest which would require consent of all of the Lenders pursuant to the terms of Section 8.2 or of any other Loan Document.

            12.1.3 Benefit of Setoff. The Borrower agrees that each Participant shall be deemed to have the right of setoff provided in Section 11.1 in respect of its participating interest in amounts owing under the Loan Documents to the same extent as if the amount of its participating interest were owing directly to it as a Lender under the Loan Documents, provided that each Lender shall retain the right of setoff provided in Section 11.1 with respect to the amount of participating interests sold to each Participant. The Lenders agree to share with each Participant, and each Participant, by exercising the right of setoff provided in Section 11.1, agrees to share with each Lender, any amount received pursuant to the exercise of its right of setoff, such amounts to be shared in accordance with Section 11.2 as if each Participant were a Lender.

      12.2  Assignments.

            12.2.1 Permitted Assignments. Any Lender may, in the ordinary course of its business and in accordance with applicable law, at any time assign to one or more banks or other entities ("Purchasers") all or any part of its rights and obligations under the Loan Documents. Such assignment shall be substantially in the form of Exhibit C or in such other form as may be agreed to by the parties thereto. The consent of the Borrower and the Agent and the LC Issuer shall be required prior to an assignment becoming effective with respect to a Purchaser which is not a Lender or an Affiliate thereof; provided, however, that if a Default has occurred and is continuing, the consent of the Borrower shall not be required. Such consent shall not be unreasonably withheld or delayed. Each such assignment with respect to a Purchaser which is not a Lender or an Affiliate thereof shall (unless each of the Borrower and the Agent otherwise consents) be in an amount not less than the lesser of (i) $10,000,000 or (ii) the remaining amount of the assigning Lender's Commitment (calculated as at the date of such assignment) or outstanding Loans (if the applicable Commitment has been terminated). Bank One expects, at least initially, to serve as the sole Lender under the Credit Agreement; provided, however, that the Agent reserves the right to arrange with one or more banks or other entities assignments of Commitments under the Credit Agreement. Since the flexibility to assign part of the Commitment with other Lenders is for the benefit of the Lenders, all costs and fees (including legal costs) associated with arranging such assignment shall be for the account of the Lenders. The Borrower agrees to cooperate with the Agent and the Lenders in this matter.

            12.2.2 Effect; Effective Date. Upon (i) delivery to the Agent of an assignment, together with any consents required by Section 12.3.1, and (ii) payment of a $4,000 fee to the Agent for processing such assignment (unless such fee is waived by the Agent), such assignment shall become effective on the effective date specified in such assignment. The assignment shall contain a representation by the Purchaser to the effect that none of the consideration used to make the purchase of the Commitment and Outstanding Credit Exposure under the applicable assignment agreement constitutes "plan assets" as defined under ERISA and that the rights and interests of the Purchaser in and under the Loan Documents will not be "plan assets" under ERISA. On and after the effective date of such assignment, such Purchaser shall for all purposes be a Lender party to this Agreement and any other Loan Document executed by or on behalf of the Lenders and shall have all the rights and obligations of a Lender under the Loan Documents, to the same extent as if it were an original party hereto, and no further consent or action by the Borrower, the Lenders or the Agent shall be required to release the transferor Lender with respect to the percentage of the Aggregate Commitment and Outstanding Credit Exposure assigned to such Purchaser. Upon the consummation of any assignment to a Purchaser pursuant to this Section 12.3.2, the transferor Lender, the Agent and the Borrower shall, if the transferor Lender or the Purchaser desires that its Loans be evidenced by Notes, make appropriate arrangements so that new Notes or, as appropriate, replacement Notes are issued to such transferor Lender and new Notes or, as appropriate, replacement Notes, are issued to such Purchaser, in each case in principal amounts reflecting their respective Commitments, as adjusted pursuant to such assignment.

      12.3 Dissemination of Information. The Borrower authorizes each Lender to disclose to any Participant or Purchaser or any other Person acquiring an interest in the Loan Documents by operation of law (each a "Transferee") and any prospective Transferee any and all information in such Lender's possession concerning the creditworthiness of the Borrower and its Subsidiaries, including without limitation any information contained in any Reports; provided that each Transferee and prospective Transferee agrees to be bound by Section 9.11 of this Agreement.

      12.4 Tax Treatment. If any interest in any Loan Document is transferred to any Transferee which is organized under the laws of any jurisdiction other than the United States or any State thereof, the transferor Lender shall cause such Transferee, concurrently with the effectiveness of such transfer, to comply with the provisions of Section 3.5(iv).

                                  ARTICLE XIII

                                     NOTICES
                                     -------

      13.1 Notices. Except as otherwise permitted by Section 2.14 with respect to borrowing notices, all notices, requests and other communications to any party hereunder shall be in writing (including electronic transmission, facsimile transmission or similar writing) and shall be given to such party: (x) in the case of the Borrower or the Agent, at its address or facsimile number set forth on the signature pages hereof, (y) in the case of any Lender, at its address or facsimile number set forth in its administrative questionnaire or (z) in the case of any party, at such other address or facsimile number as such party may hereafter specify for the purpose by notice to the Agent and the Borrower in accordance with the provisions of this Section 13.1. Each such notice, request or other communication shall be effective (i) if given by facsimile transmission, when transmitted to the facsimile number specified in this Section and confirmation of receipt is received, (ii) if given by mail, 72 hours after such communication is deposited in the mails with first class postage prepaid, addressed as aforesaid, or (iii) if given by any other means, when delivered (or, in the case of electronic transmission, received) at the address specified in this Section; provided that notices to the Agent under
Article II shall not be effective until received.

      13.2 Change of Address. The Borrower, the Agent and any Lender may each change the address for service of notice upon it by a notice in writing to the other parties hereto.

                                   ARTICLE XIV

                                  COUNTERPARTS
                                  ------------

This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one agreement, and any of the parties hereto may execute this Agreement by signing any such counterpart. This Agreement shall be effective when it has been executed by the Borrower, the Agent, the LC Issuer and the Lenders and each party has notified the Agent by facsimile transmission or telephone that it has taken such action.

                                   ARTICLE XV

          CHOICE OF LAW; CONSENT TO JURISDICTION; WAIVER OF JURY TRIAL
          ------------------------------------------------------------

      15.1 CHOICE OF LAW. THE LOAN DOCUMENTS (OTHER THAN THOSE CONTAINING A CONTRARY EXPRESS CHOICE OF LAW PROVISION) SHALL BE CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS (INCLUDING, WITHOUT LIMITATION, 735 ILCS SECTION 105/5-1 ET SEQ, BUT OTHERWISE WITHOUT REGARD TO THE CONFLICT OF LAWS PROVISIONS) OF THE STATE OF ILLINOIS, BUT GIVING EFFECT TO FEDERAL LAWS APPLICABLE TO NATIONAL BANKS.

      15.2 CONSENT TO JURISDICTION. THE BORROWER HEREBY IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF ANY UNITED STATES FEDERAL OR ILLINOIS STATE COURT SITTING IN CHICAGO, ILLINOIS IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO ANY LOAN DOCUMENTS AND THE BORROWER HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT AND IRREVOCABLY WAIVES ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE AS TO THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH A COURT OR THAT SUCH COURT IS AN INCONVENIENT FORUM. NOTHING HEREIN SHALL LIMIT THE RIGHT OF THE AGENT, THE LC ISSUER OR ANY LENDER TO BRING PROCEEDINGS AGAINST THE BORROWER IN THE COURTS OF ANY OTHER

JURISDICTION. ANY JUDICIAL PROCEEDING BY THE BORROWER AGAINST THE AGENT, THE LC ISSUER OR ANY LENDER OR ANY AFFILIATE OF THE AGENT, THE LC ISSUER OR ANY LENDER INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH ANY LOAN DOCUMENT SHALL BE BROUGHT ONLY IN A COURT IN CHICAGO, ILLINOIS.

      15.3 WAIVER OF JURY TRIAL. THE BORROWER, THE AGENT, THE LC ISSUER AND EACH LENDER HEREBY WAIVE TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH ANY LOAN DOCUMENT OR THE RELATIONSHIP ESTABLISHED THEREUNDER.

            IN WITNESS WHEREOF, the Borrower, the Lenders and the Agent have executed this Agreement as of the date first above written.

            MYR GROUP, INC.

                              By:
                                   ---------------------------------

                              Title:
                                   ---------------------------------
                                    1701 West Golf Road
                                    Rolling Meadows, Illinois 60008

                              Attention:    William Koertner
                              Telephone:    ( 847) 290-1891
                              FAX:          ( 847) 290-1892

Commitments


            50,000,000        BANK ONE, NA,
                            Individually and as Agent


                              By:
                                   ---------------------------------

                              Title:
                                   ---------------------------------
                                    1 Bank One Plaza
                                    Chicago, Illinois 60670

                              Attention:    LaTanya Driver
                              Telephone:    (312) 732-1395
                              FAX:          (312) 732-4890

                                PRICING SCHEDULE

     --------------------------------------------------------------------------
         Applicable     Level I   Level II     Level III  Level IV   Level V
           Margin       Status    Status        Status    Status     Status
     --------------------------------------------------------------------------
     --------------------------------------------------------------------------
     Applicable Margin  .500%     .625%        .750%      1.000%     2.000%
     Rate
     --------------------------------------------------------------------------
     --------------------------------------------------------------------------
     Applicable Fee     .100%     .125%        .150%      .200%      .400%
     Rate
     --------------------------------------------------------------------------

            For the purposes of this Schedule, the following terms have the following meanings, subject to the final paragraph of this Schedule:

            "Level I Status" exists at any date if, on such date, GPU's Moody's Rating is A3 or better and GPU's S&P Rating is A- or better.

            "Level II Status" exists at any date if, on such date, (i) GPU has not qualified for Level I Status and (ii) GPU's Moody's Rating is Baa1 or better and GPU's S&P Rating is BBB+ or better.

            "Level III Status" exists at any date if, on such date, (i) GPU has not qualified for Level I Status or Level II Status and (ii) GPU's Moody's Rating is Baa2 or better and GPU's S&P Rating is BBB or better.

            "Level IV Status" exists at any date if, on such date, (i) GPU has not qualified for Level I Status, Level II Status or Level III Status and (ii) GPU's Moody's Rating is Baa3 or better and GPU's S&P Rating is BBB- or below.

            "Level V Status" exists at any date if, on such date, GPU has not qualified for Level I Status, Level II Status, Level III Status or Level IV Status.

            "Moody's Rating" means, at any time, the rating issued by Moody's and then in effect with respect to GPU's senior unsecured long-term debt securities without third-party credit enhancement.

            "S&P Rating" means, at any time, the rating issued by S&P and then in effect with respect to GPU's senior unsecured long-term debt securities without third-party credit enhancement.

            "Status" means either Level I Status, Level II Status, Level III Status, Level IV Status or Level V Status.

            The Applicable Margin and Applicable Fee Rate shall be determined in accordance with the foregoing table based on GPU's Status as determined from its then-current Moody's and S&P Ratings. The credit rating in effect on any date for the purposes of this Schedule is that in effect at the close of business on such date. If at any time GPU has no Moody's Rating or no S&P Rating, Level V Status shall exist.

                                    EXHIBIT A
                      FORM OF OPINION OF BORROWER'S COUNSEL

                          ---------------------- , 2000


The Agent and the Lenders who are parties to the Credit Agreement described below.


Gentlemen/Ladies:


            We are counsel for MYR Group, Inc. (the "Borrower"), and have represented the Borrower in connection with its execution and delivery of a Credit Agreement dated as of , 2000 (the "Agreement") among the Borrower, the Lenders named therein, and Bank One, NA, as Administrative Agent and LC Issuer, and providing for Advances in an aggregate principal amount not exceeding $50,000,000 at any one time outstanding. All capitalized terms used in this opinion and not otherwise defined herein shall have the meanings attributed to them in the Agreement.

            We have examined the Borrower's **[describe constitutive documents of Borrower and appropriate evidence of authority to enter into the transaction]**, the Loan Documents and such other matters of fact and law which we deem necessary in order to render this opinion. Based upon the foregoing, it is our opinion that:

      1. Each of the Borrower and its Subsidiaries is a corporation, partnership or limited liability company duly and properly incorporated or organized, as the case may be, validly existing and (to the extent such concept applies to such entity) in good standing under the laws of its jurisdiction of incorporation or organization and has all requisite authority to conduct its business in each jurisdiction in which its business is conducted.

      2. The execution and delivery by the Borrower of the Loan Documents to which it is a party and the performance by the Borrower of its obligations thereunder have been duly authorized by proper corporate proceedings on the part of the Borrower and will not:

            (a) require any consent of the Borrower's shareholders or members (other than any such consent as has already been given and remains in full force and effect);

            (b) violate (i) any law, rule, regulation, order, writ, judgment, injunction, decree or award binding on the Borrower or any of its Subsidiaries or (ii) the Borrower's or any Subsidiary's articles or certificate of incorporation, partnership agreement, certificate of partnership, articles or certificate of organization, by-laws, or operating or other management agreement, as the case may be, or (iii) the provisions of any indenture, instrument or agreement to which the Borrower or any of its Subsidiaries is a party or is subject, or by which it, or its Property, is bound, or conflict with or constitute a default thereunder; or

            (c) result in, or require, the creation or imposition of any Lien in, of or on the Property of the Borrower or a Subsidiary pursuant to the terms of any indenture, instrument or agreement binding upon the Borrower or any of its Subsidiaries.

      3. The Loan Documents to which the Borrower is a party have been duly executed and delivered by the Borrower and constitute legal, valid and binding obligations of the Borrower enforceable against the Borrower in accordance with their terms except to the extent the enforcement thereof may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally and subject also to the availability of equitable remedies if equitable remedies are sought.

      4. There is no litigation, arbitration, governmental investigation, proceeding or inquiry pending or, to the best of our knowledge after due inquiry, threatened against the Borrower or any of its Subsidiaries which, if adversely determined, could reasonably be expected to have a Material Adverse Effect.

      5. No order, consent, adjudication, approval, license, authorization, or validation of, or filing, recording or registration with, or exemption by, or other action in respect of any governmental or public body or authority, or any subdivision thereof (including, without limitation, under the Public Utility Holding Company Act of 1935, as amended), which has not been obtained by the Borrower or any of its Subsidiaries, is required to be obtained by the Borrower or any of its Subsidiaries in connection with the execution and delivery of the Loan Documents, the borrowings under the Agreement, the payment and performance by the Borrower of the Obligations, or the legality, validity, binding effect or enforceability of any of the Loan Documents.

            This opinion may be relied upon by the Agent, the Lenders and their participants, assignees and other transferees.

                                    Very truly yours,

                                    EXHIBIT B

                             COMPLIANCE CERTIFICATE


To:   The Lenders parties to the
      Credit Agreement Described Below

             This Compliance Certificate is furnished pursuant to that certain Credit Agreement dated as of ------- , 2000 (as amended, modified, renewed or extended from time to time, the "Agreement") among the MYR Group, Inc. (the "Borrower"), the lenders party thereto and Bank One, NA, as Administrative Agent for the Lenders and LC Issuer. Unless otherwise defined herein, capitalized terms used in this Compliance Certificate have the meanings ascribed thereto in the Agreement.

            THE UNDERSIGNED HEREBY CERTIFIES THAT:

      1.    I am the duly elected ----------------------- of the Borrower;

      2. I have reviewed the terms of the Agreement and I have made, or have caused to be made under my supervision, a detailed review of the transactions and conditions of the Borrower and its Subsidiaries during the accounting period covered by the attached financial statements;

      3. The examinations described in paragraph 2 did not disclose, and I have no knowledge of, the existence of any condition or event which constitutes a Default or Unmatured Default during or at the end of the accounting period covered by the attached financial statements or as of the date of this Certificate, except as set forth below; and

      4. Schedule I attached hereto sets forth financial data and computations evidencing the Borrower's compliance with certain covenants of the Agreement, all of which data and computations are true, complete and correct.

            Described below are the exceptions, if any, to paragraph 3 by listing, in detail, the nature of the condition or event, the period during which it has existed and the action which the Borrower has taken, is taking, or proposes to take with respect to each such condition or event:

            The foregoing certifications, together with the computations set forth in Schedule I hereto and the financial statements delivered with this Certificate in support hereof, are made and delivered this ------------------ day of ---- ,------.

                      SCHEDULE I TO COMPLIANCE CERTIFICATE

Compliance as of ---------,----- with
Provisions of ------ and -------- of
the Agreement

                                    EXHIBIT C

                              ASSIGNMENT AGREEMENT

            This Assignment Agreement (this "Assignment Agreement") between
 (the "Assignor") and                            (the "Assignee") is dated as
of                , 200  .  The parties hereto agree as follows:

      1. PRELIMINARY STATEMENT. The Assignor is a party to a Credit Agreement (which, as it may be amended, modified, renewed or extended from time to time is herein called the "Credit Agreement") described in Item 1 of Schedule 1 attached hereto ("Schedule 1"). Capitalized terms used herein and not otherwise defined herein shall have the meanings attributed to them in the Credit Agreement.

      2. ASSIGNMENT AND ASSUMPTION. The Assignor hereby sells and assigns to the Assignee, and the Assignee hereby purchases and assumes from the Assignor, an interest in and to the Assignor's rights and obligations under the Credit Agreement and the other Loan Documents, such that after giving effect to such assignment the Assignee shall have purchased pursuant to this Assignment Agreement the percentage interest specified in Item 3 of Schedule 1 of all outstanding rights and obligations under the Credit Agreement and the other Loan Documents relating to the facilities listed in Item 3 of Schedule 1. The aggregate Commitment (or Loans, if the applicable Commitment has been terminated) purchased by the Assignee hereunder is set forth in Item 4 of
Schedule 1.

      3. EFFECTIVE DATE. The effective date of this Assignment Agreement (the "Effective Date") shall be the later of the date specified in Item 5 of Schedule 1 or two Business Days (or such shorter period agreed to by the Agent) after this Assignment Agreement, together with any consents required under the Credit Agreement, are delivered to the Agent. In no event will the Effective Date occur if the payments required to be made by the Assignee to the Assignor on the Effective Date are not made on the proposed Effective Date.

      4. PAYMENT OBLIGATIONS. In consideration for the sale and assignment of Loans hereunder, the Assignee shall pay the Assignor, on the Effective Date, the amount agreed to by the Assignor and the Assignee. On and after the Effective Date, the Assignee shall be entitled to receive from the Agent all payments of principal, interest and fees with respect to the interest assigned hereby. The Assignee will promptly remit to the Assignor any interest on Loans and fees received from the Agent which relate to the portion of the Commitment or Loans assigned to the Assignee hereunder for periods prior to the Effective Date and not previously paid by the Assignee to the Assignor. In the event that either party hereto receives any payment to which the other party hereto is entitled under this Assignment Agreement, then the party receiving such amount shall promptly remit it to the other party hereto.

      5. RECORDATION FEE. The Assignor and Assignee each agree to pay one-half of the recordation fee required to be paid to the Agent in connection with this Assignment Agreement unless otherwise specified in Item 6 of Schedule 1.

      6. REPRESENTATIONS OF THE ASSIGNOR; LIMITATIONS ON THE ASSIGNOR'S LIABILITY. The Assignor represents and warrants that (i) it is the legal and beneficial owner of the interest being assigned by it hereunder, (ii) such interest is free and clear of any adverse claim created by the Assignor and
(iii) the execution and delivery of this Assignment Agreement by the Assignor is duly authorized. It is understood and agreed that the assignment and assumption hereunder are made without recourse to the Assignor and that the Assignor makes no other representation or warranty of any kind to the Assignee. Neither the
Assignor nor any of its officers, directors, employees, agents or attorneys shall be responsible for (i) the due execution, legality, validity, enforceability, genuineness, sufficiency or collectability of any Loan Document, including without limitation, documents granting the Assignor and the other Lenders a security interest in assets of the Borrower or any guarantor, (ii) any representation, warranty or statement made in or in connection with any of the Loan Documents, (iii) the financial condition or creditworthiness of the Borrower or any guarantor, (iv) the performance of or compliance with any of the terms or provisions of any of the Loan Documents, (v) inspecting any of the property, books or records of the Borrower, (vi) the validity, enforceability, perfection, priority, condition, value or sufficiency of any collateral securing or purporting to secure the Loans or (vii) any mistake, error of judgment, or action taken or omitted to be taken in connection with the Loans or the Loan Documents.

      7. REPRESENTATIONS AND UNDERTAKINGS OF THE ASSIGNEE. The Assignee (i) confirms that it has received a copy of the Credit Agreement, together with copies of the financial statements requested by the Assignee and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment Agreement, (ii) agrees that it will, independently and without reliance upon the Agent, the Assignor or any other Lender and based on such documents and information at it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, (iii) appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under the Loan Documents as are delegated to the Agent by the terms thereof, together with such powers as are reasonably incidental thereto, (iv) confirms that the execution and delivery of this Assignment Agreement by the Assignee is duly authorized, (v) agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender, (vi) agrees that its payment instructions and notice instructions are as set forth in the attachment to Schedule 1, (vii) confirms that none of the funds, monies, assets or other consideration being used to make the purchase and assumption hereunder are "plan assets" as defined under ERISA and that its rights, benefits and interests in and under the Loan Documents will not be "plan assets" under ERISA, (viii) agrees to indemnify and hold the Assignor harmless against all losses, costs and expenses (including, without limitation, reasonable attorneys' fees) and liabilities incurred by the Assignor in connection with or arising in any manner from the Assignee's non-performance of the obligations assumed under this Assignment Agreement, and (ix) if applicable, attaches the forms prescribed by the Internal Revenue Service of the United States certifying that the Assignee is entitled to receive payments under the Loan Documents without deduction or withholding of any United States federal income taxes.

      8. GOVERNING LAW. This Assignment Agreement shall be governed by the internal law, and not the law of conflicts, of the State of Illinois.

      9. NOTICES. Notices shall be given under this Assignment Agreement in the manner set forth in the Credit Agreement. For the purpose hereof, the addresses of the parties hereto (until notice of a change is delivered) shall be the address set forth in the attachment to Schedule 1.

      10. COUNTERPARTS; DELIVERY BY FACSIMILE. This Assignment Agreement may be executed in counterparts. Transmission by facsimile of an executed counterpart of this Assignment Agreement shall be deemed to constitute due and sufficient delivery of such counterpart and such facsimile shall be deemed to be an original counterpart of this Assignment Agreement.

            IN WITNESS WHEREOF, the duly authorized officers of the parties hereto have executed this Assignment Agreement by executing Schedule 1 hereto as of the date first above written.

                                   SCHEDULE 1
                             to Assignment Agreement

1.    Description and Date of Credit Agreement:  Credit Agreement dated as of
                       , 2000 among MYR Group, Inc., certain lenders and Bank One, NA, as Administrative Agent and LC Issuer

2.    Date of Assignment Agreement: ------------  , 200

3.    Amounts (As of Date of Item 2 above):

                                Facility    Facility     Facility    Facility
                                --------    --------     --------    --------
                                    1*          2*           3*           4*
                                --------    --------     --------    --------

     a.    Assignee's
           percentage
           of each Facility
           purchased
           under the
           Assignment
           Agreement**                %            %          %            %
                                --------    --------     --------    --------
    b.    Amount of
           each Facility
           purchased
           under the
           Assignment
           Agreement***          $           $           $            $
                                --------    --------     --------    --------

4.    Assignee's Commitment (or Loans
      with respect to terminated
      Commitments) purchased
      hereunder:***                 $

5.    Proposed Effective Date:  -------

6.    Non-standard Recordation Fee
      Arrangement                               N/A***

                                    [Assignor/Assignee
                                     to pay 100% of fee]
                                    [Fee waived by Agent]
Accepted and Agreed:

[NAME OF ASSIGNOR]                  [NAME OF ASSIGNEE]

By:    -------------------          By:   ------------------------
Title: -------------------          Title:------------------------
ACCEPTED AND CONSENTED TO****       BY   ACCEPTED AND CONSENTED TO****BY
MYR GROUP, INC.                     BANK ONE, NA

By:    ------------------           By:   ------------------------
Title: ------------------           Title: ------------------------


*     Insert specific  facility names per Credit Agreement
**    Percentage taken to 10 decimal places
***   If fee is split 50-50,  pick N/A as option
****  Delete if not required by Credit Agreement

               Attachment to SCHEDULE 1 to ASSIGNMENT AGREEMENT

                        ADMINISTRATIVE INFORMATION SHEET
                        --------------------------------

        Attach Assignor's  Administrative  Information Sheet, which must include notice addresses for the Assignor and the Assignee
                          (Sample form shown below)

                              ASSIGNOR INFORMATION
                              --------------------
Contact:

Name:                               Telephone No.:
Fax No.:                            Telex No.:
                                    Answerback:
Payment Information:
--------------------

Name & ABA # of Destination Bank:



Account Name & Number for Wire Transfer:


Other Instructions:

Address for Notices for Assignor:
---------------------------------

ASSIGNEE INFORMATION
--------------------
Credit Contact:
---------------

Name:                               Telephone No.:
Fax No.:                            Telex No.:
                                    Answerback:
Key Operations Contacts:
------------------------

Booking Installation:               Booking Installation:
Name:                               Name:
Telephone No.:                      Telephone No.:
Fax No.:                            Fax No.:
Telex No.:                          Telex No.:
Answerback:                         Answerback:

Payment Information:
--------------------

Name & ABA # of Destination Bank:


Account Name & Number for Wire Transfer:


Other Instructions:


Address for Notices for Assignee:
---------------------------------


      BANK ONE INFORMATION

      Assignee will be called promptly upon receipt of the signed agreement.

Initial Funding Contact:            Subsequent Operations Contact:

Name: ----------------------        Name:----------------------
Telephone No.:  (312)               Telephone No.:  (312)
                -----------                      --------------
Fax No.: (312)                      Fax No.: (312)
         ------------------                  ------------------
Bank One Telex No.:  190201  (Answerback: FNBC UT)
                     -----------------------------

Initial Funding Standards:
-------------------------

Libor - Fund 2 days after rates are set.

Bank One Wire Instructions:         Bank One, NA, ABA # 071000013
-------------------------           LS2 Incoming Account # 481152860000
                                    Ref: ---------------

Address for Notices for Bank One:   1 Bank One Plaza, Chicago, IL   60670
-------------------------------     Attn: Agency Compliance
                                    Division, Suite IL1-0353
                                    Fax No. (312) 732-2038 or (312)732-4339

                                  EXHIBIT D
                LOAN/CREDIT RELATED MONEY TRANSFER INSTRUCTION

To Bank One, NA,
as Administrative Agent (the "Agent") under the Credit Agreement
Described Below.

      Re: Credit Agreement, dated ----------------, 2000 (as the same may be amended or modified, the "Credit Agreement"), among MYR Group, Inc. (the "Borrower"), the Lenders named therein and Bank One, NA, as Administrative Agent and IC Issuer. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned thereto in the Credit Agreement.

            The Agent is specifically authorized and directed to act upon the following standing money transfer instructions with respect to the proceeds of Advances or other extensions of credit from time to time until receipt by the Agent of a specific written revocation of such instructions by the Borrower, provided, however, that the Agent may otherwise transfer funds as hereafter directed in writing by the Borrower in accordance with Section 13.1 of the Credit Agreement or based on any telephonic notice made in accordance with
Section 2.14 of the Credit Agreement.

Facility Identification Number(s)  ----------------------------

Customer/Account Name  ----------------------------

Transfer Funds To  ----------------------------

For Account No.  ----------------------------

Reference/Attention To ---------------------------

Authorized Officer (Customer Representative)                   Date -----------

----------------------------        ----------------------------
(Please Print)                      Signature

Bank Officer Name                   Date  ----------------------

----------------------------        ----------------------------
(Please Print)                      Signature

  (Deliver Completed Form to Credit Support Staff For Immediate Processing)

                                    EXHIBIT E

                                      NOTE


                                                      ----------- ,    2000


            MYR Group, Inc., a Delaware corporation (the "Borrower"), promises to pay to the order of ------------------------------------ (the "Lender") the
aggregate unpaid principal amount of all Loans made by the Lender to the Borrower pursuant to Article II of the Agreement (as hereinafter defined), in immediately available funds at the main office of Bank One, NA in Chicago, Illinois, as Agent, together with interest on the unpaid principal amount hereof at the rates and on the dates set forth in the Agreement. The Borrower shall pay the principal of and accrued and unpaid interest on the Loans in full on the Facility Termination Date.

            The Lender shall, and is hereby authorized to, record on the schedule attached hereto, or to otherwise record in accordance with its usual practice, the date and amount of each Loan and the date and amount of each principal payment hereunder.

            This Note is one of the Notes issued pursuant to, and is entitled to the benefits of, the Credit Agreement dated as of-------------- , 2000 (which, as it may be amended or modified and in effect from time to time, is herein called the "Agreement"), among the Borrower, the lenders party thereto, including the Lender, and Bank One, NA, as Agent and LC Issuer, to which Agreement reference is hereby made for a statement of the terms and conditions governing this Note, including the terms and conditions under which this Note may be prepaid or its maturity date accelerated. Capitalized terms used herein and not otherwise defined herein are used with the meanings attributed to them in the Agreement.

                                    MYR GROUP, INC.

                                    By:
                                    Print Name:
                                    Title:

                   SCHEDULE OF LOANS AND PAYMENTS OF PRINCIPAL
                                       TO
                            NOTE OF MYR GROUP, INC.,
                          DATED ---------------------,


                Principal     Maturity       Principal
                Amount of     of Interest    Amount       Unpaid
       Date     Loan          Period         Paid         Balance
       ----     ----          ------         ----         -------

                                   SCHEDULE 1

                       SUBSIDIARIES AND OTHER INVESTMENTS
                           (See Sections 5.8 and 6.13)

  Investment      Jurisdiction of     Owned      Amount of     Percent
  In              Organization        By         Investment    Ownership
  --              ------------        --         ----------    ---------

                                   SCHEDULE 2

                             INDEBTEDNESS AND LIENS
                       (See Sections 5.14, 6.10 and 6.14)


                                                                        Maturity
      Indebtedness    Indebtedness      Property             and Amount
      Incurred By     Owed To           Encumbered (If Any)  of Indebtedness
      -----------     -------           -------------------  ---------------


1)    MYR Group       Harris Bank       unsecured            5,000,000
2)    MYR Group       Harris Bank       unsecured            ?
3)    MYR Group       Harris Bank       unsecured            1,939,139
                                        LC obligation



Obligations 1 and 2 above will be repaid from the proceeds of borrowings under the Bank One Credit Agreement

                                    EXHIBIT F
                      FORM OF OPINION OF BORROWER'S COUNSEL


                                             ------------------- , 2000


The Agent and the Lenders who are parties to the Credit Agreement described below.

Gentlemen/Ladies:

            We are counsel for GPU, Inc. ("GPU") and have represented GPU in connection with its execution and delivery of a Support Agreement (the "Support Agreement") dated --------, 2000 with respect to an Agreement dated as of --------, 2000 (the "Agreement") among MYR Group, Inc., the Lenders named therein, and Bank One, NA, as Administrative Agent and LC Issuer, and providing for Advances in an aggregate principal amount not exceeding $50,000,000 at any one time outstanding. All capitalized terms used in this opinion and not otherwise defined herein shall have the meanings attributed to them in the Agreement.

            We have examined GPU's **[describe constitutive documents of GPU and appropriate evidence of authority to enter into the transaction]**, the Support Agreement and such other matters of fact and law which we deem necessary in order to render this opinion. Based upon the foregoing, it is our opinion that:

      l. GPU is a corporation, duly and properly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation and has all requisite authority to conduct its business in each jurisdiction in which its business is conducted.

      2. The execution and delivery by GPU of the Support Agreement and the performance by GPU of its obligations thereunder have been duly authorized by proper corporate proceedings on the part of GPU and will not:

            (a) require any consent of GPU's shareholders or members (other than any such consent as has already been given and remains in full force and effect);

            (b) violate (i) any law, rule, regulation, order, writ, judgment, injunction, decree or award binding on GPU or any of its Subsidiaries or
      (ii) GPU's or any such Subsidiary's articles or certificate of incorporation, partnership agreement, certificate of partnership, articles or certificate of organization, by-laws, or operating or other management agreement, as the case may be, or (iii) the provisions of any indenture, instrument or agreement to which GPU or any of its Subsidiaries is a party or is subject, or by which it, or its Property, is bound, or conflict with or constitute a default thereunder; or

            (c) result in, or require, the creation or imposition of any Lien in, of or on the Property of GPU or a Subsidiary pursuant to the terms of any indenture, instrument or agreement binding upon the Borrower or any of its Subsidiaries.

      3. The Support Agreement has been duly executed and delivered by GPU and constitutes the legal, valid and binding obligation of GPU enforceable against GPU in accordance with its terms except to the extent the enforcement thereof may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally and subject also to the availability of equitable remedies if equitable remedies are sought.

      4. There is no litigation, arbitration, governmental investigation, proceeding or inquiry pending or, to the best of our knowledge after due inquiry, threatened against GPU or any of its Subsidiaries which, if adversely determined, could reasonably be expected to have a Material Adverse Effect.

      5. No order, consent, adjudication, approval, license, authorization, or validation of, or filing, recording or registration with, or exemption by, or other action in respect of any governmental or public body or authority, or any subdivision thereof (including, without limitation, under the Public Utility Holding Company Act of 1935, as amended), which has not been obtained by GPU or any of its Subsidiaries, is required to be obtained by GPU or any of its Subsidiaries in connection with the execution and delivery of the Support Agreement, or the legality, validity, binding effect or enforceability of the Support Agreement.

            This opinion may be relied upon by the Agent, the Lenders and their participants, assignees and other transferees.

                                    Very truly yours,

                                    EXHIBIT G

                                November 28, 2000


Bank One, NA, as Administrative Agent and the Lenders under the Credit Agreement hereafter referred to

Ladies and Gentlemen:

As you are aware, MYR Group, Inc. ("MYR") is a wholly-owned subsidiary of GPU, Inc. ("GPU"). We are aware that certain lenders (the "Lenders") and Bank One, NA as administrative agent (the "Agent") and LC Issuer propose to enter into a Credit Agreement, dated as of November 28, 2000. In order to induce the Lenders, the Agent and the LC Issuer to enter into such a Credit Agreement, GPU hereby confirms as follows:

      1. GPU will not reduce its ownership in MYR without your prior written consent.

      2. GPU will not cause or permit MYR to make any dividend or other payment or distribution on its capital stock, or otherwise lend any amounts to GPU or redeem any shares of its capital stock during the term of the Credit Agreement without the written consent of the Lenders.

      3. Through the Board of Directors of MYR, GPU will provide appropriate management oversight to help it meet its financial obligations.

      4. GPU undertakes to utilize its best efforts to arrange for repayment of MYR's obligations under the Credit Agreement when they become due and payable, and further undertakes to utilize its best efforts to arrange for the financing of MYR's ongoing business operations as may be necessary or appropriate.

This letter shall terminate on and as of the Guaranty Date (as defined in the Credit Agreement.)

                                    Very truly yours,

                                    GPU, Inc.


                                    By:  -------------------------

                                   [EXHIBIT H

                                    GUARANTY

            GUARANTY, dated as of ----------, 2000 (this "Guaranty"), of GPU, INC., a Pennsylvania corporation (the "Parent"), in favor of the Administrative Agent, the LC Issuer and the Lenders under the Credit Agreement referred to herein.

                              W I T N E S S E T H:
                              - - - - - - - - - -
            WHEREAS, the Parent is the direct owner of 100% of the outstanding common stock of MYR Group, Inc., a Delaware corporation (the "Borrower");

            WHEREAS, the Borrower has made and intends to make borrowings from the Lenders pursuant to that certain $50,000,000 Credit Agreement, dated as of ----------, 2000 (said Agreement, as it may hereafter be amended or otherwise modified from time to time, being the "Credit Agreement", the terms defined therein and not otherwise defined herein being used herein as therein defined), among the Borrower, the Lenders named therein and Bank One, NA, as Administrative Agent and LC Issuer thereunder;

            WHEREAS, the Parent desires to enter into this Guaranty in order to enable the Borrower to incur and maintain debt under the Credit Agreement; and

            WHEREAS, the Parent understands and agrees that the Agent, the LC Issuer and the Lenders will rely hereon in making and maintaining extensions of credit to the Borrower;

            NOW, THEREFORE, in consideration of the premises, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows for the benefit of the Administrative Agent, the LC Bank and each Lender:

            SECTION 1. Guaranty. (a) The Parent hereby unconditionally and irrevocably guarantees the punctual payment when due, whether at stated maturity, by acceleration or otherwise, of all obligations (whether payable at scheduled maturity, upon acceleration, as a mandatory prepayment or otherwise) of the Borrower now or hereafter existing under the Credit Agreement, whether for principal, interest, fees, expenses or otherwise (such obligations being the "Obligations"), and agrees to pay any and all expenses (including reasonable counsel fees and expenses) incurred by the Agent, the LC Issuer and any Lender in enforcing any rights under this Guaranty. Without limiting the generality of the foregoing, the Parent's liability shall extend to all amounts that constitute part of the Obligations and would be owed by the Borrower to the Agent, the LC Issuer and the Lenders under the Credit Agreement and the other documents entered into in connection therewith (collectively, the "Loan Documents") but for the fact that they are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving the Borrower.

            SECTION 2. Guaranty Absolute. The Parent guarantees that the Obligations will be paid strictly in accordance with the terms of the Credit Agreement, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of the Agent, the LC Issuer or any Lender, as the case may be, with respect thereto. The obligations of the Parent under this Guaranty are independent of the Obligations, and a separate action or actions may be brought and prosecuted against the Parent to enforce this Guaranty, irrespective of whether any action is brought against the Borrower or whether the Borrower is joined in any such action or actions. The liability of the Parent under this Guaranty shall, to the fullest extent permitted by law, be absolute, irrevocable and unconditional irrespective of, and the Parent waives any defense based upon:

            (i) any lack of validity or enforceability of the Credit Agreement or any other agreement or instrument relating thereto;

            (ii) any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations, or any other amendment or waiver of or any consent to departure from the Credit Agreement, including, without limitation, any increase in the Obligations resulting from the extension of additional credit to the Borrower;

            (iii) any taking, exchange, release or non-perfection of any collateral, or any taking, release or amendment or waiver of or consent to departure from any other guaranty, for all or any of the Obligations;

            (iv) any manner of application of collateral, or proceeds thereof, to all or any of the Obligations, or any manner of sale or other disposition of any collateral for all or any of the Obligations or any other assets of the Borrower;

            (v) any change, restructuring or termination of the corporate structure or existence of the Borrower; or

            (vi) any other circumstance which might otherwise constitute a defense available to, or a discharge of, the Borrower or a guarantor.

This Guaranty shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Obligations is rescinded or must otherwise be returned by the Agent, the LC Issuer or any Lender upon the insolvency, bankruptcy or reorganization of the Borrower or otherwise, all as though such payment had not been made.

            SECTION 3. Waiver. The Parent hereby waives promptness, diligence, notice of acceptance and any other notice with respect to any of the Obligations and this Guaranty and any requirement that the Agent, the LC Issuer or any Lender protect, secure, perfect or insure any security interest or lien or any property subject thereto or exhaust any right or take any action against the Borrower or any other Affiliate or any collateral.

            SECTION 4. Subrogation. The Parent will not exercise any rights which it may acquire by way of subrogation under this Guaranty, by any payment made hereunder or otherwise, until all the Obligations and all other amounts payable under this Guaranty shall have been paid in full and the Commitments shall have expired or terminated. If any amount shall be paid to the Parent on account of such subrogation rights at any time prior to the later of (x) the payment in full of the Obligations and all other amounts payable under this Guaranty and (y) the expiration or termination of the Commitments, such amount shall be held in trust for the benefit of the Agent, the LC Issuer and the Lenders and shall forthwith be paid to the Agent to be credited and applied upon the Obligations, whether matured or unmatured, in accordance with the terms of the Credit Agreement and the other Loan Documents or to be held by the Agent as collateral security for any Obligations thereafter existing. If (i) the Parent shall make payment to the Agent, the LC Issuer and the Lenders of all or any part of the Obligations, (ii) all the Obligations and all other amounts payable under this Guaranty shall be paid in full and (iii) the Commitments shall have expired or terminated, the Agent, the LC Issuer and the Lenders (as appropriate) will, at the Parent's request, execute and deliver to the Parent appropriate documents, without recourse and without representation or warranty, necessary to evidence the transfer by subrogation to the Parent of an interest in the Obligations resulting from such payment by the Parent.

            SECTION 5. Representations and Warranties of the Parent. The Parent represents and warrants as follows:

            (a)  The  Parent  is  a  corporation  duly   incorporated,   validly
subsisting and in good standing under the laws of Pennsylvania.

            (b) The execution, delivery and performance by the Parent of this Guaranty are within the Parent's corporate powers, have been duly authorized by all necessary corporate action, and do not contravene (i) the Parent's charter or by-laws or (ii) any applicable law or any material contractual restriction binding on or affecting the Parent, and do not result in or require the creation of any Lien upon or with respect to any of its purposes.

            (c) No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution, delivery and performance by the Parent of this Guaranty, except for an appropriate order of the SEC under the Public Utility Holding Company Act of 1935, as amended (the "Utility Act"), which order has been duly obtained, is in full force and effect, is sufficient for its purpose and is not subject to any pending or, to the knowledge of the Parent, threatened appeal or other proceeding seeking reconsideration or review thereof.

            (d) This Guaranty is a legal, valid and binding obligation of the Parent enforceable against the Parent in accordance with its terms.

            (e) The audited consolidated balance sheet of the Parent and its Subsidiaries as at December 31, 1999, and the related audited consolidated statements of income and retained earnings of the Parent and its Subsidiaries for the fiscal year then ended, together with the notes thereto, and the unaudited consolidated balance sheet of the Parent and its Subsidiaries as at September 30, 2000, and the related unaudited consolidated statements of income and retained earnings of the Parent and its Subsidiaries for the nine-month period then ended, together with the notes thereto, copies of which have been furnished to the LC Issuer and each Lender, fairly present (subject, in the case of such unaudited financial statements, to year-end adjustments) the financial condition of the Parent and its Subsidiaries as at such dates and the results of the operations of the Parent and its Subsidiaries for the periods ended on such dates, all in accordance with generally accepted accountings principles consistently applied. Except as disclosed in the Annual Report of the Parent or any Utility Subsidiary (each, a "GPU Party") on Form 10-K for the fiscal year ended December 31, 1999 or in any GPU Party's Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2000, copies of which have been delivered to the Administrative Agent, since December 31, 1999, there has been no material adverse change in such financial condition or results of operations.

            (f) There has not been any failure by the Parent to file at or prior to the time required any reports or other filings with any regulatory authority having jurisdiction over it that would adversely affect the enforceability against the Parent of this Guaranty.

            (g) The Parent is not in default, and no condition exists which with notice or lapse of time or both would constitute a default, under any agreement to which the Parent is a party evidencing Indebtedness with a principal amount equal to or in excess of $20,000,000.

            [(h) The Parent owns beneficially and of record, free and clear of all Liens, directly or indirectly 100% of the common stock of each Metropolitan Edison Company, Mersey Central Power & Light Company and Pennsylvania Electric Company (each a "Utility Subsidiary") and of the Borrower.]

            (i) Except as disclosed any GPU Party's Annual Report on Form 10-K for the fiscal year ended December 31, 1999 or in any such GPU Party's Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2000, copies of which have been delivered to the Agent, there is no pending or, to any such GPU Party's knowledge, threatened action or proceeding affecting any such GPU Party or any of its Subsidiaries before any court, governmental agency or arbitrator that could reasonably be expected to materially adversely affect the financial condition or operations of the Parent or of the Parent and its Subsidiaries, taken as a whole, or could reasonably be expected to materially adversely affect the financial condition or operations of any Utility Subsidiary or any Utility Subsidiary and its Subsidiaries, taken as a whole.

            (j) Schedule B (Actuarial Information) to the 1999 annual report (Form 5500 Series) with respect to each Plan of the Parent, copies of which have been filed with the Internal Revenue
                                       82

Service and furnished to the Agent, is complete and accurate and fairly presents the funding status of such Plan, and since the date of such Schedule B there has been no material adverse change in such funding status.

            (k) Neither any GPU Party nor any member of the Parent's Controlled Group (an "ERISA Affiliate") has incurred or reasonably expects to incur any material withdrawal liability under ERISA to any Multiemployer Plan of the Parent or any ERISA Affiliate of the Parent.

            (l) Neither the Parent nor the Borrower is an "investment company" or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as amended.

            SECTION 6. Affirmative Covenants of the Parent. So long as any amount in respect of any Advance shall remain unpaid, any Lender shall have any Commitment or any Obligation (whether contingent or otherwise) shall remain unpaid, the Parent will or will cause each GPU Party to, unless the Required Lenders shall otherwise consent in writing:

            (a) Credit Agreement. To the extent required to prevent the occurrence of an Event of Default, cause the Borrower to perform and observe for the benefit of the Agent and the Lenders each and every covenant and agreement of the Borrower set forth in Article VI of the Credit Agreement, including but not limited to delivering to the Agent and the Lenders all financial statements and financial and other information required to be delivered pursuant to Section
6.1 of the Credit Agreement.

            (b) Payment of Taxes, Etc. Pay and discharge, and with respect to the Utility Subsidiaries, cause the payment and discharge of, all taxes, assessments and governmental charges or levies imposed upon any GPU Party or upon its income or profits, or upon any properties belonging to it, prior to the date on which penalties attach thereto, and all lawful claims which, if unpaid, might become a Lien upon any properties of such GPU Party, provided it shall not be required to pay any such tax, assessment, charge, levy or claim which is being contested in good faith and by proper proceedings.

            (c) Performance and Compliance with Other Agreements. Perform and comply with, and with respect to the Utility Subsidiaries, cause the performance by and compliance with, each of the material provisions of each material indenture, credit agreement, contract or other agreement by which such GPU Party is bound, non-performance or non-compliance with which would have a material adverse effect upon such GPU Party's business or credit or materially and adversely affect its ability to perform its obligations hereunder except material contracts or other agreements being contested in good faith.

            (d) Preservation of Corporate Existence, Conduct of Business, Etc. Except to the extent otherwise permitted under Section 7(d), preserve and maintain, and with respect to the Utility Subsidiaries, cause the preservation and maintenance of, such GPU Party's corporate existence in the jurisdiction of its incorporation, and cause the qualification and continued qualification with respect to the Utility Subsidiaries, and qualify and continue to qualify such GPU Party, as a foreign corporation in good standing in each jurisdiction in which such qualification is necessary or desirable in view of its business and operations or the ownership of such GPU Party's properties, except where the failure to be so qualified would not materially adversely affect its financial condition, operations, properties or business, and preserve its material rights, franchises and privileges to conduct its business substantially as conducted on the date hereof.

            (e) Compliance with Laws, Etc. Comply with, and, with respect to the Utility Subsidiaries, cause compliance with, the requirements of all applicable laws, rules, regulations and orders of any governmental authority, non-compliance with which would have a material adverse effect upon such GPU Party's business or credit or in any way materially and adversely affect its ability to perform its obligations hereunder except laws, rules, regulations and orders being contested in good faith.

            (f) Maintenance of Insurance. Maintain, and with respect to the Utility Subsidiaries, cause the maintenance of, insurance in effect at all times in such amounts as are available to such GPU Party and covering such risks as is usually carried by companies of a similar size, engaged in similar businesses and owning similar properties (including, without limitation, the operation and ownership of nuclear generating facilities) in the same general geographical area in which such GPU Party operates, either with responsible and reputable insurance companies or associations, or, in whole or in part, by establishing reserves of one or more insurance funds, either alone or with other corporations or associations.

            (g) Books and Records; Inspection Rights. Keep and, with respect to the Utility Subsidiaries, cause each of them to keep, proper books of record and account in which entries shall be made of all financial transactions and assets and business of such GPU Party in accordance with GAAP; and at any reasonable time and from time to time, permit and, with respect to the Utility Subsidiaries, cause each of them to permit, the Agent, the LC Issuer or any Lender or any agents or representatives thereof to examine and make copies of and abstracts from the records and books of account of, and visit the properties of, such GPU Party and to discuss the affairs, finances and accounts of such GPU Party with any of its officers or directors.

            [(h) Ownership of Utility Subsidiaries and Borrower. Maintain at all times direct or indirect beneficial ownership, free and clear of all Liens other than those permitted by Section 7(a)(iii), of 100% of all outstanding shares of common stock of each Utility Subsidiary and the Borrower.]

            (i) Debt to Total Capitalization. Maintain at all times a ratio of Adjusted Debt (as defined below) to Total Capitalization (as defined below) of not more than 0.68 to 1.0. As used herein: (i)"Adjusted Debt" means all consolidated Debt of the Parent and its Subsidiaries, less: (A)

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Subordinated  Debt not exceeding the aggregate  principal amount of $400,000,000 and (B) Securitization Securities not exceeding the aggregate principal amount of $900,000,000; (ii) "Securitization Securities" means transition bonds issued pursuant to the New Jersey Electric Discount and Energy Competition Act or the Pennsylvania Electricity Generation Customer Choice and Competition Act if (and only if) no recourse may be had to the Parent or any of the GPU Parties (or to their respective assets) for the payment of such obligations, other than for failure to collect and pay over the rates, taxes and/or charges provided for in such legislation to service such obligations; (iii) "Subordinated Debt" means subordinated Debt incurred by any Utility Subsidiary as a result of the
borrowings    of   the   proceeds   of   any    trust-originated    or   limited
partnership-originated preferred securities by such Utility Subsidiary; "Total Capitalization" means the sum of (i) consolidated Debt of the Parent and its Subsidiaries (other than Securitization Securities excluded from the computation of Adjusted Debt), plus (ii) the sum of the capital stock (excluding treasury stock and capital stock subscribed for and unissued) and surplus (including earned surplus, capital surplus, translation adjustment and the balance of the current profit and loss account not transferred to surplus) accounts of the Parent and its Subsidiaries appearing on a consolidated balance sheet of the Parent and its Subsidiaries, in each case prepared as of the date of determination in accordance with generally accepted accounting principles consistent with those applied in the preparation of the financial statements referred to in Section 5(e), after eliminating all intercompany transactions and all amounts properly attributable to minority interests, if any, in the stock and surplus of subsidiaries; and (v) "Debt" of any Person shall mean (a) indebtedness for borrowed money, (b) obligations evidenced by bonds, debentures, notes or other similar instruments, (c) obligations to pay the deferred purchase price of property or services, (d) obligations as lessee under leases which shall have been or should be, in accordance with generally accepted accounting principles, recorded as capital leases, (e) obligations under direct or indirect guaranties in respect of, and obligations (contingent or otherwise) to purchase or otherwise acquire, or otherwise to assure a creditor against loss in respect of, indebtedness or obligations of others of the kinds referred to in clauses
(a) through (d) above, (f) liabilities in respect of unfunded vested benefits under Plans, and (g) withdrawal liability incurred under ERISA by such Person or any of its Affiliates to any Multiemployer Plan.

            (j) Furnish to the LC Bank and each Lender, and cause each Utility Subsidiary to furnish to the LC Issuer and each Lender:

                  (i) as soon as possible and in any event within three Business
            Days after the occurrence of each Default applicable to such GPU Party and each Unmatured Default applicable to such GPU Party continuing on the date of such statement, the statement of the chief financial officer or vice president and treasurer of such GPU Party setting forth details of such Default or Unmatured Default and the action which such GPU Party proposes to take with respect thereto;

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



                  (ii) as soon as  available  and in any event within sixty days after the end of each of the first three quarters of each fiscal year of such GPU Party, a balance sheet of such GPU Party as of the end of such quarter and statements of income and retained earnings and cash flows of such GPU Party (in the case of the Parent, on a consolidated and consolidating basis) for the 3-month and 12-month periods ending with the end of such quarter, setting forth in each case in comparative form the corresponding figures as of the end of and for the 3-month and the 12-month periods ending on the corresponding date of the preceding fiscal year, all in reasonable detail and duly certified (subject to year-end audit adjustments) by the chief financial officer or vice president and treasurer of such GPU Party as having been prepared in accordance with generally accepted accounting principles consistently applied, together with a certificate of said officer stating that said officer has no knowledge that a Default or an Unmatured Default, in each case, applicable to such GPU Party, has occurred and is continuing or, if a Default or an Unmatured Default applicable to such Affiliate has occurred and is continuing, a statement as to the nature thereof and the action which such GPU Party proposes to take with respect thereto;

                  (iii) as soon as available and in any event within ninety days after the end of each fiscal year of each GPU Party, a copy of the audited balance sheet for such year for such GPU Party including therein an audited balance sheet as of the end of such fiscal year and audited statements of income and retained earnings and cash flows of such GPU Party (in the case of the Parent, on a consolidated and consolidating basis) for such fiscal year, in each case certified (except for the consolidating financial statements) by PriceWaterhouseCoopers LLP or other independent public accountants of recognized standing reasonable acceptable to the Agent as having been prepared in accordance with generally accepted accounting principles consistently applied;

                  (iv) within  thirty days after the filing  thereof,  copies of all Annual Reports on Form 10-K (or successor form), Quarterly Reports on Form 10-Q (or successor form), and reports on Form 8-K (or successor form) of each GPU Party filed with the SEC;

                  (v) as soon as possible and in any event within three Business
            Days of the occurrence of a material adverse change in the financial condition or results of operations or prospects of such GPU Party, the statement of the chief financial officer or vice president and treasurer of such GPU Party setting forth the details of such change, the anticipated effects thereof and the action which such GPU Party proposes to take with respect thereto;

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



                  (vi) as soon as possible  and in any event  within  three days after any GPU Party acquires knowledge of the filing of any appeal of, or petition seeking modification or setting aside of, any order of the SEC under the Utility Act obtained in connection with this Guaranty, notice of such appeal or petition together with a copy thereof, if available;

                  (vii) as soon as  practicable  and in any event  within  three
            Business Days after any GPU Party acquires knowledge thereof, notice of any change in the Debt Rating or in any credit rating used to determine the Debt Rating;

                  (viii) as soon as  practicable  and in any event  within three
            Business Days after any GPU Party acquires knowledge thereof, notice of any change in the short-term debt borrowing limit prescribed by the SEC for any GPU Party under the Public Utility Holding Company Act of 1935 (such GPU Party's "Short-Term Debt Limit");

                  (ix) together with the financial statements delivered pursuant to paragraphs (ii) and (iii) above, a certificate of the chief financial officer or vice president and treasurer of the Parent setting forth in reasonable detail the calculations used in determining compliance by each relevant GPU Party with Section 6(i) and 7(b)(viii) as of the last day of the period or periods covered by such financial statements; and

                  (x) such other information respecting the business, properties or the condition or operations, financial or otherwise, of such GPU Party as any Lender may through to Agent from time to time reasonably request.


            SECTION 7. Negative Covenants of the Parent. So long as any amount in respect of any Advance shall remain unpaid, any Lender shall have any Commitment or any Obligation (whether contingent or otherwise) shall remain unpaid, the Parent will not and will not cause any other GPU Party to, unless the Required Lenders shall otherwise consent in writing:

            (a) Liens, Etc. Create, incur, assume or suffer to exist, or permit any Utility Subsidiary to create, incur, assume or suffer to exist, any mortgage, deed of trust, pledge, lien, security interest or other charge or encumbrance, or any other type of preferential arrangement, upon or with respect to any of such GPU Party's properties or rights, whether now owned or hereafter acquired (any of the foregoing being referred to herein as a "Lien"), or assign any right to receive income, services or property, except that the foregoing restrictions shall not apply to any such assignments in connection with the issuance of Securitization Securities not exceeding $900,000,000 at any time outstanding or to Liens:
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


                  (i)   existing on the date hereof;

                  (ii) created to secure any  Indebtedness  of a GPU Party under any agreement or other document listed on Schedule I hereto and any extensions, renewals or refinancing of any such Indebtedness, provided that, in connection with any such extension, renewal or refinancing, the principal amount of such Indebtedness shall not be increased; provided, further, however, that no Lien created to secure any such Indebtedness shall extend to or cover property of any type which is excluded therefrom on the date hereof;

                  (iii) for taxes, assessments or governmental charges or levies on property of such GPU Party if the same shall not at the time be delinquent or thereafter can be paid without penalty, or are being contested in good faith and by appropriate proceedings;

                  (iv) imposed by law,  such as  carriers',  warehousemen's  and mechanics' Liens and other similar Liens arising in the ordinary course of business;

                  (v) arising out of pledges or deposits (A) under worker's compensation laws, unemployment insurance, or other social security, or similar legislation, or (B) to secure the performance of bids, tenders, contracts (other than contracts for the payment of money), leases, surety or similar bonds or other similar obligations, in each case under this clause (B) made in the ordinary course of business in an amount not to exceed $15,000,000 in the aggregate for all GPU Parties at any one time outstanding;

                  (vi) arising out of purchase money mortgages or other Liens on property acquired by such GPU Party in the ordinary course of business to secure the purchase price of such property or to secure Indebtedness incurred solely for the purpose of financing the acquisition of any such property to be subject to such Liens, or Liens existing on any such property at the time of acquisition, or extensions, renewals or replacements of any of the foregoing for the same or a lesser amount, provided that no such Lien shall extend to or cover any property other than the property being acquired, and no such extension, renewal or replacement shall extend to or cover any property not theretofore subject to the Lien being extended, renewed or replaced;

                  (vii) affecting the fuel used in the power generating
            operations of any GPU Party;

                  (viii) constituting attachment, judgment and other similar Liens arising in connection with court proceedings, provided that the execution or other enforcement of such Liens is effectively stayed and the claims secured thereby are being actively contested in

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


            good faith by proper proceedings or the payment of which is covered in full (subject to customary deductible amounts) by insurance maintained with responsible and reputable insurance companies or associations and such applicable insurance company or association has acknowledged its liability therefor in writing;

                  (ix) constituting easements, restrictions and other similar encumbrances arising in the ordinary course of business, which in the aggregate do not materially adversely affect such GPU Party's use of its properties; or

                  (x) in  addition  to the  foregoing,  securing  amounts not to exceed in the aggregate $75,000,000 for each GPU Party at any one time outstanding.

            (b) Indebtedness. Create, incur, assume or suffer to exist, or permit any Utility Subsidiary to create, incur, assume or suffer to exist, any Indebtedness, except:

                  (i) Indebtedness of any Utility Subsidiary directly secured by Liens permitted by Section 7(a)(ii)-(vii);

                  (ii) Indebtedness of a GPU Party under any arrangement with any commercial bank pursuant to which such commercial bank has agreed (whether or not such agreement shall constitute a committed facility or shall otherwise be legally enforceable) to make unsecured loans or extend credit on an unsecured basis to one or more such GPU Parties up to a specified amount either on a demand basis or for periods of not in excess of 270 days or any similar financing arrangement commonly known as a "line of credit" (any such arrangement an "External Line"), commercial paper and other forms of unsecured short-term indebtedness, such commercial paper and such other unsecured short-term indebtedness having a stated maturity not in excess of 270 days from the date of issuance; provided, however, that the aggregate principal amount of all Indebtedness under External Lines of such GPU Party, such unsecured commercial paper of such GPU Party and such other unsecured short-term indebtedness of such GPU Party in each case at any one time outstanding, shall not exceed at any time (A) in the case of a GPU Party other than the Parent, such GPU Party's Short-Term Debt Limit, and (B) in the case of the Parent, the lesser of the Parent's Short-Term Debt Limit and $250,000,000;

                  (iii) Indebtedness of the Parent which is expressly and effectively subordinated to the Indebtedness hereunder and, without limiting the generality of the foregoing, which provides that, unless and until the Indebtedness hereunder shall have been paid in full, no payments of any kind, whether for

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


            principal, interest, premium, fees, expenses or otherwise, shall be made in the event of a Default described in Section 7.6, 7.7 or 7.8 of the Credit Agreement;

                  (iv) Indebtedness of any Utility  Subsidiary  arising from the purchase in the ordinary course of its business as conducted on the date hereof of fuel, supplies, equipment, services, electric energy and capacity with respect to which no assertion that such Indebtedness is delinquent in payment has been made and outstanding for more than 60 days, unless such GPU Party is contesting such assertion in good faith and by appropriate proceedings;

                  (v) Indebtedness with respect to unfunded vested benefits under Plans or withdrawal liability incurred under ERISA by any GPU Party or any of its ERISA Affiliates to any Multiemployer Plan of such Affiliate;

                  (vi) Indebtedness of any Utility Subsidiary with respect to capital lease obligations;

                  (vii) Indebtedness of any Utility Subsidiary with respect to obligations arising under arrangements for the lease of nuclear fuel and materials;

                  (viii) any unsecured Indebtedness not to exceed until the date of the merger of the Parent with and into First Energy Corp., an Ohio corporation, (A) in the case of the Parent (on an unconsolidated basis), the aggregate amount of $2,000,000,000 and
            (B) in the case of each Utility Subsidiary, the aggregate amount of $200,000,000 at any one time outstanding;

                  (ix) Debt of a GPU Party (A) in respect of Securitization Securities in amounts not in excess of $900,000,000 at any time outstanding or Subordinated Debt in amounts not in excess of $400,000,000 at any time outstanding and (B) under any of those agreements and other documents listed on Schedule I hereto (or under any indenture in which the Debt is secured by first mortgage bonds referenced on Schedule I), as such agreements and other documents may be amended or supplemented from time to time, and any extensions, renewal or refinancings of any such Debt, provided, that in connection with any such extension, renewal or refinancing, the principal amount of such Debt shall not be increased; and

                  (x) other unsecured Debt not in excess of the amount otherwise permitted under Section 6(i).

            (c)   Assumptions,   Guaranties,  Etc.  of  Indebtedness  of  Other
Persons. Assume, guarantee, endorse or otherwise become directly or contingently liable, or permit the Utility Subsidiaries to assume, guarantee, endorse or otherwise become directly or indirectly liable (including, without limitation, in any case, liable by way of agreement, contingent or otherwise, to purchase, to provide funds for payment, to supply funds to or otherwise invest in the debtor or otherwise to assure the creditor against loss) in connection with any obligation or Indebtedness of any other Person, except:



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



                  (i) guaranties by endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business;

                  (ii)  obligations to pay insurance premiums;

                  (iii) guaranties existing on the date hereof to the extent permitted pursuant to Section 7(b)(viii);

                  (iv) guaranties by any Utility Subsidiary of obligations of any Subsidiary of such Utility Subsidiary to the extent permitted pursuant to Section 7(b)(viii);

                  (v) indemnifications of any GPU Party or GPU Services, Inc. or GPU Nuclear, Inc. for the benefit of suppliers and contractors of property or services to any GPU Party (other than the Parent) with respect to nuclear material and facilities;

                  (vi) guaranties or indemnifications by any GPU Party issued in the ordinary course of business of such GPU Party (and not covering the payment or performance of any GPU Party's indebtedness for borrowed money) such as self-insurance guaranties and those issued in favor of surety companies issuing indemnity bonds, third party vendors or customers to promote conservation of energy or cogeneration, stock transfer agents, lessors or vendors of equipment, supplies or services; and

                  (vii) guaranties by the Parent of obligations of any GPU Party
            (only for so long as such GPU Party is a Subsidiary of Parent) to the extent permitted pursuant to Section 7(b)(viii).

            (d) Mergers, Etc. Merge or consolidate with any Person (other than the merger of the Parent with and into First Energy Corp., an Ohio corporation), unless:

                  (i) the  surviving  or  resulting  entity is a GPU Party  that agrees to be bound hereby pursuant to a writing in form and substance reasonably acceptable to the Agent;

                  (ii) immediately after giving effect thereto no Default or Unmatured Default applicable to the surviving or resulting Person shall have occurred and be continuing; and

                  (iii) the senior  unsecured debt of the surviving or resulting
             Person shall be rated at least BBB- by S&P and at least Baa3 by Moody's.
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



            (e) Sale of Assets, Etc. From the date hereof until the Facility Termination Date, the Parent will not, and will not permit or cause any GPU Party to, sell, transfer, lease, assign or otherwise convey or dispose of 25% or more of its assets (whether now owned or hereafter acquired), in any single or series of transactions, whether or not related, except for (i) dispositions of current assets in the ordinary course of business as conducted on the date hereof, (ii) dispositions of assets not exceeding 5% of such GPU Party's assets in connection with sale-leaseback transactions relating to such assets, (iii) conveyances of assets from one GPU Party to another and (iv) dispositions of any generating and related assets of any GPU Party listed on Schedule II hereto, provided that before and after giving effect to any such disposition, no Default under Section 7.2 of the Credit Agreement shall have occurred and be continuing.

            (f) Constituent Documents, Etc. The Parent will not, and will not permit or cause any GPU Party to, change in any material respect, the nature of its business, charter, certificate of incorporation or other similar document, accounting policies or accounting practices (except as required or permitted by the Financial Accounting Standards Board or generally accepted accounting principles and except as contemplated in connection with the merger of the Parent with and into First Energy Corp.) (it being agreed that such portion of any change to a charter, certificate of incorporation or other similar document that provides for the issuance of equity shall not be deemed material) or cease to engage principally in the business of the transmission and distribution of electric power.

            SECTION 8 Waivers. (a) The Parent hereby waives any failure or delay on the part of the Agent, the LC Issuer or any Lender in asserting or enforcing any of its rights or in making any claims or demands hereunder. The Borrower, the Agent, the LC Issuer or any Lender may at any time, without the Parent's consent, without notice to the Parent and without affecting or impairing the Borrower's, the Agent's, the LC Issuer's or such Lender's rights or the Parent's obligations hereunder, do any of the following with respect to any Loan Document to which it is a party: (i) make changes, modifications, amendments or alterations thereto, by operation of law or otherwise, including, without limitation (in the case of the Credit Agreement and the Notes), any increase in the Commitments or the rate of interest payable with respect to Advances or any change in the method of calculating the rate of interest payable with respect thereto, (ii) grant renewals and extensions of time, for payment or otherwise,
(iii) accept new or additional documents, instruments or agreements relating to or in substitution thereof, or (iv) otherwise handle the enforcement of their respective rights and remedies in accordance with their business judgment.

            (b) If the Parent shall at any time or from time to time fail to perform or comply with any of its obligations contained herein and if for any reason any Agent, the LC Issuer or any Lender shall have failed to receive when due and payable (whether at stated maturity, by acceleration, or otherwise) the

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payment of all or any part of principal  of, or interest on, or any other amount payable by the Borrower in respect of any Obligations owing to such Agent, the LC Issuer or such Lender (as the case may be), then in each case, to the fullest extent permitted by law, (i) it shall be assumed conclusively without necessity of proof that such failure by the Parent was the sole and direct cause of such Agent's, the LC Issuer's or such Lender's (as the case may be) failure to receive such payment when due irrespective of any other contributing or intervening cause whatsoever, and (ii) the Parent further irrevocably waives any right or defense that the Parent may have to cause such Agent, the LC Issuer or any Lender (as the case may be) to prove the cause or amount of any damages or to mitigate the same.

            (c) The Parent irrevocably waives, to the fullest extent permitted by law and for the benefit of, and as a separate undertaking with, the Agent, the LC Issuer and each Lender, any defense to the performance of this Guaranty that may be available to the Parent as a consequence of this Guaranty's being rejected or otherwise not assumed by the Borrower or any trustee or similar official for the Borrower or for any substantial part of the property of the Borrower, or as a consequence of this Guaranty's being otherwise terminated or modified, in any bankruptcy or insolvency proceeding, whether such rejection, non-assumption, termination or modification shall have been by reason of this Guaranty's being held to be an executory contract or by reason of any other circumstance. If, notwithstanding the foregoing, this Guaranty shall be rejected or otherwise not assumed, or terminated or modified, the Parent agrees, to the fullest extent permitted by law, for the benefit of, and as a separate undertaking with, the Agent, the LC Issuer and each Lender, that the Parent will be unconditionally liable to pay to the Agent, the LC Issuer and each Lender (as the case may be) an amount equal to each payment that would otherwise be payable by the Parent under or in connection with this Guaranty if this Guaranty were not so rejected or otherwise not assumed or terminated or modified.

            SECTION 9.  Amendments,  Etc.  Subject to the  provisions of Section
12.1 of the Credit Agreement, no amendment or waiver of any provision of this Guaranty, nor consent to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by both parties and consented to by the Required Lenders.

            SECTION 10. Notices. All notices and other  communications  provided for hereunder shall be in writing (including telecopy transmission) and (except when particular means are specified) mailed, faxed or delivered, if to the Parent or the Borrower, at 310 Madison Avenue, Morristown, New Jersey 07962-1957, Attention: Vice President and Treasurer, telecopy: 201-263-6977; if to any Lender, to the address specified for notice pursuant to the Credit Agreement; and if to the Agent, at its address specified for notice pursuant to the Credit Agreement; or, as to each party, at such other address as shall be designated by such party in a written notice to the other parties. All such notices and communications shall, when mailed or telecopied, be effective when deposited in the mails or transmitted, respectively.
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


            SECTION 11. Costs, Expenses and Taxes. (a) The Parent agrees to pay on demand all reasonable costs and expenses in connection with the preparation, execution, delivery, modification and amendment of this Guaranty, and all costs and expenses, if any (including, without limitation, reasonable counsel fees and expenses), in connection with the enforcement (whether through negotiations, legal proceedings or otherwise) of this Guaranty. The Parent also agrees to indemnify the Agent, the LC Issuer and each Lender from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against any Agent, the LC Bank or any Lender (as the case may be) in any way relating to or arising out of this Guaranty or any action taken or omitted by the Agent, the LC Issuer or any Lender hereunder, except for such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the gross negligence or willful misconduct of the Person seeking such indemnity.

            (b) Any and all payments made by the Parent shall be made free and clear of and without deduction for any and all current or future United States Federal, state and local taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect to such payments, but only to the extent reasonably attributable to such payments, excluding (i) income taxes imposed on the net income of the Agent, the LC Issuer or any Lender and (ii) franchise taxes imposed on the net income of the Agent, the LC Issuer or any Lender, in each case by the jurisdiction under the laws of which the Agent, the LC Issuer or such Lender is organized or doing business through offices or branches located therein, or any political subdivision thereof (all such nonexcluded taxes, levies, imposts, deductions, charges, withholdings and liabilities, collectively or individually, "Taxes"). If the Parent shall be required to deduct any Taxes from or in respect of any sum payable hereunder to the Agent, the LC Issuer or any Lender, (i) the sum payable shall be increased by the amount (an "additional amount") necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 11), the Agent, the LC Issuer or such Lender (as the case may
be) shall receive an amount equal to the sum it would have received had no such deductions been made, (ii) the Parent shall make such deductions and (iii) the Parent shall pay the full amount deducted to the relevant governmental authority in accordance with applicable law.

            (c) In addition, the Parent shall pay to the relevant governmental authority in accordance with applicable law any current or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies that arise from any payment made hereunder or from the execution, delivery or registration of, or otherwise with respect to, this Guaranty ("Other Taxes").

            (d) The Parent shall indemnify the Agent, the LC Issuer and each Lender (as the case may be) for the full amount of Taxes and Other Taxes with respect to payments paid by such
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


person, and any liability (including penalties, interest and expenses (including reasonable attorney's fees and expenses)) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted by the relevant United States governmental authority. A certificate setting forth and containing an explanation in reasonable detail of the manner in which such amount shall have been determined and the amount of such payment or liability prepared by a Lender, the LC Issuer or the Agent on their behalf, absent manifest error, shall be final, conclusive and binding for all purposes. Such indemnification shall be made within 30 days after the date the Agent, the LC Issuer or the Lender, as the case may be, makes written demand therefor.

            (e) If the Agent, the LC Issuer or a Lender shall become aware that it is entitled to claim a refund from a United States governmental authority in respect of Taxes or Other Taxes as to which it has been indemnified by the Parent, or with respect to which the Parent has paid additional amounts, pursuant to this Section 11, it shall promptly notify the Parent of the availability of such refund claim and shall, within 30 days after receipt of a request by the Parent, make a claim to such United States governmental authority for such refund at the Parent's expense. If the Agent, the LC Issuer or a Lender receives a refund (including pursuant to a claim for refund made pursuant to the preceding sentence) in respect of any Taxes or Other Taxes as to which it has been indemnified by the Parent or with respect to which the Parent had paid additional amounts pursuant to this Section 11, it shall within 30 days from the date of such receipt pay over such refund to the Parent (but only to the extent of indemnity payments made, or additional amounts paid, by the Parent under this
Section 11 with respect to the Taxes or Other Taxes giving rise to such refund), net of all out-of-pocket expenses and without interest (other than interest paid by the relevant United States governmental authority with respect to such refund); provided, however, that the Parent, upon the request of the Agent, the LC Issuer or such Lender, agrees to repay the amount paid over to the Parent (plus penalties, interest or other charges) to the Agent, the LC Issuer or such Lender (as the case may be) in the event the Agent, the LC Issuer or such Lender (as the case may be) is required to repay such refund to such United States governmental authority.

            (f) As soon as practicable, but in any event within 30 days, after the date of any payment of Taxes or Other Taxes by the Parent to the relevant United States governmental authority, the Parent will deliver to the Administrative Agent, at its address referred to in Section 10, the original or a certified copy of a receipt issued by such United States governmental authority evidencing payment thereof.

            (g) Without prejudice to the survival of any other agreement contained herein, the agreements and obligations contained in this Section 11 shall survive the payment in full of the Obligations.


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



            (h) Each of the Administrative Agent, the LC Issuer and each Lender that is organized under the laws of a jurisdiction other than the United States, any State thereof or the District of Columbia (a "Non-U.S. Payee") shall deliver to the Parent and the Agent two copies of either United States Internal Revenue Service Form W-BEN, Forms W-ECI or Form W-8IMY, properly completed and duly executed by such Non-U.S. Payee claiming complete exemption from, or reduced rate of, United States Federal withholding tax on payments by the Parent under this Guaranty. Such forms shall be delivered by each Non-U.S. Payee on or before the date it becomes a party to the Credit Agreement (or, in the case of any Lender that becomes a party to the Credit Agreement pursuant to an Assignment and Acceptance (a "Transferee"), on or prior to the effective date of such Assignment and Acceptance) and on or before the date, if any, such Non-U.S. Payee changes its Applicable Lending Office by designating a different lending office (a "New Lending Office"). In addition, each Non-U.S. Payee shall deliver such forms promptly upon the obsolescence or invalidity of any form previously delivered by such Non-U.S. Payee. Notwithstanding any other provision of this
Section 11, a Non-U.S. Payee shall not be required to deliver any form pursuant to this Section 11 that such Non-U.S. Payee is not legally able to deliver.

            (i) The Parent shall not be required to indemnify any Non-U.S. Payee, or to pay any additional amounts to any Non-U.S. Payee, in respect of United States Federal, state or local withholding tax pursuant to paragraph (a) or (c) above to the extent that (i) the obligation to withhold amounts with respect to United States Federal, state or local withholding tax existed on the date such Non-U.S. Payee became a party to the Credit Agreement (or, in the case of a Transferee, on the effective date of the Assignment and Acceptance pursuant to which such Transferee becomes a Lender) or, with respect to payments to a New Lending Office, the date such Non-U.S. Payee designated such New Lending Office with respect to an Extension of Credit; provided, however, that this clause (i) shall not apply to any Lender that becomes a Lender or New Lending Office that becomes a New Lending Office as a result of an assignment or designation made at the request of the Parent; and provided further, however, that this clause (i) shall not apply to the extent the indemnity payment or additional amounts any Lender, the Agent, the LC Issuer or any Lender through a New Lending Office would be entitled to receive (without regard to this clause (i)) do not exceed the indemnity payment or additional amounts that the person making the assignment or transfer to such Lender, the Agent, the LC Issuer or such Lender making the designation of such New Lending Office would have been entitled to receive in the absence of such assignment, transfer or designation or (ii) the obligation to pay such additional amounts or such indemnity payments would not have arisen but for a failure by such Non-U.S. Payee to comply with the provisions of paragraph (h) above and (j) below.

            (j) Any of the Agent, the LC Issuer or any Lender claiming any indemnity payment or additional amounts payable pursuant to this Section 11 shall use reasonable efforts (consistent with legal and regulatory restrictions) to file any certificate or document reasonably requested in writing by the Parent or to change the jurisdiction of its Applicable Lending
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


Office if the making of such a filing or change would avoid the need for or reduce the amount of any such indemnity payment or additional amounts that may thereafter accrue and would not, in the good faith determination of the Agent, the LC Issuer or such Lender (as the case may be), be otherwise disadvantageous to such person.

            (k) Nothing contained in this Section 11 shall require the Agent, the LC Issuer or any Lender to make available to the Parent any of its tax returns (or any other information) that it deems to be confidential or proprietary.

            SECTION 12. Continuing Guaranty; Assignment under Credit Agreement. This Guaranty is a continuing guaranty and shall (i) remain in full force and effect, until the later of (x) the payment in full of the Obligations and all other amounts payable under this Guaranty and (y) the expiration or termination of the Commitments, (ii) be binding upon the Parent, its successors and assigns, and (iii) inure to the benefit of, and be enforceable by, the Agent, the LC Issuer and the Lenders and their respective successors, transferees and assigns. Without limiting the generality of the foregoing clause (iii), any Lender may assign or otherwise transfer all or any portion of its rights and obligations under the Credit Agreement in accordance with Section 12.1 of the Credit Agreement and the transferee shall thereupon become vested with all the benefits in respect thereof granted to such Bank herein or otherwise, subject, however, to the provisions of Article X (concerning the Agent) of the Credit Agreement. The Parent may not assign its rights and obligations hereunder other than to a GPU Party as a result of a merger or consolidation of the Parent permitted under
Section 7(d) hereof.

            SECTION 13. Governing Law. This Guaranty shall be governed by, and construed in accordance with, the laws of the State of New York, without giving effect to conflict of law principles.

            SECTION 14. Remedies. The remedies herein provided shall be cumulative and non-exclusive and shall be in addition to any other rights and remedies the Borrower may have under this Guaranty.

            SECTION 15. Jurisdiction; Venue; Waiver of Jury Trial; Right of Setoff. (a) The Parent hereby irrevocably and unconditionally submits to the nonexclusive jurisdiction of any New York State court or Federal court of the United States of America sitting in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to the Loan Documents, or for recognition or enforcement of any judgment, and hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. The Parent agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Subject to the foregoing and to paragraph (b)

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


below, nothing in any Loan Document shall affect any right that any party thereto may otherwise have to bring any action or proceeding relating to any Loan Document against any other party thereto in the courts of any jurisdiction.

            (b) The Parent hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or thereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to any Loan Document in any New York State or Federal court. The Parent hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

            (c) THE PARENT HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY RIGHTS IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ALL LITIGATION BASED ON THE LOAN DOCUMENTS, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THE LOAN DOCUMENTS, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN), OR ACTIONS OF THE PARENT. THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE AGENT, THE LENDERS AND THE LC ISSUER ENTERING INTO THE LOAN DOCUMENTS.

            (d) If (i) an Event of Default shall have occurred and be continuing and (ii) the request shall have been made or the consent granted as specified by [Section 6.02(a)] of the Credit Agreement to authorize the Agent to declare the Advances of the Borrower due and payable pursuant to the provisions of such Section [6.02(a)], each Lender and the LC Issuer is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender or the LC Issuer to or for the credit or the account of the Guarantor against any of and all the obligations of the Guarantor now or hereafter existing under this Guaranty held by such Lender or the LC Issuer, irrespective of whether or not such Lender or the LC Issuer shall have made any demand under this Guaranty and although such obligations may be unmatured. The rights of each Lender and the LC Issuer under this subsection are in addition to other rights and remedies (including other rights of setoff) which such Lender or the LC Issuer may have.

            IN WITNESS WHEREOF, the Parent has caused this Guaranty to be duly executed as of the day and year first above written.

                                    GPU, INC.


                                    By   ---------------------------------- ]
                                          Name:
                                          Title:

                                   SCHEDULE I


[1.   Jersey Central Power & Light Company
      First Mortgage Bonds
      --------------------
      Indenture, dated as of March 1, 1946, to United States Trust Company of New York, as Successor Trustee, as supplemented

      Debentures
      ----------

      Subordinated Debenture Indenture, dated as of May 1, 1999, to United States Trust Company of New York, as Trustee

      Senior Notes
      ------------

      Senior Note Indenture, dated as of July 1, 1999, to United States Trust Company of New York, as Trustee

2.    Metropolitan Edison Company

      First Mortgage Bonds
      --------------------

      Indenture, dated November 1, 1994, to United States Trust Company of New York, as Successor Trustee, as supplemented

      Debentures
      ----------

      Subordinated Debenture Indenture, dated as of May 1, 1999, to United States Trust Company of New York, as Trustee

      Senior Notes
      ------------

      Senior Note Indenture, dated as of April 1, 1999, to United States Trust Company of New York, as Trustee

3.    Pennsylvania Electric Company

      First Mortgage Bonds
      --------------------

      Mortgage and Deed of Trust, dated as of June 1, 1942, to United States Trust Company of New York, as Successor Trustee, as supplemented

      Debentures
      ----------

      Subordinated Debenture Indenture, dated as of July 1, 1994, to United States Trust Company of New York, as Trustee]

      Senior Notes
      ------------

      Senior Note Indenture dated as of April 1, 1999, to United States Trust Company of New York, as Trustee

                                   SCHEDULE II

                               GENERATING FACILITY


      Pumped Storage
      --------------

      Yards Creek Station, a 400 MW pumped storage facility located in northwestern New Jersey on a 1,373-acre site. JCP&L owns a 50% undivided ownership interest in the station.

                                CREDIT AGREEMENT

                       DATED AS OF ---------------- , 2000

                                      AMONG

                                MYR GROUP, INC.,

                                  THE LENDERS,

                                  BANK ONE, NA,
                      AS ADMINISTRATIVE AGENT AND LC ISSUER

                                       AND

                         BANC ONE CAPITAL MARKETS, INC.
                      AS LEAD ARRANGER AND SOLE BOOK RUNNER